Filed Pursuant to Rule 424(b)(2)
Registration No. 333-181014-01

CALCULATION OF REGISTRATION FEE

Title of each class of securities offered	Maximum aggregate offering price	Amount of registration fee
Pass Through Certificates, Series 2012-3C	$425,000,000	$57,970.00 (1)

(1)	The filing fee of $57,970.00 is calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED APRIL 27, 2012

$425,000,000

2012-3 PASS THROUGH TRUST

CLASS C PASS THROUGH CERTIFICATES, SERIES 2012-3

The Continental Airlines Class C Pass Through Certificates, Series 2012-3, are being offered under this prospectus supplement. No other pass through certificates of the same series will be issued. However, the Class C certificates will rank junior to the previously issued Continental Airlines Series 2012-1 and Series 2012-2 pass through certificates. The Class C certificates represent interests in a trust to be established in connection with this offering.

A portion of the proceeds from the issuance of the Class C certificates will be used by the Class C trust to acquire Series C equipment notes issued by Continental with respect to each of 23 Boeing aircraft currently owned by Continental and previously financed under the Continental Airlines Series 2012-1 or Series 2012-2 pass through certificates. The balance of such proceeds will be used to acquire Series C equipment notes issued by Continental to finance, together with equipment notes issued by Continental for the Series 2012-1 or the Series 2012-2 pass through certificates, the purchase by Continental of 19 new Boeing aircraft scheduled for delivery from December 2012 to September 2013. The Series C equipment notes will be secured by such 42 Boeing aircraft, which aircraft will also secure equipment notes held for either the Series 2012-1 pass through certificates or the Series 2012-2 pass through certificates.

Any proceeds of the Class C certificates not used to acquire Series C equipment notes on the issuance date of the Class C certificates will be held in escrow and will bear interest at the same rate as the Class C certificates. The Class C trust will use the escrowed funds to acquire Series C equipment notes when issued by Continental during the period for issuance of Series C equipment notes established for purposes of this offering.

Interest on the Series C equipment notes will be payable semiannually in each April and October after issuance, and the entire principal amount of the Series C equipment notes will be scheduled for payment in April 2018. Interest paid on the Series C equipment notes and on the escrowed funds will be distributed to holders of the Class C certificates on each April 29 and October 29, commencing April 29, 2013. The Class C certificates will not have the benefit of any liquidity facility.

The Class C certificates will not be listed on any national securities exchange.

The Class C certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, for so long as they are outstanding.

Investing in the Class C certificates involves risks. See “Risk Factors” beginning on page S-22.

Pass Through Certificates	Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class C	$425,000,000	6.125%	April 29, 2018	100%

(1)	Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class C certificates if any are purchased. The aggregate proceeds from the sale of the Class C certificates will be $425,000,000. Continental will pay the underwriters a commission of $5,312,500. Delivery of the Class C certificates in book-entry form only will be made on or about December 27, 2012.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lead Bookrunners

Credit Suisse	MORGAN STANLEY	Goldman, Sachs & Co.
Joint Structuring Agent	Joint Structuring Agent

Bookrunners

Citigroup	Deutsche Bank Securities

Co-Managers

Barclays	BofA Merrill Lynch	J.P. Morgan

The date of this prospectus supplement is December 12, 2012.

PRESENTATION OF INFORMATION

These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.

We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The “Index of Terms” attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.

At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

Prospectus Supplement

INDEX OF TERMS	APPENDIX I
APPRAISAL LETTERS	APPENDIX II
LOAN TO VALUE RATIO TABLES	APPENDIX III

PROSPECTUS

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Class C Certificates and Continental, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See “Incorporation of Certain Documents by Reference” in this Prospectus Supplement and the Prospectus.

Overview of Structure

Under the terms of two previously issued series of Continental pass through certificates designated as Series 2012-1 and 2012-2, we are entitled to sell Series C Equipment Notes secured by Aircraft financed under each such Prior Series. Accordingly, we have arranged the sale of the Class C Certificates so that we may sell such Series C Equipment Notes.

Each Prior Series of Certificates provides for the Class C Trustee to enter into the Intercreditor Agreement relating to such Prior Series. Class A Certificates and Class B Certificates were issued under each Prior Series. Under the terms of the Intercreditor Agreement for each Prior Series, payments from the Equipment Notes secured by Aircraft financed under such Prior Series (including the Series C Equipment Notes of such Prior Series) will be applied to satisfy required distributions to the Certificateholders of such Prior Series and the Liquidity Providers for such Prior Series before distribution is made to the Class C Trustee, to the extent provided in such Intercreditor Agreement. In addition, if an Indenture Default occurs with respect to Series C Equipment Notes relating to a Prior Series, the exercise of remedies will be controlled by the Trustees for the Certificates of the applicable Prior Series (or, in certain circumstances, the Liquidity Providers for such Prior Series) until they have received their required distributions.

The Series C Equipment Notes held for the Class C Trust will be cross-collateralized. This means that any proceeds from the exercise of remedies with respect to an Aircraft covered by a Prior Series that secures any such Series C Equipment Note or from any other exercise of remedies with respect to such Aircraft, after the payment of all Senior Equipment Notes issued with respect to such Prior Series then due, will (subject to the provisions of the U.S. Bankruptcy Code) be available to cover shortfalls then due under other Series C Equipment Notes issued with respect to the same Prior Series. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for the outstanding Series C Equipment Notes issued with respect to the same Prior Series until they have been paid in full and thereafter for the Series C Equipment Notes issued under the other Prior Series. Such excess proceeds will be subject to the Intercreditor Agreement of the Prior Series under which the Aircraft that produced such excess proceeds was financed. As a result, such excess proceeds will be applied to satisfy required distributions to the Certificateholders of such Prior Series before distribution is made to the Class C Trustee, to the extent provided in the Intercreditor Agreement applicable to such Prior Series. However, excess proceeds used to pay Series C Equipment Notes of another Prior Series will not be subject to the Intercreditor Agreement of such other Prior Series.

Summary of Terms of Certificates

	Prior Series		Class C Certificates
	2012-1	2012-2
Aggregate Outstanding Face Amount(1)	$892,138,000	$843,888,000	$425,000,000
Original Issuance Date	March 22, 2012	October 3, 2012	December 27, 2012
Number of Aircraft	21	21	42
Loan to Assumed Aircraft Value (cumulative)(2)	66.2%	65.2%	82.0%
Expected Principal Distribution Window (in years from applicable original issuance date)	1.6-12.1	1.6-12.1	5.3
Regular Distribution Dates	April 11 and October 11	April 29 and October 29	April 29 and October 29
Final Expected Distribution Date	April 11, 2024	October 29, 2024	April 29, 2018
Final Maturity Date	October 11, 2025	April 29, 2026	April 29, 2018
Minimum Denomination	$1,000	$1,000	$1,000
Section 1110 Protection	Yes	Yes	Yes
Liquidity Facility Coverage	3 semi-annual interest payments	3 semi-annual interest payments	None

(1)	In the case of the Prior Series, the Aggregate Outstanding Face Amount reflects the aggregate amount of all issued classes of Certificates of such Prior Series. Amounts are as of the expected Issuance Date.
(2)	See “—Loan to Aircraft Value Ratios”. These percentages are determined as of October 29, 2013, the first Class C Regular Distribution Date after all Aircraft listed under “Future Deliveries” in the chart under “—Equipment Notes and the Aircraft” are expected to have been financed pursuant to the applicable Prior Series and this Offering.

Equipment Notes and the Aircraft

The 42 Boeing aircraft expected to secure the Series C Equipment Notes to be purchased by the Class C Trust pursuant to this Offering will consist of 23 aircraft that were acquired by Continental prior to the date of this Prospectus Supplement and 19 aircraft scheduled for delivery from December 2012 to September 2013. Set forth below is certain information about these aircraft (assuming for the purposes of the chart below that all of the aircraft to be delivered in the future, including the first three Boeing 787-8 aircraft of the four Boeing 787-8 aircraft from which Continental may choose with respect to the Series 2012-2, are financed hereunder) and the Equipment Notes relating to each such aircraft:

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Delivery Month(1)	Appraised Value(2)	Principal Amount of Senior Equipment Notes	Principal Amount of Series C Equipment Notes	Series C Equipment Notes LTV(3)
Previously Delivered
Series 2012-1

Boeing 737-924ER	N75432	32835	February 2009	$42,970,000	$28,454,000	$6,274,000	80.8%
Boeing 737-924ER	N75433	33527	March 2009	42,990,000	28,524,000	6,220,000	80.8
Boeing 737-924ER	N75435	33529	May 2009	43,210,000	28,810,000	6,112,000	80.8
Boeing 737-924ER	N36447	31650	February 2012	51,293,333	33,912,000	7,543,000	80.8
Boeing 737-924ER	N81449	31651	March 2012	51,400,000	33,949,000	7,592,000	80.8
Boeing 737-924ER	N78448	40003	March 2012	51,380,000	33,949,000	7,576,000	80.8
Boeing 737-924ER	N38451	31646	April 2012	51,556,667	34,032,000	7,635,000	80.8
Boeing 737-924ER	N39450	40004	April 2012	51,540,000	34,032,000	7,622,000	80.8
Boeing 737-924ER	N68452	40005	May 2012	51,643,333	34,069,000	7,669,000	80.8
Boeing 737-924ER	N68453	41742	May 2012	51,650,000	34,069,000	7,674,000	80.8
Boeing 737-924ER	N38454	31640	June 2012	51,730,000	34,108,000	7,700,000	80.8
Boeing 737-924ER	N34455	41743	June 2012	51,740,000	34,108,000	7,708,000	80.8
Boeing 737-924ER	N37456	37205	September 2012	52,136,667	34,334,000	7,802,000	80.8
Boeing 737-924ER	N28457	41744	September 2012	52,136,667	34,334,000	7,802,000	80.8
Boeing 737-924ER	N38458	37199	September 2012	52,146,667	34,461,000	7,683,000	80.8
Boeing 737-924ER	N38459	37206	October 2012	52,363,333	34,461,000	7,858,000	80.8
Boeing 737-924ER	N34460	37200	November 2012	52,423,333	34,497,000	7,871,000	80.8

Boeing 787-8	N20904	34824	September 2012	123,230,000	81,819,000	17,774,000	80.8
Boeing 787-8	N26906	34829	October 2012	123,840,000	82,014,000	18,072,000	80.8
Boeing 787-8	N26902	34822	November 2012	124,620,000	82,101,000	18,615,000	80.8

Series 2012-2

Boeing 737-924ER	N39461	37201	November 2012	52,252,778	33,337,000	8,906,000	80.8
Boeing 737-924ER	N37462	37207	November 2012	52,252,778	33,337,000	8,906,000	80.8
Boeing 737-924ER	N39463	37208	December 2012	52,311,389	33,374,000	8,916,000	80.8

Future Deliveries
Series 2012-1

Boeing 787-8(4)	N45905	34825	December 2012	124,790,000	82,101,000	18,753,000	80.8

Series 2012-2

Boeing 737-924ER	N37464	41745	December 2012	52,311,389	33,374,000	8,916,000	80.8
Boeing 737-924ER	N37465	36599	January 2013	52,453,333	33,465,000	8,940,000	80.8
Boeing 737-924ER	N37466	31644	January 2013	52,453,333	33,465,000	8,940,000	80.8
Boeing 737-924ER	N38467	33537	February 2013	52,509,167	33,501,000	8,949,000	80.8
Boeing 737-924ER	N37468	32836	February 2013	52,509,167	33,501,000	8,949,000	80.8
Boeing 737-924ER	N36469	36600	March 2013	52,568,333	33,538,000	8,960,000	80.8
Boeing 737-924ER	N37470	37099	March 2013	52,568,333	33,538,000	8,960,000	80.8
Boeing 737-924ER	N37471	37102	April 2013	52,710,833	33,629,000	8,984,000	80.8
Boeing 737-924ER	N36472	31653	April 2013	52,710,833	33,629,000	8,984,000	80.8
Boeing 737-924ER	N38473	38702	May 2013	52,770,000	33,667,000	8,994,000	80.8
Boeing 737-924ER	N37474	31648	May 2013	52,770,000	33,667,000	8,994,000	80.8
Boeing 737-924ER	N39475	38703	June 2013	52,829,167	33,705,000	9,004,000	80.8
Boeing 737-924ER	N36476	37100	June 2013	52,829,167	33,705,000	9,004,000	80.8
Boeing 737-924ER	N27477	31647	July 2013	52,971,667	33,796,000	9,028,000	80.8
Boeing 737-924ER	N38479	31649	July 2013	52,971,667	33,796,000	9,028,000	80.8

Boeing 787-8	N27901	34821	December 2012	124,840,000	79,646,000	21,279,000	80.8
Boeing 787-8	N27903	34823	December 2012	124,840,000	79,646,000	21,279,000	80.8
Boeing 787-8	N29907	34830	July 2013	126,290,000	80,572,000	21,525,000	80.8

(1)	In the case of Aircraft listed under “Future Deliveries”, the indicated registration number, manufacturer’s serial number and delivery month for each aircraft reflect our current expectations, although these may differ for the actual aircraft financed hereunder. The deadline for purposes of financing the Aircraft scheduled for future delivery pursuant to this Offering is March 31, 2013 (in the case of the Series 2012-1) and December 31, 2013 (in the case of the Series 2012-2) or, in each case, later under certain circumstances. The financing pursuant to this Offering of Aircraft scheduled for future delivery is expected to be effected at delivery of such Aircraft by Boeing to Continental. However, if any aircraft scheduled for future delivery is delivered prior to the Issuance Date, the Series C Equipment Notes with respect to such aircraft may be issued on the Issuance Date. The actual delivery date for any Aircraft scheduled for future delivery may be subject to delay or acceleration. See “Description of the Aircraft and the Appraisals—Timing of Financing the Aircraft”. Continental has certain rights to substitute other aircraft if the scheduled delivery date of any Aircraft scheduled for future delivery is expected to be delayed for more than 30 days after the month scheduled for delivery. See “Description of the Aircraft and the Appraisals—Substitute Aircraft”. In addition, the three Boeing 787-8 aircraft to be financed under the Series 2012-2 will be selected by Continental from among four Boeing 787-8 aircraft. See “Description of the Aircraft and the Appraisals—The Appraisals” for information regarding the fourth Boeing 787-8 aircraft that may be financed under the Series 2012-2.
(2)	The appraised value of each Aircraft set forth above is the lesser of the average and median base values of such Aircraft as appraised by three independent appraisal and consulting firms in November or December 2012, in the case of Aircraft subject to Series 2012-1, and in September 2012, in the case of Aircraft subject to Series 2012-2. Such appraisals indicate appraised base value. For Aircraft not delivered to Continental as of the date of such appraisal, the appraised base value is projected as of the scheduled delivery month of the applicable Aircraft. In some cases with respect to Aircraft delivered to Continental prior to the date of the applicable appraisal, the appraised base value was adjusted for the maintenance status of the applicable Aircraft. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value”.
(3)	The LTV for the Series C Equipment Notes for each Aircraft was obtained by dividing (i) the expected outstanding principal amount of such Series C Equipment Notes together with the expected outstanding aggregate principal amount of the Senior Equipment Notes for such Aircraft as of the date of this Prospectus Supplement, in the case of each previously delivered Aircraft, or as of the scheduled delivery month, in the case of each Aircraft scheduled for future delivery by (ii) the appraised value of such Aircraft as of such date.
(4)	Under Series 2012-1, no Series C Equipment Notes relating to any Series 2012-1 aircraft may be issued until after this aircraft has been financed under Series 2012-1 or the period for such financing has ended.

Loan to Aircraft Value Ratios

The following tables set forth loan to Aircraft value ratios (“LTVs”) for the Series C Equipment Notes of each Prior Series and for the Class C Certificates as of October 29, 2013, the first Class C Regular Distribution Date after all Aircraft are expected to have been financed pursuant to the applicable Prior Series and the Offering, and each Class C Regular Distribution Date thereafter. The LTVs are not shown for the period prior to October 29, 2013 since during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation and therefore the LTVs for the Class C Certificates are not meaningful prior to that date. These tables should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value”.

	2012-1				2012-2
Date	Assumed Aircraft Value(1)	Senior Equipment Notes(2)	Series C Equipment Notes	Series C Equipment Notes LTV(3)	Assumed Aircraft Value(1)	Senior Equipment Notes(2)	Series C Equipment Notes	Series C Equipment Notes LTV(3)
October 29, 2013	$1,309,599,730	$866,557,057	$199,555,000	81.4%	$1,294,426,758	$843,888,000	$225,445,000	82.6%
April 29, 2014	1,289,004,595	840,976,115	199,555,000	80.7	1,274,585,908	817,237,538	225,445,000	81.8
October 29, 2014	1,268,409,460	815,395,172	199,555,000	80.0	1,254,745,058	793,557,273	225,445,000	81.2
April 29, 2015	1,247,814,325	789,814,229	199,555,000	79.3	1,234,904,208	769,878,386	225,445,000	80.6
October 29, 2015	1,227,219,190	764,233,286	199,555,000	78.5	1,215,063,358	746,200,947	225,445,000	80.0
April 29, 2016	1,206,624,055	738,652,344	199,555,000	77.8	1,195,222,508	722,525,025	225,445,000	79.3
October 29, 2016	1,186,028,920	713,071,401	199,555,000	76.9	1,175,381,658	698,850,705	225,445,000	78.6
April 29, 2017	1,165,433,785	687,490,458	199,555,000	76.1	1,155,540,808	675,178,054	225,445,000	77.9
October 29, 2017	1,144,838,650	661,909,515	199,555,000	75.2	1,135,699,958	651,507,175	225,445,000	77.2
April 29, 2018	1,124,243,516	636,328,573	—	—	1,115,859,108	627,838,148	—	—
October 29, 2018	1,103,648,381	610,747,630	—	—	1,096,018,258	604,719,095	—	—
April 29, 2019	1,083,053,246	585,166,687	—	—	1,076,177,408	581,044,178	—	—
October 29, 2019	1,062,458,111	559,585,744	—	—	1,056,336,558	557,899,610	—	—
April 29, 2020	1,041,862,976	493,591,080	—	—	1,036,495,708	534,219,258	—	—
October 29, 2020	1,021,267,841	475,059,372	—	—	1,016,654,858	462,785,283	—	—
April 29, 2021	1,000,672,706	456,527,663	—	—	996,814,008	445,058,800	—	—
October 29, 2021	980,077,571	437,995,955	—	—	976,973,158	427,822,548	—	—
April 29, 2022	959,482,436	419,464,246	—	—	957,132,308	410,089,728	—	—
October 29, 2022	938,887,301	400,932,538	—	—	937,291,458	392,827,526	—	—
April 29, 2023	918,292,166	382,400,829	—	—	917,450,608	375,088,846	—	—
October 29, 2023	897,697,031	363,869,121	—	—	897,609,758	357,801,199	—	—
April 29, 2024	877,101,896	—	—	—	877,768,908	340,057,205	—	—
October 29, 2024	—	—	—	—	857,928,058	—	—	—

	2012-3
Date	Assumed Aircraft Value(1)	Combined Class A and Class B of Both Prior Series(2)	Class C Certificates	Class C Certificates LTV(3)
October 29, 2013	$2,604,026,488	$1,710,445,057	$425,000,000	82.0%
April 29, 2014	2,563,590,503	1,658,213,653	425,000,000	81.3
October 29, 2014	2,523,154,519	1,608,952,445	425,000,000	80.6
April 29, 2015	2,482,718,534	1,559,692,615	425,000,000	79.9
October 29, 2015	2,442,282,549	1,510,434,233	425,000,000	79.2
April 29, 2016	2,401,846,564	1,461,177,369	425,000,000	78.5
October 29, 2016	2,361,410,579	1,411,922,105	425,000,000	77.8
April 29, 2017	2,320,974,594	1,362,668,512	425,000,000	77.0
October 29, 2017	2,280,538,609	1,313,416,690	425,000,000	76.2
April 29, 2018	2,240,102,624	1,264,166,721	—	—
October 29, 2018	2,199,666,639	1,215,466,725	—	—
April 29, 2019	2,159,230,654	1,166,210,866	—	—
October 29, 2019	2,118,794,669	1,117,485,354	—	—
April 29, 2020	2,078,358,684	1,027,810,338	—	—
October 29, 2020	2,037,922,699	937,844,655	—	—
April 29, 2021	1,997,486,714	901,586,464	—	—
October 29, 2021	1,957,050,729	865,818,503	—	—
April 29, 2022	1,916,614,744	829,553,975	—	—
October 29, 2022	1,876,178,759	793,760,064	—	—
April 29, 2023	1,835,742,774	757,489,675	—	—
October 29, 2023	1,795,306,789	721,670,320	—	—
April 29, 2024	1,754,870,804	340,057,205	—	—
October 29, 2024	857,928,058	—	—	—

(footnotes appear on following page)

(1)	We have assumed that all Aircraft will be financed under the applicable Prior Series and this Offering prior to October 29, 2013, and that the appraised value of each Aircraft, determined as described under “—Equipment Notes and the Aircraft”, declines from that of the initial appraised value of such Aircraft by approximately 3% per year prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value”.
(2)	In calculating the expected outstanding principal amounts of the Senior Equipment Notes and the expected outstanding aggregate face amounts of the Class A and Class B Certificates, we have assumed that the Trusts will acquire the Equipment Notes for all Aircraft. Outstanding balances as of each Regular Distribution Date are shown after giving effect to scheduled principal payments on the Senior Equipment Notes and the related distributions expected to be made during the month that includes such distribution date.
(3)	The LTVs for the Series C Equipment Notes of each Prior Series were obtained for each Class C Regular Distribution Date by dividing (i) the expected outstanding aggregate principal amount of the Series C Equipment Notes of such Prior Series together with the expected outstanding aggregate principal amount of the Senior Equipment Notes of such Prior Series after giving effect to the scheduled principal payments on such Senior Equipment Notes expected to be made during the month that includes such distribution date, by (ii) the assumed value of all of the Aircraft of such Prior Series on such date based on the assumptions described above. The LTVs for the Class C Certificates were obtained for each Class C Regular Distribution Date by dividing (i) the expected outstanding face amount of the Class C Certificates together with the expected outstanding face amount of the Class A and Class B Certificates of both Prior Series after giving effect to the scheduled principal payments on the Senior Equipment Notes of both Prior Series expected to be made during the month that includes such distribution date, by (ii) the assumed value of all of the Aircraft of both Prior Series on such date based on the assumptions described above. For purposes of these calculations, it has been assumed that all of the aircraft identified under “Future Deliveries” in the chart under “—Equipment Notes and the Aircraft” are financed hereunder and that the first three Boeing 787-8 aircraft of the four Boeing 787-8 aircraft from which Continental may choose under the Series 2012-2 are financed thereunder. The outstanding face amounts and LTVs for the Class C Certificates will change if the Trusts do not acquire Equipment Notes with respect to all the Aircraft. The LTVs for the Series 2012-2 will change if the Trusts acquire Equipment Notes with respect to the other Boeing 787-8 aircraft that Continental may choose.

Cash Flow Structure

Set forth below is a diagram illustrating the structure for certain cash flows relevant to the Class C Certificates and the Series C Equipment Notes to be issued in connection with this Offering.

(1)	The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.
(2)	Advances by Liquidity Providers will not cover any amounts distributable with respect to the Class C Certificates.
(3)	Distributions to the Class C Trustee with respect to each Prior Series from payments on Equipment Notes will be subject to the priority of distributions to the Liquidity Providers and the Class A and Class B Trustees of such Prior Series, to the extent provided in the Intercreditor Agreement applicable to such Prior Series.
(4)

The proceeds of the offering of the Class C Certificates that are not used to purchase Series C Equipment Notes on the Issuance Date will initially be held in escrow and deposited with the Depositary. The Depositary will hold such funds as interest-bearing Deposits. The Class C Trust will withdraw funds from the Deposits with respect to the Class C Trust to purchase Series C Equipment Notes from time to time as each Aircraft is financed after the Issuance Date under the Series 2012-2. Each Prior Series has a similar escrow and deposit arrangement for the Class A Trust and Class B Trust of such Prior Series. In addition, if the Remaining 2012-1 Aircraft is not financed under Series 2012-1 prior to the Issuance Date, after such Remaining 2012-1 Aircraft has been so financed or the period for such financing has ended, the Class C Trust will withdraw funds from the Deposits with respect to the Class C Trust to purchase Series C Equipment Notes with respect to the Aircraft previously financed under Series 2012-1. The scheduled payments of interest on the Series C Equipment Notes and on the Deposits with respect to the Class C Trust, taken together, will be sufficient to pay accrued interest on the outstanding Class C Certificates. If any funds remain as Deposits with respect to the Class C Trust at the Delivery Period Termination Date or if the funds comprising the Series 2012-1 Deposits have not been used to purchase Series C Equipment Notes by the applicable deadline for financing the Remaining 2012-1 Aircraft, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Class C Certificates, together with accrued and unpaid interest thereon but without premium. No interest will accrue with respect to the Deposits after they have been fully withdrawn.

The Offering

Certificates Offered	Class C Pass Through Certificates, Series 2012-3.

The Class C Certificates will represent a fractional undivided interest in the Class C Trust.

Use of Proceeds	The proceeds from the sale of the Class C Certificates will be used as follows:

•	If applied to acquire Series C Equipment Notes issued with respect to Aircraft previously delivered to Continental, such proceeds will be used for general corporate purposes.

•	If applied to acquire Series C Equipment Notes issued with respect to Future Delivery Aircraft, such proceeds will be used to finance Continental’s acquisition of such Future Delivery Aircraft.

•

If not applied to acquire Series C Equipment Notes on the Issuance Date, such proceeds will be deposited with the Depositary. Such Deposits thereafter are expected to be withdrawn from time to time to acquire Series C Equipment Notes.

Class C Trustee and Paying Agent	Wilmington Trust, National Association.

Subordination Agent and Loan Trustee	Series 2012-1: Wilmington Trust Company.

Series 2012-2: Wilmington Trust, National Association.

Escrow Agent	U.S. Bank National Association.

Depositary	Natixis S.A., acting through its New York Branch.

Trust Property	The property of the Class C Trust will include:

•	Series C Equipment Notes acquired by the Class C Trust.

•	Funds from time to time deposited with the Class C Trustee in accounts relating to the Class C Trust, including payments made by Continental on the Series C Equipment Notes held in the Class C Trust.

Regular Distribution Dates	April 29 and October 29, commencing on April 29, 2013.

Record Dates	The fifteenth day preceding the related Distribution Date.

Distributions	The Class C Trustee will distribute all payments of principal, premium (if any) and interest received on the Series C Equipment Notes held in the Class C Trust to the holders of the Class C Certificates, subject to the subordination provisions applicable to the Class C Certificates.

Scheduled payments of principal and interest made on the Series C Equipment Notes will be distributed on the applicable Regular Distribution Dates to the Class C Certificateholders.

Payments of principal, premium (if any) and interest made on the Series C Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a special distribution date after not less than 15 days’ notice from the Trustee to the Class C Certificateholders.

Subordination	With respect to each Prior Series, distributions on the related Certificates will be made in the following order:

•	First, to the holders of the Class A Certificates of such Prior Series to pay interest on the Class A Certificates of such Prior Series.

•	Second, to the holders of Class B Certificates of such Prior Series to pay interest on the Preferred B Pool Balance of such Prior Series.

•	Third, to the holders of the Class C Certificates to pay interest on the Preferred C Pool Balance of such Prior Series.

•	Fourth, to the holders of the Class A Certificates of such Prior Series to make distributions in respect of the Pool Balance of the Class A Certificates of such Prior Series.

•

Fifth, to the holders of the Class B Certificates of such Prior Series to pay interest on the Pool Balance of the Class B Certificates of such Prior Series not previously distributed under clause “Second” above.

•	Sixth, to the holders of the Class B Certificates of such Prior Series to make distributions in respect of the Pool Balance of the Class B Certificates of such Prior Series.

•

Seventh, to the holders of the Class C Certificates to pay interest on the Pool Balance of the Class C Certificates for purposes of such Prior Series not previously distributed under clause “Third” above.

•	Eighth, to the holders of the Class C Certificates to make distributions in respect of the Pool Balance of the Class C Certificates for purposes of such Prior Series.

Control of Loan Trustee	The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing under an Indenture of a Prior Series, subject to certain conditions, the “Controlling Party” for such Prior Series will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

The Controlling Party with respect to a Prior Series will be:

•	The Class A Trustee of such Prior Series.

•	Upon payment of final distributions to the holders of Class A Certificates of such Prior Series, the Class B Trustee of such Prior Series.

•	Upon payment of final distributions to the holders of Class B Certificates of such Prior Series, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with respect to such Prior Series with the largest amount owed to it.

In exercising remedies with respect to any Prior Series during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture of such Prior Series or (b) the bankruptcy of Continental, the Equipment Notes and the Aircraft subject to the lien of such Indenture may not be sold for less than certain specified minimums.

Right to Purchase Other Classes of Certificates	If Continental is in bankruptcy and certain specified circumstances then exist with respect to a Prior Series:

•	The Class B Certificateholders of such Prior Series will have the right to purchase all but not less than all of the Class A Certificates of such Prior Series.

•	The Class C Certificateholders will have the right to purchase all but not less than all of the Class A and Class B Certificates of such Prior Series.

The purchase price will be the outstanding balance of each applicable Class of Certificates plus accrued and unpaid interest.

Escrowed Funds	Funds in escrow for the Class C Certificateholders will be held by the Depositary as Deposits relating to the Class C Trust. The Class C Trustee may withdraw these funds from time to time to purchase Series C Equipment Notes on or prior to the deadline established for purposes of this Offering. On each Class C Regular Distribution Date, the Depositary will pay interest accrued on the Deposits relating to the Class C Trust at a rate per annum equal to the interest rate applicable to the Class C Certificates. The Deposits relating to the Class C Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Class C Certificates. The Deposits cannot be used to pay any other amount in respect of the Class C Certificates.

Unused Escrowed Funds

All of the Deposits relating to the Class C Trust held in escrow might not be used to purchase Series C Equipment Notes by the deadline established for purposes of this Offering. This may occur because of delays in the financing of Aircraft or other reasons. See “Description of the Certificates—Obligation to Purchase Equipment Notes”. If any funds remain as Deposits with respect to the Class C Trust at the Delivery Period Termination Date or if funds comprising the Series 2012-1 Deposits have not been used to purchase Series C Equipment Notes by the applicable deadline for financing the Remaining 2012-1

Aircraft, such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest, to the Class C Certificateholders after at least 15 days’ prior written notice. See “Description of the Deposit Agreement—Unused Deposits”.

Obligation to Purchase Equipment Notes	On the Issuance Date, the Class C Trustee will purchase Series C Equipment Notes for up to 23 Aircraft owned by Continental as of the date of this Prospectus Supplement (plus any Aircraft scheduled for delivery after the date of this Prospectus Supplement that have been delivered on or prior to the Issuance Date). However, if the Remaining 2012-1 Aircraft is not financed under Series 2012-1 prior to the Issuance Date, Series C Equipment Notes for the Aircraft covered by Series 2012-1 will not be issued until after the Remaining 2012-1 Aircraft has been so financed or the period for such financing has ended.

After the Issuance Date, upon each financing of a Future Delivery Aircraft under the applicable Prior Series, the Class C Trustee will be obligated to purchase the Series C Equipment Notes issued with respect to such Aircraft pursuant to the Note Purchase Agreement. Continental will enter into a secured debt financing with respect to each such Aircraft pursuant to forms of financing agreements prescribed by the Note Purchase Agreement. The terms of such financing agreements must not vary the Required Terms set forth in the Note Purchase Agreement. In addition, Continental must certify to the Class C Trustee that any substantive modifications do not materially and adversely affect the Class C Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms prescribed by the Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of the Class C Certificates. The Class C Trustee will not be obligated to purchase Series C Equipment Notes if, at the time of issuance, Continental is in bankruptcy or certain other specified events have occurred. See “Description of the Certificates—Obligation to Purchase Equipment Notes”.

Equipment Notes

(a) Issuer	Continental. Continental’s executive offices are located at 1600 Smith Street, Houston, Texas 77002. Continental’s telephone number is (713) 324-2950.

(b) Interest	The Series C Equipment Notes held in the Class C Trust will accrue interest at the rate per annum for the Class C Certificates set forth on the cover page of this Prospectus Supplement. Interest will be payable in April and October of each year, commencing in the first such month after issuance of such Series C Equipment Notes. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal	The entire principal amount of the Series C Equipment Notes is scheduled to be paid on April 11, 2018, in the case of Series 2012-1, and April 29, 2018, in the case of Series 2012-2.

(d) Redemption	Aircraft Event of Loss. If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless Continental replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.

Optional Redemption. Continental may elect to redeem all of the Equipment Notes issued with respect to an Aircraft under a Prior Series prior to maturity only if all outstanding Equipment Notes with respect to all other Aircraft under such Prior Series are simultaneously redeemed. In addition, Continental may elect to redeem all of the Series B or Series C Equipment Notes under a Prior Series in connection with a refinancing of such series of Equipment Notes. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued interest and Make-Whole Premium.

(e) Security	The Series C Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.

(f) Cross-collateralization	The Series C Equipment Notes held for the Class C Trust will be cross-collateralized. This means that any proceeds from the exercise of remedies with respect to an Aircraft covered by a Prior Series that secures any such Series C Equipment Note or from any other exercise of remedies with respect to such Aircraft, after payment of all Senior Equipment Notes issued with respect to such Prior Series then due, will (subject to the provisions of the U.S. Bankruptcy Code) be available to cover shortfalls then due under other Series C Equipment Notes issued with respect to the same Prior Series. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for the outstanding Series C Equipment Notes issued with respect to the same Prior Series until they have been paid in full and thereafter for the Series C Equipment Notes issued under the other Prior Series.

Such excess proceeds will be subject to the Intercreditor Agreement of the Prior Series under which the Aircraft that produced such excess proceeds was financed. As a result, such excess proceeds will be applied to satisfy required distributions to the Certificateholders of such Prior Series before distribution is made to the Class C Trustee, to the extent provided in the Intercreditor Agreement applicable to such Prior Series. However, excess proceeds used to pay Series C Equipment Notes of another Prior Series will not be subject to the Intercreditor Agreement of such other Prior Series.

(g) Cross-default	There will be cross-default provisions in the Indentures of each Prior Series. This means that if the Equipment Notes issued with respect to one Aircraft covered by a Prior Series are in default and remedies are exercisable with respect to such Aircraft, the Equipment Notes issued with respect to the remaining Aircraft covered by such Prior Series will also be in default, and remedies will be exercisable with respect to all Aircraft covered by such Prior Series. There will not be cross-default provisions between Indentures that are not of the same Prior Series, except it will constitute a default under the Indentures of a Prior Series if (i) the Series A and Series B Equipment Notes of such Prior Series have been paid in full and (ii) a default has occurred and is continuing under the Indentures of the other Prior Series.

(h) Section 1110 Protection	Continental’s outside counsel will provide its opinion to the Class C Trustee that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Series C Equipment Notes.

Certain U.S. Federal Tax Consequences	Each person acquiring an interest in Class C Certificates generally should report on its federal income tax return its pro rata share of income from the Deposits relating to the Class C Trust and income from the Series C Equipment Notes and other property held by the Class C Trust. See “Certain U.S. Federal Tax Consequences”.

Certain ERISA Considerations	Each person who acquires a Class C Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase or hold such Class C Certificate or (b) the purchase and holding of such Class C Certificate are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See “Certain ERISA Considerations”.

Transfer Restrictions for Class C Certificates	The Class C Certificates may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act, for so long as they are outstanding.

	Fitch	Moody’s	Standard & Poor’s
Threshold Rating for the Depositary	Long-term A-	Short-term P-1	Long-term A-

Depositary Rating	The Depositary meets the Depositary Threshold Rating requirement.

SUMMARY FINANCIAL AND OPERATING DATA

The following tables summarize certain consolidated financial and operating data with respect to Continental. The following selected consolidated financial data for the nine months ended September 30, 2012 and 2011 are derived from the unaudited consolidated financial statements of Continental including the notes thereto included in Continental’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and incorporated by reference in this Prospectus Supplement. The following selected consolidated financial data for the year ended December 31, 2011, the three months ended December 31, 2010, the nine months ended September 30, 2010 and the year ended December 31, 2009, are derived from the audited consolidated financial statements of Continental, including the notes thereto, included in Continental’s Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated by reference in this Prospectus Supplement, and should be read in conjunction with those financial statements. The following balance sheet data, as adjusted, as of December 31, 2008 and selected consolidated financial data for the year ended December 31, 2008 are derived from the selected financial data contained in Continental’s Annual Report on Form 10-K for the year ended December 31, 2010.

Continental expects that Continental and United will be combined as a single legal entity at some subsequent date (the “Airlines Merger”). Once the Airlines Merger occurs, the financial statements of United and Continental will be combined for all periods presented from October 1, 2010, which is the date on which Continental became a wholly-owned subsidiary of UAL, at their historical cost, and there will no longer be a requirement to separately report the historical financial statements of Continental. The Unaudited Pro Forma Condensed Combined Balance Sheet of United and Continental included in Exhibit 99.1 to the Quarterly Report of Continental and United on Form 10-Q for the period ended September 30, 2012 (“Exhibit 99.1”), which is incorporated by reference into this Prospectus Supplement, combines the historical consolidated balance sheet of Continental and United as of September 30, 2012. The Unaudited Pro Forma Condensed Combined Statement of Operations of United and Continental included in Exhibit 99.1 combines the historical consolidated statement of operations of Continental and United for the nine months ended September 30, 2012 and the year ended December 31, 2011.

	Successor(1)				Predecessor(1)
	Nine Months Ended September 30,		Year Ended December 31, 2011	Three Months Ended December 31, 2010	Nine Months Ended September 30, 2010	Year Ended December 31,
	2012	2011				2009	2008
	(In millions)				(In millions)
Statement of Operations Data(2):
Operating revenue	$13,023	$12,214	$16,175	$3,563	$10,788	$12,623	$15,350
Operating expenses	12,286	11,451	15,225	3,585	10,068	12,767	15,662
Operating income (loss)	737	763	950	(22)	720	(144)	(312)
Net income (loss)	534	441	569	(95)	441	(282)	(586)

	Successor(1)				Predecessor(1)
	Nine Months Ended September 30,		Year Ended December 31, 2011	Three Months Ended December 31, 2010	Nine Months Ended September 30, 2010	Year Ended December 31,
	2012	2011				2009	2008	2007
Ratio of Earnings to Fixed Charges(3)	1.97	1.52	1.49	—	1.47	—	—	1.42

(1)	As a result of the application of the acquisition method of accounting, the Continental financial statements prior to October 1, 2010 are not comparable with the financial statements for periods on or after October 1, 2010. References to “Successor” refer to Continental on or after October 1, 2010, after giving effect to the application of acquisition accounting. References to “Predecessor” refer to Continental prior to October 1, 2010. Amounts for 2008 were adjusted to reflect the change in classification of certain revenues and expenses in the statements of consolidated operations.

(2)	Includes the following special income (expense) items:

	Successor(1)				Predecessor(1)
	Nine Months Ended September 30,		Year Ended December 31, 2011	Three Months Ended December 31, 2010	Nine Months Ended September 30, 2010	Year Ended December 31,
	2012	2011				2009	2008
	(In millions)				(In millions)
Operating (expense) income:
Pension settlement/curtailment charges	—	—	$—	$—	$—	$(29)	$(52)
Aircraft-related charges, net of gains on sales of aircraft	4	4	6	—	(6)	(89)	(40)
Salary and severance related	—	—	—	(138)	—	(5)	(34)
Intangible asset impairments	—	—	(4)	—	—	(12)	(55)
Other	—	—	(4)	—	(12)	(10)	—
Merger and integration-related costs	(126)	(111)	(157)	(63)	(29)	—	—
Labor agreement costs	(158)	—	—	—	—	—	—
Nonoperating (expense) income:
Gains on sale of investments	—	—	—	—	—	—	78
Loss on fuel hedge contracts with Lehman Brothers	—	—	—	—	—	—	(125)
Write-down of auction rate securities, net of put right received	—	—	—	—	—	—	(34)
Income tax credit related to NOL utilization	—	—	—	—	—	—	28

(3)	For purposes of calculating this ratio, earnings consist of income before income taxes and cumulative effect of changes in accounting principles adjusted for undistributed income of companies in which Continental has a minority equity interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense, the portion of rental expense representative of interest expense, the amount amortized for debt discount, premium and issuance expense and interest previously capitalized. For the three months ended December 31, 2010 and the years ended December 31, 2009 and 2008, earnings were inadequate to cover fixed charges and the coverage deficiency was $103 million, $436 million and $702 million, respectively.

	Successor(1)				Predecessor(1)
	As of September 30,		As of December 31,		As of December 31,
	2012	2011	2011	2010	2009	2008
	(In millions)				(In millions)
Balance Sheet Data:
Unrestricted cash, cash equivalents and short-term investments	$3,324	$4,095	$4,023	$4,009	$2,856	$2,643
Total assets	19,651	20,581	20,164	20,379	12,558	12,429
Long-term debt and capital leases(2)	5,174	5,291	5,150	5,714	5,291	5,354
Stockholders’ equity	4,930	4,635	4,325	4,310	590	123

(1)	As a result of the application of the acquisition method of accounting, the Continental financial statements prior to October 1, 2010 are not comparable with the financial statements for periods on or after October 1, 2010. References to “Successor” refer to Continental on or after October 1, 2010, after giving effect to the application of acquisition accounting. References to “Predecessor” refer to Continental prior to October 1, 2010. Amounts for 2008 were adjusted to reflect the change in classification of certain revenues and expenses in the statements of consolidated operations.
(2)	This does not include the current portion of long-term debt and capital leases.

Selected Operating Data

Continental transports people and cargo through its mainline operations, which utilize jet aircraft with at least 108 seats, and its regional operations. As of September 30, 2012, flights in Continental’s regional segment were operated by ExpressJet Airlines, Chautauqua Airlines, CommutAir and Colgan Airlines under capacity purchase agreements with Continental and Cape Air and Silver Airways under prorate agreements with Continental. The following does not reflect the operations of United, although Continental and United have been migrating since October 2010 to operate as a single passenger service system.

	Successor				Predecessor
	Nine Months Ended September 30,		Year Ended December 31, 2011	Three Months Ended December 31, 2010	Nine Months Ended September 30, 2010	Year Ended December 31,
	2012	2011				2009	2008
Mainline Operations:
Passengers (thousands)(1)	34,805	34,749	45,859	11,240	34,087	45,573	48,682
Revenue passenger miles (millions)(2)	63,175	62,485	82,133	19,836	62,278	79,824	82,806
Available seat miles (millions)(3)	76,435	76,085	100,472	24,103	74,147	97,407	102,527
Cargo ton miles (millions)	617	700	930	282	825	948	1,005
Passenger load factor(4):
Mainline	82.7%	82.1%	81.7%	82.3%	84.0%	81.9%	80.8%
Domestic	84.1%	83.9%	83.3%	83.6%	85.2%	84.8%	83.3%
International	81.2%	80.4%	80.2%	81.0%	82.9%	79.2%	78.2%
Passenger revenue per available seat mile (cents)	12.17	11.78	11.76	10.81	10.49	9.26	10.86
Average yield per revenue passenger mile (cents)(5)	14.73	14.34	14.39	13.13	12.49	11.30	13.45
Average fare per revenue passenger	$267.32	$257.91	$257.66	$231.76	$228.15	$198.01	$228.79
Cost per available seat mile, including special charges (cents)	13.19	12.49	12.56	12.51	11.24	10.79	12.48
Special charges (credits) and merger-related costs per available seat mile (cents)	0.37	0.14	0.15	0.83	0.06	0.13	0.15
Average price per gallon of fuel, including fuel taxes	3.27	3.06	3.09	2.39	2.25	2.02	3.32
Fuel gallons consumed (millions)	1,087	1,071	1,413	341	1,054	1,395	1,498
Aircraft in fleet at end of period(6)	343	347	346	350	348	337	350
Average length of aircraft flight (miles)	1,639	1,607	1,614	1,559	1,625	1,550	1,494
Average daily utilization of each aircraft (hours)(7)	11:02	10:43	10:42	10:50	10:43	10:37	11:06
Regional Operations:
Passengers (thousands)(1)	16,190	13,715	18,459	4,249	13,335	17,236	18,010
Revenue passenger miles (millions)(2)	7,681	6,939	9,320	2,281	7,287	9,312	9,880
Available seat miles (millions)(3)	9,915	9,115	12,241	2,936	9,218	12,147	12,984
Passenger load factor(4)	77.5%	76.1%	76.1%	77.7%	79.1%	76.7%	76.1%
Passenger revenue per available seat mile (cents)	22.42	21.09	21.25	19.07	18.72	16.60	19.24
Average yield per revenue passenger mile (cents)(5)	28.94	27.70	27.91	24.55	23.69	21.65	25.28
Aircraft in fleet at end of period(6)	266	265	265	252	252	264	282
Consolidated Operations:
Passengers (thousands)(1)	50,995	48,464	64,318	15,489	47,422	62,809	66,692
Revenue passenger miles (millions)(2)	70,856	69,424	91,453	22,117	69,565	89,136	92,686
Available seat miles (millions)(3)	86,350	85,200	112,713	27,039	83,365	109,554	115,511
Passenger load factor(4)	82.1%	81.5%	81.1%	81.8%	83.4%	81.4%	80.2%
Passenger revenue per available seat mile (cents)	13.35	12.77	12.79	11.71	11.40	10.08	11.80
Total revenue per available seat mile (cents)	15.08	14.34	14.35	13.18	12.94	11.52	13.29
Average yield per revenue passenger mile (cents)(5)	16.27	15.68	15.76	14.31	13.66	12.39	14.71

(footnotes appear on following page)

(1)	The number of revenue passengers measured by each flight segment flown.
(2)	The number of scheduled miles flown by revenue passengers.
(3)	The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.
(4)	Revenue passenger miles divided by available seat miles.
(5)	The average passenger revenue received for each revenue passenger mile flown.
(6)	Excludes aircraft that were removed from service. Regional aircraft include aircraft operated by all carriers under capacity purchase agreements, but exclude any aircraft that were subleased to other operators but not operated on our behalf.
(7)	The average number of hours per day that an aircraft flown in revenue service is operated (from gate departure to gate arrival).

RISK FACTORS

Unless the context otherwise requires, references in this “Risk Factors” section to United Continental Holdings, Inc. (“UAL”), United Air Lines, Inc. (“United”), and Continental Airlines, Inc. (“Continental”) include their respective consolidated subsidiaries, and references to “the Company”, “we”, “us” and “our” mean UAL, United and Continental collectively.

Risk Factors Relating to the Company

The Merger may present certain material risks to the Company’s business and operations.

On May 2, 2010, UAL Corporation, Continental, and JT Merger Sub Inc., a wholly-owned subsidiary of UAL Corporation, entered into an Agreement and Plan of Merger providing for a “merger of equals” business combination. On October 1, 2010, JT Merger Sub Inc. merged with and into Continental, with Continental surviving as a wholly-owned subsidiary of UAL Corporation (the “Merger”). Upon closing of the Merger, UAL Corporation became the parent company of both Continental and United and UAL Corporation’s name was changed to United Continental Holdings, Inc.

The Merger may present certain risks to the Company’s business and operations including, among other things, risks that:

•	we may be unable to successfully integrate the businesses and workforces of United and Continental;

•	conditions, terms, obligations or restrictions relating to the Merger that may be imposed on us by regulatory authorities may adversely affect the Company’s business and operations;

•	we may be unable to successfully manage the expanded business with respect to monitoring new operations and associated increased costs and complexity;

•	we may be unable to avoid potential liabilities and unforeseen increased expenses or delays associated with the Merger and integration;

•

we may be unable to successfully manage the complex integration of systems, technology, aircraft fleets, networks and other assets of United and Continental in a manner that minimizes any adverse impact on the Company and the Company’s customers, vendors, suppliers, employees and other constituencies;

•	branding or rebranding initiatives may involve substantial costs and may not be favorably received by customers; and

•	we may experience disruption of, or inconsistencies in, each of United’s and Continental’s standards, controls, reports on operations, procedures, policies and services.

Accordingly, there can be no assurance that the Merger will result in the realization of the full benefits of synergies, innovation and operational efficiencies that we currently expect, that these benefits will be achieved within the anticipated timeframe or that we will be able to fully and accurately measure any such synergies.

In connection with the integration of Continental and United, Continental may take actions not to Continental’s advantage as a stand-alone airline.

Since the Merger, Continental and United have been integrating their operations while they are separate, wholly-owned subsidiaries of UAL. As part of this integration, Continental may take actions intended to benefit the overall business and operations of the combined airline operations of Continental and United that may not be to Continental’s advantage as a stand-alone airline.

Once Continental and United are combined as a single entity, that entity will be bound by all of the obligations and liabilities of both companies.

Continental expects that Continental and United will be combined as a single legal entity at some subsequent date. As a result of such transaction, the combined legal entity will become bound by all of the obligations and liabilities of both Continental and United. Continental cannot predict the financial condition of the combined entity at the time of such combination or the ability of the combined entity to satisfy such combined obligations and liabilities.

Continued periods of historically high fuel costs or significant disruptions in the supply of aircraft fuel could have a material adverse impact on the Company’s operating results, financial position and liquidity.

Aircraft fuel has been the Company’s single largest operating expense for the last several years. The availability and price of aircraft fuel significantly affects the Company’s operations, results of operations, financial position and liquidity. While the Company arranges to have fuel shipped on major pipelines and stored close to its major hub locations to ensure supply continuity in the short term, the Company cannot predict the continued future availability of aircraft fuel.

At times, due to the highly competitive nature of the airline industry, the Company has not been able to increase its fares or other fees sufficiently to offset increased fuel costs. Continued volatility in fuel prices may negatively impact the Company’s liquidity in the future. The Company may not be able to increase its fares or other fees if fuel prices rise in the future and any such fare or fee increases may not be sustainable in the highly competitive airline industry. In addition, any increases in fares or other fees may not sufficiently offset the fuel price increase and may reduce the demand for air travel.

The Company enters into hedging arrangements to protect against rising fuel costs. However, the Company’s hedging programs may use significant amounts of cash due to posting of cash collateral in some circumstances, may not be successful in controlling fuel costs and may be limited due to market conditions and other factors. In addition, significant declines in fuel prices may increase the costs associated with the Company’s fuel hedging arrangements to the extent it has entered into swaps or collars. Swaps and sold put options (as part of a collar) may obligate us to make payments to the counterparty upon settlement of the contracts if the price of the commodity hedged falls below the agreed upon amount. Declining crude and related prices may result in the Company posting significant amounts of collateral to cover potential amounts owed (beyond certain credit-based thresholds) with respect to swap and collar contracts that have not yet settled. Also, lower fuel prices may result in increased industry capacity and lower fares, especially to the extent that reduced fuel costs justify increased utilization by airlines of less fuel efficient aircraft.

There can be no assurance that the Company’s hedging arrangements will provide any particular level of protection against increases or declines in fuel costs or that its counterparties will be able to perform under the Company’s hedging arrangements. Additionally, deterioration in the Company’s financial condition could negatively affect its ability to enter into new hedge contracts in the future and may potentially require the Company to post increased amounts of collateral under its fuel hedging agreements.

See Note 13 to the financial statements included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for additional information on the Company’s hedging programs.

Economic and industry conditions constantly change and unfavorable global economic conditions may have a material adverse effect on the Company’s business and results of operations.

The Company’s business and results of operations are significantly impacted by general economic and industry conditions. The airline industry is highly cyclical, and the level of demand for air travel is correlated to the strength of the U.S. and global economies. Robust demand for our air transportation services depends largely on favorable economic conditions, including the strength of the domestic and foreign economies, low unemployment levels, strong consumer confidence levels and the availability of consumer and business credit.

Air transportation is often a discretionary purchase that leisure travelers may limit or eliminate during difficult economic times. In addition, during periods of unfavorable economic conditions, business travelers usually reduce the volume of their travel, either due to cost-saving initiatives or as a result of decreased business activity requiring travel. During the global recession in 2008 and 2009, the Company’s business and results of operations were adversely affected due to significant declines in industry passenger demand, particularly with respect to the Company’s business and premium cabin travelers, and a reduction in fare levels. In addition to its effect on demand for the Company’s services, the recession severely disrupted the global capital markets, resulting in a diminished availability of financing and a higher cost for financing that was obtainable.

While some economic indicators that may reflect an economic recovery have exhibited growth, other economic indicators, such as unemployment, may not improve materially for an extended period of time. Stagnant or worsening global economic conditions either in the United States or in other geographic regions and continued volatility in U.S. and global financial and credit markets may have a material adverse effect on the Company’s revenues, results of operations and liquidity. If such economic conditions were to disrupt capital markets in the future, the Company may be unable to obtain financing on acceptable terms (or at all) to refinance certain maturing debt and to satisfy future capital commitments.

The Company is subject to economic and political instability and other risks of doing business globally.

The Company is a global business with operations outside of the United States from which it derives approximately 40% of its operating revenues, as measured and reported to the U.S. Department of Transportation (the “DOT”). The Company’s operations in Asia, Europe, Latin America, Africa and the Middle East are a vital part of its worldwide airline network. Volatile economic, political and market conditions in these international regions may have a negative impact on the Company’s operating results and its ability to achieve its business objectives. In addition, significant or volatile changes in exchange rates between the U.S. dollar and other currencies, and the imposition of exchange controls or other currency restrictions, may have a material adverse impact upon the Company’s liquidity, revenues, costs and operating results.

The Company may not be able to maintain adequate liquidity.

The Company has a significant amount of financial leverage from fixed obligations, including aircraft lease and debt financings, leases of airport property and other facilities, and other material cash obligations. In addition, the Company has substantial non-cancelable commitments for capital expenditures, including the acquisition of new aircraft and related spare engines.

Although the Company’s cash flows from operations and its available capital, including the proceeds from financing transactions, have been sufficient to meet these obligations and commitments to date, the Company’s future liquidity could be negatively impacted by the risk factors discussed in this Prospectus Supplement under the heading “Risk Factors”, including, but not limited to, substantial volatility in the price of fuel, adverse economic conditions, disruptions in the global capital markets and catastrophic external events.

If the Company’s liquidity is constrained due to the various risk factors discussed in this Prospectus Supplement under the heading “Risk Factors” or otherwise, the Company’s failure to comply with certain financial covenants under its financing and credit card processing agreements, timely pay its debts, or comply with other material provisions of its contractual obligations could result in a variety of adverse consequences, including the acceleration of the Company’s indebtedness, increase of required reserves under credit card processing agreements, the withholding of credit card sale proceeds by its credit card service providers and the exercise of other remedies by its creditors and equipment lessors that could result in material adverse effects on the Company’s financial position and results of operations. Furthermore, constrained liquidity may limit the Company’s ability to withstand competitive pressures and limit its flexibility in responding to changing business and economic conditions, including increased competition and demand for new services, placing the Company at a disadvantage when compared to its competitors that have less debt, and making the Company more vulnerable than its competitors who have less debt to a downturn in the business, industry or the economy in general.

The Company’s substantial level of indebtedness and non-investment grade credit rating, as well as market conditions and the availability of assets as collateral for loans or other indebtedness, may make it difficult to raise additional capital to meet its liquidity needs on acceptable terms, or at all.

See Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for further information regarding the Company’s liquidity.

Certain of the Company’s financing agreements have covenants that impose operating and financial restrictions on the Company and its subsidiaries.

Certain of the Company’s credit facilities and indentures governing its secured notes impose certain operating and financial covenants on the Company, on United and its subsidiaries, or on Continental and its subsidiaries. Such covenants require the Company, United or Continental, as applicable, to maintain, depending on the particular agreement, minimum fixed charge coverage ratios, minimum liquidity and/or minimum collateral coverage ratios. A decline in the value of collateral could result in a situation where the Company, United or Continental, as applicable, may not be able to maintain the required collateral coverage ratio. In addition, the credit facilities and indentures contain other negative covenants customary for such financings.

The Company’s ability to comply with these covenants may be affected by events beyond its control, including the overall industry revenue environment and the level of fuel costs, and the Company may be required to seek waivers or amendments of covenants, repay all or a portion of the debt or find alternative sources of financing. The Company cannot provide assurance that such waivers, amendments or alternative financing could be obtained or, if obtained, would be on terms acceptable to the Company. If the Company fails to comply with these covenants and is unable to obtain a waiver or amendment, an event of default would result which would allow the lenders, among other things, to declare outstanding amounts due and payable. The Company cannot provide assurance that it would have sufficient liquidity to repay or refinance such amounts if they were to become due. In addition, an event of default or declaration of acceleration under any of the credit facilities or indentures could also result in an event of default under certain of the Company’s other financing agreements due to cross-default and cross-acceleration provisions.

Extensive government regulation could increase the Company’s operating costs and restrict its ability to conduct its business.

Airlines are subject to extensive regulatory and legal oversight. Compliance with U.S. and international regulations imposes significant costs and may have adverse effects on the Company. Laws, regulations, taxes and airport rates and charges, both domestically and internationally, have been proposed from time to time that could significantly increase the cost of airline operations or reduce airline revenue. The Company cannot provide any assurance that current laws and regulations, or laws or regulations enacted in the future, will not adversely affect its financial condition or results of operations.

Each of United and Continental provides air transportation under certificates of public convenience and necessity issued by the DOT. If the DOT altered, amended, modified, suspended or revoked these certificates, it could have a material adverse effect on the Company’s business. The DOT is also responsible for promulgating consumer protection and other regulations that may impose significant compliance costs on the Company. The Federal Aviation Administration (the “FAA”) regulates the safety of United’s and Continental’s operations.

United and Continental operate pursuant to a single air carrier operating certificate issued by the FAA. From time to time, the FAA also issues orders, airworthiness directives and other regulations relating to the maintenance and operation of aircraft that require material expenditures or operational restrictions by the Company. These FAA orders and directives could include the temporary grounding of an entire aircraft type if the FAA identifies design, manufacturing, maintenance or other issues requiring immediate corrective action. FAA requirements cover, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement and other environmental concerns, aircraft operation and safety and increased inspections and maintenance procedures to be conducted on older aircraft. These FAA directives or requirements could have a material adverse effect on the Company.

In addition, the Company’s operations may be adversely impacted due to the existing antiquated air traffic control (“ATC”) system utilized by the U.S. government. During peak travel periods in certain markets, the current ATC system’s inability to handle existing travel demand has led to short-term capacity constraints imposed by government agencies and resulted in delays and disruptions of air traffic. In addition, the current system will not be able to effectively handle projected future air traffic growth. Imposition of these ATC constraints on a long-term basis may have a material adverse effect on our results of operations. Failure to update the ATC system in a timely manner, and the substantial funding requirements of a modernized ATC system that may be imposed on air carriers may have an adverse impact on the Company’s financial condition or results of operations.

The airline industry is subject to extensive federal, state and local taxes and fees that increase the cost of the Company’s operations. In addition to taxes and fees that the Company is currently subject to, proposed taxes and fees are currently pending and if imposed, would increase the Company’s operating expenses.

Access to landing and take-off rights, or “slots,” at several major U.S. airports and many foreign airports served by the Company are, or recently have been, subject to government regulation. Certain of the Company’s major hubs are among increasingly congested airports in the United States and have been or could be the subject of regulatory action that might limit the number of flights and/or increase costs of operations at certain times or throughout the day. The FAA may limit the Company’s airport access by limiting the number of departure and arrival slots at high density traffic airports, which could affect the Company’s ownership and transfer rights, and local airport authorities may have the ability to control access to certain facilities or the cost of access to its facilities, which could have an adverse effect on the Company’s business. In addition, in 2008, the FAA planned to withdraw and auction a certain number of slots held by airlines at the three primary New York area airports, which the airlines challenged and the FAA terminated in 2009. If the FAA were to plan another auction that survived legal challenge by the airlines, the Company could incur substantial costs to obtain such slots. Further, the Company’s operating costs at airports at which it operates, including the Company’s major hubs, may increase significantly because of capital improvements at such airports that the Company may be required to fund, directly or indirectly. In some circumstances, such costs could be imposed by the relevant airport authority without the Company’s approval and may have a material adverse effect on the Company’s financial condition.

The ability of carriers to operate flights on international routes between airports in the U.S. and other countries may be subject to change. Applicable arrangements between the United States and foreign governments may be amended from time to time, government policies with respect to airport operations may be revised, and the availability of appropriate slots or facilities may change. The Company currently operates a number of flights on international routes under government arrangements, regulations or policies that designate the number of carriers permitted to operate on such routes, the capacity of the carriers providing services on such routes, the airports at which carriers may operate international flights, or the number of carriers allowed access to particular airports. Any further limitations, additions or modifications to such arrangements, regulations or policies could have a material adverse effect on the Company’s financial position and results of operations. Additionally, if an open skies policy were to be adopted for any of the Company’s international routes, such an event could have a material adverse impact on the Company’s financial position and results of operations and could result in the impairment of material amounts of related tangible and intangible assets. In addition, competition from revenue-

sharing joint ventures and other alliance arrangements by and among other airlines could impair the value of the Company’s business and assets on the open skies routes. The Company’s plans to enter into or expand U.S. antitrust immunized alliances and joint ventures on various international routes are subject to receipt of approvals from applicable U.S. federal authorities and obtaining other applicable foreign government clearances or satisfying the necessary applicable regulatory requirements. There can be no assurance that such approvals and clearances will be granted or continued in effect upon further regulatory review or that changes in regulatory requirements or standards can be satisfied.

Many aspects of the Company’s operations are also subject to increasingly stringent federal, state, local and international laws protecting the environment. Future environmental regulatory developments, such as climate change regulations in the United States and abroad could adversely affect operations and increase operating costs in the airline industry. There are certain climate change laws and regulations that have already gone into effect and that apply to the Company, including the European Union Emissions Trading Scheme (which is subject to international dispute), the State of California’s cap and trade regulations, environmental taxes for certain international flights, limited greenhouse gas reporting requirements and land-use planning laws which could apply to airports and could affect airlines in certain circumstances. In addition, there is the potential for additional regulatory actions in regard to the emission of greenhouse gases by the aviation industry. The precise nature of future requirements and their applicability to the Company are difficult to predict, but the financial impact to the Company and the aviation industry would likely be adverse and could be significant.

See Item 1, Business Industry Regulation, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for further information on government regulation impacting the Company.

The Company relies heavily on technology and automated systems to operate its business and any significant failure or disruption of the technology or these systems could materially harm its business.

The Company depends on automated systems and technology to operate its business, including computerized airline reservation systems, flight operations systems, telecommunication systems and commercial websites, including www.united.com. United’s website and other automated systems must be able to accommodate a high volume of traffic and deliver important flight and schedule information, as well as process critical financial transactions. These systems could suffer substantial or repeated disruptions due to events beyond the Company’s control, including natural disasters, power failures, terrorist attacks, equipment or software failures, computer viruses or cyber security attacks. Substantial or repeated website, reservations systems or telecommunication systems failures or disruptions, including failures or disruptions related to the Company’s integration of technology systems, could reduce the attractiveness of the Company’s services versus those of its competitors, materially impair its ability to market its services and operate its flights, result in the unauthorized release of confidential or otherwise protected information, and result in increased costs, lost revenue and the loss or compromise of important data.

The Company’s business relies extensively on third-party service providers. Failure of these parties to perform as expected, or interruptions in the Company’s relationships with these providers or their provision of services to the Company, could have an adverse effect on the Company’s financial position and results of operations.

The Company has engaged an increasing number of third-party service providers to perform a large number of functions that are integral to its business, including regional operations, operation of customer service call centers, distribution and sale of airline seat inventory, provision of information technology infrastructure and services, provision of aircraft maintenance and repairs, provision of various utilities and performance of aircraft fueling operations, among other vital functions and services. The Company does not directly control these third-party service providers, although it does enter into agreements with many of them that define expected service performance. Any of these third-party service providers, however, may materially fail to meet their service performance commitments to the Company or agreements with such providers may be terminated. For example, flight reservations booked by customers and travel agencies via third-party global distribution systems (“GDS”) may be adversely affected by disruptions in the business relationships between the Company and GDS operators. Such disruptions, including a failure to agree upon acceptable contract terms when contracts expire or otherwise become subject to renegotiation, may cause the carriers’ flight information to be limited or unavailable for display, significantly increase fees for both the Company and GDS users, and impair the Company’s relationships with its customers and travel agencies. The failure of any of the Company’s third-party service providers to adequately perform their service obligations, or other interruptions of services, may reduce the Company’s revenues and increase its expenses or prevent the Company from operating its flights and providing other services to its customers. In addition, the Company’s business and financial performance could be materially harmed if its customers believe that its services are unreliable or unsatisfactory.

UAL’s obligations for funding Continental’s defined benefit pension plans are affected by factors beyond UAL’s control.

Continental has defined benefit pension plans covering substantially all of its U.S. employees, other than the employees of its Chelsea Food Services division and Continental Micronesia, Inc. The timing and amount of UAL’s funding requirements under Continental’s plans depend upon a number of factors, including labor negotiations with the applicable employee groups and changes to pension plan benefits as well as factors outside of UAL’s control, such as the number of applicable retiring employees, asset returns, interest rates and changes in pension laws. Changes to these and other factors that can significantly increase UAL’s funding requirements, such as its liquidity requirements, could have a material adverse effect on UAL’s financial condition.

Union disputes, employee strikes or slowdowns, and other labor-related disruptions, as well as the integration of the United and Continental workforces in connection with the Merger, present the potential for a delay in achieving expected Merger synergies, could adversely affect the Company’s operations, and could result in increased costs that impair its financial performance.

United and Continental are both highly unionized companies. As of September 30, 2012, the Company and its subsidiaries had approximately 88,000 active employees, of whom approximately 80% were represented by various U.S. labor organizations.

The successful integration of United and Continental and achievement of the anticipated benefits of the combined company depend in part on integrating United and Continental employee groups and maintaining productive employee relations. In order to fully integrate the pre-Merger represented employee groups, the Company must negotiate a joint collective bargaining agreement covering each combined group. The process for integrating the labor groups of United and Continental is governed by a combination of the Railway Labor Act (the “RLA”), the McCaskill-Bond Amendment, and where applicable, the existing provisions of each company’s collective bargaining agreements and union policy. A delay in or failure to integrate the United and Continental employee groups presents the potential for delays in achieving expected Merger synergies, increased operating costs and labor disputes that could adversely affect our operations.

On November 13, 2012, the master executive councils of the Air Line Pilots Association, International, representing pilots at United and Continental, approved a tentative agreement for a new joint collective bargaining agreement with the Company. The tentative agreement is subject to ratification by both of the Company’s pilot groups. We are currently in the process of negotiating joint collective bargaining agreements with our other represented employee groups, including our fleet and passenger service agents, reservations agents, flight attendants, technicians, dispatchers and storekeepers. Achieving joint collective bargaining agreements, including ratification of the pilot agreement, with our represented employee groups is likely to increase our labor costs, which increase could be material.

The Company can provide no assurance that a successful or timely resolution of labor negotiations for all amendable collective bargaining agreements will be achieved. There is a risk that unions or individual employees might pursue judicial or arbitral claims arising out of changes implemented as a result of the Merger. Employee dissatisfaction with the results of the seniority integration may lead to litigation that in some cases can delay implementation of the integrated seniority list. There is also a possibility that employees or unions could engage in job actions such as slow-downs, work-to-rule campaigns, sick-outs or other actions designed to disrupt United’s and Continental’s normal operations, in an attempt to pressure the companies in collective bargaining negotiations. Although the RLA makes such actions unlawful until the parties have been lawfully released to self-help, and United and Continental can seek injunctive relief against premature self-help, such actions can cause significant harm even if ultimately enjoined.

The airline industry is highly competitive and susceptible to price discounting and changes in capacity, which could have a material adverse effect on the Company.

The U.S. airline industry is characterized by substantial price competition. In recent years, the market share held by low-cost carriers has increased significantly and is expected to continue to increase. The increased market presence of low-cost carriers, which engage in substantial price discounting, has diminished the ability of large network carriers to achieve sustained profitability in domestic markets.

Airlines also compete for market share by increasing or decreasing their capacity, including route systems and the number of markets served. Several of the Company’s domestic competitors have increased their international capacity by including service to some destinations that the Company currently serves, causing overlap in destinations served and therefore increasing competition for those destinations. In addition, the Company and certain of its competitors have implemented significant capacity reductions in recent years in response to the global recession. Further, certain of the Company’s competitors may not reduce capacity or may increase capacity, thereby diminishing the expected benefit to the Company from capacity reductions. This increased competition in both domestic and international markets may have a material adverse effect on the Company’s results of operations, financial condition or liquidity.

The airline industry may undergo further bankruptcy restructuring, industry consolidation, or the creation or modification of alliances or joint ventures, any of which could have a material adverse effect on the Company.

The Company faces and may continue to face strong competition from other carriers due to bankruptcy restructuring, industry consolidation, and the creation and modification of alliances and joint ventures. A number of carriers have filed for bankruptcy protection in recent years and other domestic and international carriers could restructure in bankruptcy or threaten to do so in the future to reduce their costs. Most recently, AMR Corporation, the parent company of American Airlines, Inc., filed for Chapter 11 bankruptcy protection in November 2011. Carriers operating under bankruptcy protection can operate in a manner that could be adverse to the Company and could emerge from bankruptcy as more vigorous competitors.

Both the U.S. and international airline industries have experienced consolidation through a number of mergers and acquisitions. The Company is also facing stronger competition from expanded airline alliances and joint ventures. Carriers entering into and participating in airline alliances, slot swaps and/or joint ventures may also become strong competitors as they are able to coordinate routes, pool revenues and costs, and enjoy other mutual benefits, achieving many of the benefits of consolidation. “Open skies” agreements, including the agreements between the United States and the European Union and between the United States and Japan, may also give rise to additional consolidation or better integration opportunities among international carriers.

There is ongoing speculation that further airline industry consolidations or reorganizations could occur in the future. The Company routinely engages in analysis and discussions regarding its own strategic position, including alliances, asset acquisitions and divestitures and may have future discussions with other airlines regarding strategic activities. If other airlines participate in such activities, those airlines may significantly improve their cost structures or revenue generation capabilities, thereby potentially making them stronger competitors of the Company and potentially impairing the Company’s ability to realize expected benefits from its own strategic relationships.

Increases in insurance costs or reductions in insurance coverage may materially and adversely impact the Company’s results of operations and financial condition.

Following the terrorist attacks on September 11, 2001, the Company’s insurance costs increased significantly and the availability of third-party war risk (terrorism) insurance decreased significantly. The Company has obtained third-party war risk (terrorism) insurance through a special program administered by the FAA. Should the government discontinue this coverage, obtaining comparable coverage from commercial underwriters could result in substantially higher premiums and more restrictive terms, if such coverage is available at all. If the Company is unable to obtain adequate third-party war risk (terrorism) insurance, its business could be materially and adversely affected.

If any of the Company’s aircraft were to be involved in an accident or if the Company’s property or operations were to be affected by a significant natural catastrophe or other event, the Company could be exposed to significant liability or loss. If the Company is unable to obtain sufficient insurance (including aviation hull and liability insurance and property and business interruption coverage) to cover such liabilities or losses, whether due to insurance market conditions or otherwise, its results of operations and financial condition could be materially and adversely affected.

The Company could experience adverse publicity, harm to its brand, reduced travel demand and potential tort liability as a result of an accident or other catastrophe involving its aircraft, the aircraft of its regional carriers or the aircraft of its codeshare partners, which may result in a material adverse effect on the Company’s results of operations or financial position.

An accident or catastrophe involving an aircraft that the Company operates, or an aircraft that is operated by a codeshare partner or one of the Company’s regional carriers, could have a material adverse effect on the Company if such accident created a public perception that the Company’s operations, or the operations of its codeshare partners or regional carriers, are less safe or reliable than other airlines. Such public perception could in turn cause harm to the Company’s brand and reduce travel demand on the Company’s flights, or the flights of its codeshare partners or regional carriers.

In addition, any such accident could expose the Company to significant tort liability. Although the Company currently maintains liability insurance in amounts and of the type the Company believes to be consistent with industry practice to cover damages arising from any such accident, and the Company’s codeshare partners and regional carriers carry similar insurance and generally indemnify the Company for their operations, if the Company’s liability exceeds the applicable policy limits or the ability of another carrier to indemnify it, the Company could incur substantial losses from an accident which may result in a material adverse effect on the Company’s results of operations or financial position.

The Company’s results of operations fluctuate due to seasonality and other factors associated with the airline industry.

Due to greater demand for air travel during the spring and summer months, revenues in the airline industry in the second and third quarters of the year are generally stronger than revenues in the first and fourth quarters of the year, which are periods of lower travel demand. The Company’s results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal including, among others, the imposition of excise and similar taxes, extreme or severe weather, air traffic control congestion, geological events, natural disasters, changes in the competitive environment due to industry consolidation and other factors and general economic conditions. As a result, the Company’s quarterly operating results are not necessarily indicative of operating results for an entire year and historical operating results in a quarterly or annual period are not necessarily indicative of future operating results.

Terrorist attacks or international hostilities, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry, could negatively affect the Company and the airline industry.

The terrorist attacks on September 11, 2001 involving commercial aircraft severely and adversely impacted each of United’s and Continental’s financial condition and results of operations, as well as the prospects for the airline industry. Among the effects experienced from the September 11, 2001 terrorist attacks were substantial flight disruption costs caused by the FAA-imposed temporary grounding of the U.S. airline industry’s fleet, significantly increased security costs and associated passenger inconvenience, increased insurance costs, substantially higher ticket refunds and significantly decreased traffic and passenger revenue.

Additional terrorist attacks, even if not made directly on the airline industry, or the fear of or the precautions taken in anticipation of such attacks (including elevated national threat warnings or selective cancellation or redirection of flights) could materially and adversely affect the Company and the airline industry. Wars and other international hostilities could also have a material adverse impact on the Company’s financial condition, liquidity and results of operations. The Company’s financial resources may not be sufficient to absorb the adverse effects of any future terrorist attacks or other international hostilities.

An outbreak of a disease or similar public health threat could have a material adverse impact on the Company’s business, financial position and results of operations.

An outbreak of a disease that affects travel demand or travel behavior, such as Severe Acute Respiratory Syndrome, avian flu or H1N1 virus, or other illness, or travel restrictions or reduction in the demand for air travel caused by similar public health threats in the future, could have a material adverse impact on the Company’s business, financial condition and results of operations.

The Company may never realize the full value of its intangible assets or its long-lived assets causing it to record impairments that may negatively affect its financial position and results of operations.

In accordance with applicable accounting standards, the Company is required to test its indefinite-lived intangible assets for impairment on an annual basis on October 1 of each year, or more frequently if conditions indicate that an impairment may have occurred. In addition, the Company is required to test certain of its other assets for impairment if conditions indicate that an impairment may have occurred.

During the years ended December 31, 2010 and 2009, the Company performed impairment tests of certain intangible assets and certain long-lived assets (principally aircraft, related spare engines and spare parts). The interim impairment tests were due to events and changes in circumstances that indicated an impairment might have occurred. Certain of the factors deemed by management to have indicated that impairments may have occurred include a significant decrease in actual and forecasted revenues, record high fuel prices, significant losses, a weak U.S. economy, and changes in the planned use of assets. As a result of the impairment testing, the Company recorded significant impairment charges as described in Note 21 to its financial statements for the year ended December 31, 2011, included in its Annual Report on Form 10-K incorporated by reference in this Prospectus Supplement. The Company may be required to recognize additional impairments in the future due to, among other factors, extreme fuel price volatility, tight credit markets, a decline in the fair value of certain tangible or intangible assets, unfavorable trends in historical or forecasted results of operations and cash flows and an uncertain economic environment, as well as other uncertainties. The Company can provide no assurance that a material impairment charge of tangible or intangible assets will not occur in a future period. The value of our aircraft could be impacted in future periods by changes in supply and demand for these aircraft. Such changes in supply and demand for certain aircraft types could result from grounding of aircraft by the Company or other carriers. An impairment charge could have a material adverse effect on the Company’s financial position and results of operations.

The Company’s ability to use its net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes may be significantly limited due to various circumstances, including certain possible future transactions involving the sale or issuance of UAL common stock, or if taxable income does not reach sufficient levels.

As of December 31, 2011, UAL reported consolidated federal net operating loss (“NOL”) carryforwards of approximately $10.0 billion.

The Company’s ability to use its NOL carryforwards may be limited if it experiences an “ownership change” as defined in Section 382 (“Section 382”) of the Internal Revenue Code of 1986, as amended (the “Code”). An ownership change generally occurs if certain stockholders increase their aggregate percentage ownership of a corporation’s stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change.

There is no assurance that the Company will not experience a future ownership change under Section 382 that may significantly limit or possibly eliminate its ability to use its NOL carryforwards. Potential future transactions involving the sale or issuance of UAL common stock, including the exercise of conversion options under the terms of the Company’s convertible debt, repurchase of such debt with UAL common stock, issuance of UAL common stock for cash and the acquisition or disposition of such stock by a stockholder owning 5% or more of UAL common stock, or a combination of such transactions, may increase the possibility that the Company will experience a future ownership change under Section 382.

Under Section 382, a future ownership change would subject the Company to additional annual limitations that apply to the amount of pre-ownership change NOLs that may be used to offset post-ownership change taxable income. This limitation is generally determined by multiplying the value of a corporation’s stock immediately before the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may, subject to certain limits, be carried over to later years, and the limitation may under certain circumstances be increased by built-in gains in the assets held by such corporation at the time of the ownership change. This limitation could cause the Company’s U.S. federal income taxes to be greater, or to be paid earlier, than they otherwise would be, and could cause all or a portion of the Company’s NOL carryforwards to expire unused. Similar rules and limitations may apply for state income tax purposes. The Company’s ability to use its NOL carryforwards will also depend on the amount of taxable income it generates in future periods. Its NOL carryforwards may expire before the Company can generate sufficient taxable income to use them in full.

Risk Factors Relating to the Certificates and the Offering

The Series C Equipment Notes will not be obligations of UAL or United.

The Series C Equipment Notes to be held for the Class C Trust will be the obligations of Continental. None of UAL, United or any of their respective subsidiaries (other than Continental) is required to become an obligor with respect to, or a guarantor of, the Series C Equipment Notes. You should not expect UAL, United or any of their respective subsidiaries (other than Continental) to participate in making payments in respect of the Series C Equipment Notes. Although Continental expects that it and United will be combined as a single legal entity, no assurance can be given that this will occur prior to the final maturity of the Series C Equipment Notes.

The Appraisals are only estimates of Aircraft value.

Continental asked three independent appraisal and consulting firms to prepare appraisals of the Aircraft expected to be financed pursuant to this Offering. In the case of Aircraft subject to Series 2012-1, such appraisals were prepared in November or December 2012. In the case of Aircraft subject to Series 2012-2, such appraisals were prepared in September 2012. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II.

The “appraised value” of an Aircraft for purposes of this Offering is the lesser of the average and median base values of such Aircraft as set forth in such three appraisals. For Aircraft not delivered to Continental as of the date of an appraisal, the appraised base value is projected as of the scheduled delivery month of the applicable Aircraft. In some cases with respect to Aircraft delivered to Continental prior to the date of the applicable appraisal, the appraised base value was adjusted for the maintenance status of the applicable Aircraft. Such appraisals were based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See “Description of the Aircraft and the Appraisals—The Appraisals”.

There are particular uncertainties with respect to the appraised value of the Boeing 787-8 aircraft because it is a newly-developed model first delivered to a commercial airline in September 2011. As a result, the performance characteristics of the Boeing 787-8 aircraft have not been demonstrated by extensive commercial airline operations. In addition, secondary market values for the aircraft have not been established. Also, the appraisal and consulting firms that have prepared the appraisals of the Aircraft have less experience appraising Boeing 787-8 aircraft as compared to other aircraft models that have been in operation in greater number for a longer period of time.

An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. In particular, in many cases the appraisals of the Aircraft are estimates of values as of scheduled future delivery dates.

The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Class C Certificates.

Class C Certificateholders may not participate in controlling the exercise of remedies in a default scenario.

If an Indenture Default under an Indenture of a Prior Series is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the “Controlling Party” for such Prior Series in exercising remedies under such Indenture, including accelerating the applicable Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default”.

The Controlling Party with respect to a Prior Series will be:

•	The Class A Trustee of such Prior Series.

•	Upon payment of final distributions to the holders of the Class A Certificates of such Prior Series, the Class B Trustee of such Prior Series.

•	Upon payment of final distributions to the holders of the Class B Certificates of such Prior Series, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with respect to such Prior Series with the largest amount owed to it.

As a result of the foregoing, if the Class C Trustee is not the Controlling Party with respect to an Indenture, the Class C Certificateholders will have no rights to participate in directing the exercise of remedies under such Indenture.

The exercise of remedies over Equipment Notes may result in shortfalls without further recourse.

During the continuation of any Indenture Default under an Indenture, the Equipment Notes issued under such Indenture may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreements—Intercreditor Rights—Limitation on Exercise of Remedies”. The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, the Class C Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider or any Trustee.

Escrowed funds and cash collateral will not be entitled to the benefits of Section 1110, and cross-defaults may not be required to be cured under Section 1110.

Amounts deposited under the Escrow Agreement are not property of Continental and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any cash collateral held as a result of the cross-collateralization of the Equipment Notes also would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code.

Escrowed funds may be returned if they are not used to buy Equipment Notes.

Under certain circumstances, all of the funds held in escrow as Deposits relating to the Class C Trust might not be used to purchase Series C Equipment Notes by the deadline established for purposes of this Offering. See “Description of the Deposit Agreement—Unused Deposits”. If any funds remain as Deposits with respect to the Class C Trust at the Delivery Period Termination Date or if funds comprising the Series 2012-1 Deposits have not been used to purchase Series C Equipment Notes by the applicable deadline for financing the Remaining 2012-1 Aircraft, they will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest but without any premium, to the Class C Certificateholders. See “Description of the Deposit Agreement—Unused Deposits”.

Boeing has rescheduled deliveries of Boeing 787-8 aircraft on several occasions, and any further delay in the delivery of aircraft to be financed pursuant to this Offering may extend the period for financings under this Offering and could result in the return of escrowed funds.

The Boeing 787-8 aircraft is a newly-developed model that was initially certificated by the FAA in August 2011, and the first delivery of such an aircraft to a commercial airline by Boeing occurred in September 2011. During the course of development of this model, Boeing rescheduled deliveries on several occasions.

Continental cannot predict the extent to which deliveries of Aircraft by Boeing intended to be financed pursuant to this Offering may be further delayed. The deadline for purposes of financing Aircraft pursuant to this Offering is December 31, 2013 or, in the case of the Remaining 2012-1 Aircraft, March 31, 2013 (or June 30, 2012, in certain circumstances). Each such deadline is subject to further extension of up to 60 days if a labor strike occurs at Boeing during the applicable period for financings pursuant to this Offering. See “Description of the Aircraft and Appraisals—Timing of Financing the Aircraft”. If Series C Equipment Notes relating to all Aircraft have not been purchased by the Delivery Period Termination Date or, in the case of the Remaining 2012-1 Aircraft, the deadline applicable to such Aircraft, unused funds held in escrow will be returned to Class C Certificateholders. See “—Escrowed funds may be returned if they are not used to buy Equipment Notes”.

Because there is no current market for the Class C Certificates and the Class C Certificates are subject to transfer restrictions, you may have a limited ability to resell Class C Certificates.

Prior to this Offering, there has been no public market for the Class C Certificates. Neither Continental nor the Class C Trust intends to apply for listing of the Class C Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Class C Certificates, but they are not required to do so. A secondary market for the Class C Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Class C Certificates.

In addition, the Class C Certificates will be subject to transfer restrictions. They may be sold only to qualified institutional buyers, as defined in Rule 144A under the Securities Act, for so long as they are outstanding. This additional restriction may make it more difficult for you to resell any of your Class C Certificates, even if a secondary market does develop. See “Description of the Certificates—Transfer Restrictions for Class C Certificates”.

USE OF PROCEEDS

The proceeds from the sale of the Class C Certificates will be used as follows:

•	If applied to acquire Series C Equipment Notes issued with respect to Aircraft previously delivered to Continental, such proceeds will be used for general corporate purposes.

•	If applied to acquire Series C Equipment Notes issued with respect to a Future Delivery Aircraft, such proceeds will be used to finance Continental’s acquisition of such Future Delivery Aircraft.

•

If not applied to acquire Series C Equipment Notes on the Issuance Date, such proceeds will be deposited with the Depositary. Such Deposits thereafter are expected to be withdrawn from time to time to acquire Series C Equipment Notes.

THE COMPANY

Continental is a certificated United States air carrier. Continental and United, which are both subsidiaries of UAL, operate a single passenger service system under the “United” name. Continental and United also contract with regional air carriers to provide regional jet and turboprop service branded as “United Express”. Continental, United and United Express together operate an average of 5,557 flights a day to 378 airports on six continents from hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark, San Francisco, Tokyo and Washington, D.C. In 2011, “United” carried more traffic than any other airline in the world, and operated more than two million flights carrying 142 million passengers.

DESCRIPTION OF THE CERTIFICATES

The following summary describes the material terms of the Class C Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s Current Report on Form 8-K dated October 9, 2012, and to all of the provisions of the Certificates, the Trust Supplements, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements and the trust supplement applicable to the Successor Trust, each of which was filed as an exhibit to a Current Report on Form 8-K filed by Continental with the Commission or, if executed for this offering (this “Offering”), will be so filed. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.

General

Under the terms of two previously issued series of Continental pass through certificates designated as Series 2012-1 (“Series 2012-1”) and Series 2012-2 (“Series 2012-2” and, together with the Series 2012-1, the “Prior Series”), we are entitled to sell Series C Equipment Notes secured by Aircraft financed under each Prior Series. Accordingly, we have arranged the sale of the Class C Certificates so that we may sell such Series C Equipment Notes.

Each Class C Certificate will represent a fractional undivided interest in the Continental Airlines 2012-3 Class C Pass Through Trust (the “Class C Trust”). Each Class A Certificate represents a fractional undivided interest in one of the Continental Airlines 2012-1A or 2012-2A Pass Through Trust (collectively, the “Class A Trusts”). Each Class B Certificate represents a fractional undivided interest in one of the Continental Airlines 2012-1B or 2012-2B Pass Through Trust (the “Class B Trusts” and, collectively with the Class A Trusts and the Class C Trust, the “Trusts”). (Section 2.01)

The Class C Trust will be formed pursuant to a pass through trust agreement between Continental and Wilmington Trust, National Association, as trustee (“WTNA”), dated as of October 3, 2012 (the “Basic Agreement”), and a trust supplement thereto (the “Class C Trust Supplement” and, together with the Basic Agreement, the “Class C Pass Through Trust Agreement”) relating to the Class C Trust between Continental and WTNA, as trustee under the Class C Trust. Each of the Trusts that issued Certificates included in Series 2012-1 was formed pursuant to a pass through trust agreement between Continental and Wilmington Trust Company, as trustee (“WTC”), dated as of September 25, 1997 (the “1997 Basic Agreement”), and a separate trust supplement thereto relating to such Trust between Continental and WTC, as trustee under such Trust. Each of the Trusts that issued Certificates included in Series 2012-2 was formed pursuant to the Basic Agreement and a separate trust supplement thereto relating to such Trust between Continental and WTNA, as trustee under such Trust. WTNA and WTC, as the case may be, as trustee under the Class A Trusts, the Class B Trusts and the Class C Trust are referred to herein as the “Class A Trustee”, the “Class B Trustee” and the “Class C Trustee” and each as a “Trustee”. The Certificates issued by the Class A Trusts, the Class B Trusts and the Class C Trust are referred to herein as the “Class A Certificates”, the “Class B Certificates” and the “Class C Certificates”, respectively and, collectively, as the “Certificates” and the holders of Certificates, the “Certificateholders”). The trust supplement relating to each Trust are collectively referred to herein as the “Trust Supplements”, and the Basic Agreement or 1997 Basic Agreement, as the case may be, as supplemented by a Trust Supplement relating to each Trust are collectively referred to herein as the “Pass Through Trust Agreements”.

Each Class C Certificate will represent a fractional undivided interest in the Trust created by the Basic Agreement and the Class C Trust Supplement. The property of the Class C Trust (the “Trust Property”) will consist of:

•

Series C Equipment Notes acquired under the Note Purchase Agreement and issued on a recourse basis by Continental in a separate secured loan transaction in connection with each Aircraft and all monies paid on such Series C Equipment Notes and any proceeds from any sale of such Series C Equipment Notes held in the Class C Trust, subject to the Intercreditor Agreement for the Prior Series under which such Aircraft is financed. Series C Equipment Notes held in the Class C Trust will be registered in the name of the applicable Subordination Agent on behalf of the Class C Trust for purposes of giving effect to the provisions of the Intercreditor Agreement for the applicable Prior Series.

•	The rights of the Class C Trust to acquire Series C Equipment Notes under the Note Purchase Agreement.

•

The rights of the Class C Trust under the Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable the Class C Trust to purchase Series C Equipment Notes after the initial issuance date of the Class C Certificates (the “Issuance Date”) during the Delivery Period.

•	The rights of the Class C Trust under the Intercreditor Agreement for each Prior Series (including all monies receivable in respect of such rights).

•

Funds from time to time deposited with the Class C Trustee in accounts relating to the Class C Trust (such as interest and principal payments on the Series C Equipment Notes held in the Class C Trust).

The Class C Certificates will be issued in fully registered form only and will be subject to the provisions described below under “—Book-Entry; Delivery and Form”. The Class C Certificates will be issued only in denominations of $1,000 or integral multiples thereof in excess thereof, except that one Class C Certificate may be issued in a different denomination. (Section 3.01)

The Class C Certificates represent interests in the Class C Trust, and all payments and distributions thereon will be made only from the Trust Property of the Class C Trust. (Section 3.09) The Class C Certificates do not represent an interest in or obligation of Continental, the Class C Trustee, any of the Loan Trustees, any Liquidity Provider or any affiliate of any of the foregoing.

Pursuant to the Escrow Agreement, the Class C Certificateholders as holders of the Escrow Receipts affixed to each Class C Certificate are entitled to certain rights with respect to the Deposits relating to the Class C Trust. Accordingly, any transfer of a Class C Certificate will have the effect of transferring the corresponding rights with respect to the applicable Deposits, and rights with respect to such Deposits may not be separately transferred by holders of the Class C Certificates (the “Class C Certificateholders”). Rights with respect to the Deposits relating to the Class C Trust and the Escrow Agreement, except for the right to request withdrawals for the purchase of Series C Equipment Notes, will not constitute Trust Property of the Class C Trust.

Payments and Distributions

Payments of interest on the Deposits with respect to the Class C Trust and payments of principal, premium (if any) and interest on the Series C Equipment Notes or with respect to other Trust Property held in the Class C Trust will be distributed by the Paying Agent (in the case of such Deposits) or by the Class C Trustee (in the case of Trust Property of such Trust) to Class C Certificateholders on the date receipt of such payment is confirmed, except as described below under this caption “—Payments and Distributions”.

Interest

The Deposits held with respect to the Class C Trust and the Series C Equipment Notes held in the Class C Trust will accrue interest at the rate per annum for the Class C Certificates set forth on the cover page of this Prospectus Supplement. Such accrued interest will be payable on April 29 and October 29 of each year, or, in the case of the Series C Equipment Notes under Series 2012-1, payable on April 11 and October 11 of each year. Payments of accrued interest on outstanding Series C Equipment Notes will commence on the first applicable payment date to occur after initial issuance thereof and will continue until the final Distribution Date for the Class C Trust, subject to the applicable Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Principal

The entire principal amount of each Series C Equipment Note is scheduled for payment on April 11, 2018, in the case of Series 2012-1, and April 29, 2018, in the case of Series 2012-2.

Scheduled Payments

Scheduled payments to Class C Certificateholders of interest on the Deposits and of interest or principal on the Series C Equipment Notes are herein referred to as “Scheduled Payments”. Any payment of principal or interest with respect to Series C Equipment Notes under Series 2012-1 received on April 11 or October 11 and available for distribution to Class C Certificateholders will be held by the Class C Trustee until the next April 29 or October 29, respectively, and distributed together with amounts received with respect to Series C Equipment Notes under Series 2012-2. In addition, on April 11, 2013, Continental will pay, pursuant to the Series C Equipment Notes under the Series 2012-1, an additional amount equal to the interest that would accrue on such Series C Equipment Notes for the period from April 11, 2013 to April 29, 2013 (the “2012-1 Additional Interest Payment” ), which (subject to the Intercreditor Agreement for Series 2012-1) will be included in the scheduled distribution to Class C Certificateholders on April 29, 2013.

The following table sets forth information regarding the “Prior Issuance Date” (in the case of each Prior Series), the “Stated Interest Rate”, “Regular Distribution Dates”, “Final Expected Distribution Date” and “Final Maturity Date” for each Class of Certificates:

Class of Certificates	Prior Issuance Date	Stated Interest Rate	Regular Distribution Dates	Final Expected Distribution Date	Final Maturity Date
2012-1A	March 22, 2012	4.150%	April 11 and October 11	April 11, 2024	October 11, 2025
2012-1B	March 22, 2012	6.250	April 11 and October 11	April 11, 2020	October 11, 2021
2012-2A	October 3, 2012	4.000	April 29 and October 29	October 29, 2024	April 29, 2026
2012-2B	October 3, 2012	5.500	April 29 and October 29	October 29, 2020	April 29, 2022
2012-3C	N.A.	6.125	April 29 and October 29	April 29, 2018	April 29, 2018

Distributions

The Paying Agent will distribute on each Regular Distribution Date for the Class C Certificates (a “Class C Regular Distribution Date”) to the Class C Certificateholders all Scheduled Payments received in respect of the Deposits with respect to the Class C Trust, the receipt of which is confirmed by the Paying Agent on such Class C Regular Distribution Date. The Class C Trustee will distribute on each applicable Class C Regular Distribution Date to the Class C Certificateholders all Scheduled Payments received in respect of Series C Equipment Notes held on behalf of the Class C Trust, the receipt of which is confirmed by the Class C Trustee on such Class C Regular Distribution Date, subject to the Intercreditor Agreement applicable to such Series C Equipment Notes. Each Class C Certificateholder will be entitled to receive its proportionate share, based upon its fractional interest in the Class C Trust, of any distribution in respect of Scheduled Payments of interest on the Deposits with respect to the Class C Trust and, subject to the applicable Intercreditor Agreement, of principal or interest on Series C Equipment Notes held on behalf of the Class C Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee to the Class C Certificateholders of record on the record date applicable to the relevant Class C Regular Distribution Date, subject to certain exceptions. (Sections 4.01 and 4.02(a); Escrow Agreement, Section 2.03) If a Scheduled Payment is not received or held by the applicable Paying Agent or the Class C Trustee on a Class C Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each Trustee under the applicable Prior Series and the Class C Trustee as soon as practicable after such Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution relating to a Prior Series will be subject to the Intercreditor Agreement applicable to such Prior Series. Any unused Deposits with respect to the Class C Trust to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon (each, also a “Special Payment”), will be distributed on a date 25 days after the Paying Agent has received notice of the event requiring such distribution (also, a “Special Distribution Date”). However, if such date is within ten days before or after a Class C Regular Distribution Date, such Special Payment shall be made on such Class C Regular Distribution Date.

“Triggering Event” means, in the case of a Prior Series, (x) the occurrence of an Indenture Default under all Indentures of such Prior Series resulting in a PTC Event of Default with respect to the most senior Class of Certificates of such Prior Series then outstanding, (y) the acceleration of all of the outstanding Equipment Notes of such Prior Series (provided that, in the case of Series 2012-2, during the Delivery Period the aggregate principal amount thereof exceeds $340 million, or, in the case of Series 2012-1, during the period for financings thereunder, the aggregate principal amount thereof exceeds $365 million) or (z) certain bankruptcy or insolvency events involving Continental.

The Paying Agent, in the case of the Deposits with respect to the Class C Trust, and the Class C Trustee, in the case of Trust Property, will mail a notice to the Class C Certificateholders stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Series C Equipment Notes held in the Class C Trust or any distribution of unused Deposits with respect to the Class C Trust after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Class C Trustee has confirmed that it has received funds for such Special Payment. (Class C Trust Supplement, Section 3.03; Escrow Agreement, Sections 2.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date will be made by the Paying Agent or the Class C Trustee, as the case may be, to the Class C Certificateholders of record on the record date applicable to such Special Payment. (Class C Trust Supplement, 3.03; Escrow Agreement, Section 2.03) See “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption”.

The Class C Pass Through Trust Agreement requires that the Class C Trustee establish and maintain, for the Class C Trust and for the benefit of the Class C Certificateholders, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by the Class C Trustee. The Class C Pass Through Trust Agreement requires that the Class C Trustee establish and maintain, for the Class C Trust and for the benefit of the Class C Certificateholders, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by the Class C Trustee, which shall be non-interest bearing except in certain circumstances where the Class C Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of the Class C Pass Through Trust Agreement, the Class C Trustee is required to deposit any Scheduled Payments relating to the Class C Trust received by it in the Certificate Account and to deposit any Special Payments so received by it in the Special Payments Account. (Section 4.01; Class C Trust Supplement, Section 3.02) All amounts so deposited will be distributed by the Class C Trustee on a Class C Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02(a); Class C Trust Supplement, Section 3.03)

The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the “Paying Agent Account”), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to the Class C Trust and any unused Deposits withdrawn by the Escrow Agent in the related Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Class C Regular Distribution Date or Special Distribution Date, as appropriate.

The final distribution for the Class C Trust will be made only upon presentation and surrender of the Class C Certificates at the office or agency of the Class C Trustee specified in the notice given by the Class C Trustee of such final distribution. The Class C Trustee will mail such notice of the final distribution to the Class C Certificateholders, specifying the date set for such final distribution and the amount of such distribution. (Class C Trust Supplement, Section 7.01(a)) See “—Termination of the Trust” below. Distributions in respect of Class C Certificates issued in global form will be made as described in “—Book-Entry; Delivery and Form” below.

If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Chicago, Illinois or Wilmington, Delaware (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

Pool Factors

The “Pool Balance” for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments as of such date made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, if any, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01)

The “Pool Factor” for each Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payments with respect to other Trust Property held in such Trust and the distribution thereof to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of a Trust can be determined by multiplying the face amount of the holder’s Certificate of such Trust by the Pool Factor for such Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Distribution Date. (Trust Supplements, Section 3.01)

The Pool Factor and Pool Balance of the Class C Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Series C Equipment Notes held in the Class C Trust, as described in “—Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes—Redemption”, the original principal amount of any Series C Equipment Notes held in the Class C Trust is less than the assumed original principal amount or a special distribution has been made attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in “Description of the Deposit Agreement”. In the event of any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of the Class C Trust will be recomputed after giving effect thereto and notice thereof will be mailed by the Class C Trustee to the Class C Certificateholders promptly after the occurrence of any such event.

Reports to Certificateholders

On each Distribution Date for the Class C Certificates, the Paying Agent and Class C Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Class C Certficateholders a statement setting forth the following information (per $1,000 face amount of Class C Certificate, except as to the amounts described in items (a) and (f) below):

(a) The aggregate amount of funds distributed on such Distribution Date under the Class C Pass Through Trust Agreement and under the Escrow Agreement, indicating the amount allocable to each source.

(b) The amount of such distribution under the Class C Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.

(c) The amount of such distribution under the Class C Pass Through Trust Agreement allocable to interest.

(d) The amount of such distribution under the Escrow Agreement allocable to interest.

(e) The amount of such distribution under the Escrow Agreement allocable to unused Deposits, if any.

(f) The Pool Balance and the Pool Factor for the Class C Trust. (Class C Trust Supplement, Section 3.01(a))

So long as the Class C Certificates are registered in the name of DTC or its nominee, on the record date prior to each Distribution Date for the Class C Certificates, the Class C Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Class C Certificates on such record date. On each Distribution Date for the Class C Certificates, the Paying Agent and Class C Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Class C Trust Supplement, Section 3.01(a))

In addition, after the end of each calendar year, the Class C Trustee and the Paying Agent will furnish to each Class C Certificateholder at any time during the preceding calendar year a statement containing the sum of the amounts determined pursuant to clauses (a), (b), (c), (d) and (e) above for such calendar year or, in the event such person was a Class C Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Class C Trustee and which a Class C Certificateholder shall reasonably request as necessary for the purpose of such Class C Certificateholder’s preparation of its U.S. federal income tax returns. (Class C Trust Supplement, Section 3.01(b)) Such statement and such other items shall be prepared on the basis of information supplied to the Class C Trustee by the DTC Participants and shall be delivered by the Class C Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Class C Trust Supplement, Section 3.01(b)) At such time, if any, as the Class C Certificates are issued in the form of definitive certificates, the Paying Agent and Class C Trustee will prepare and deliver the information described above to each Class C Certificateholder of record as the name and period of ownership of such Class C Certificateholder appears on the records of the registrar of the Class C Certificates.

The Class C Trustee is required to provide promptly to Class C Certificateholders all material non-confidential information received by the Class C Trustee from Continental. (Class C Trust Supplement, Section 3.01(e))

Indenture Defaults and Certain Rights Upon an Indenture Default

Upon the occurrence and continuation of an Indenture Default under an Indenture covered by a Prior Series, the Controlling Party for such Prior Series will direct the Subordination Agent for such Prior Series, as the holder of Equipment Notes issued under such Indenture, which in turn will direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or sell the collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreements—Intercreditor Rights—Limitation on Exercise of Remedies”. The proceeds of any such sale will be distributed pursuant to the provisions of the applicable Intercreditor Agreement. Any such proceeds so distributed to the Class C Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Class C Certificateholders on a Special Distribution Date. (Section 4.01; Class C Trust Supplement, Sections 3.02 and 3.03) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount prior to the payment in full of the Class C Certificates, the Class C Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against Continental, any Liquidity Provider or any Trustee.

Any amount, other than Scheduled Payments received or held on an applicable Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by a Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in such Trust following an Indenture Default will be deposited in the Special Payments Account for such Trust and will be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.01 Trust Supplements, Section 3.02) Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the applicable Trustee in the Special Payments Account for such Trust will, to the extent practicable, be invested by such Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

Each Pass Through Trust Agreement provides that the Trustee of the related Trust will, within 90 days after the occurrence of any default known to such Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of such uncured or unwaived default with respect to such Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes held in such Trust, the applicable Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term “default” as used in this paragraph only with respect to any Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded. (Section 7.02)

Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement or an Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))

Subject to certain qualifications set forth in each Pass Through Trust Agreement and to each applicable Intercreditor Agreement, the Certificateholders of each Trust holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Trust or pursuant to the terms of such Intercreditor Agreement, or exercising any trust or power conferred on such Trustee under such Pass Through Trust Agreement or such Intercreditor Agreement, including any right of such Trustee as Controlling Party under such Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)

In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past “event of default” under such Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes held by such Trust were issued) and its consequences or, if the Trustee of such Trust is the Controlling Party, may direct such Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement for each Prior Series after the occurrence and during the continuance of an Indenture Default under an Indenture covered by such Prior Series only the Controlling Party for such Prior Series will be entitled to waive any such past default or Indenture Default. See “Description of the Intercreditor Agreements—Intercreditor Rights—Controlling Party”.

Purchase Rights of Certificateholders

Upon the occurrence and during the continuation of a Certificate Buyout Event under a Prior Series, with 15 days’ written notice to each Certificateholder of the same Class and the Trustee for such Class:

•

The Class B Certificateholders of such Prior Series (or the holders of any Refinancing Certificates with respect thereto) will have the right to purchase all but not less than all of the Class A Certificates of such Prior Series on the third business day next following the expiry of such 15-day notice period.

•

The Class C Certificateholders will have the right to purchase all but not less than all of the Class A and Class B Certificates of such Prior Series on the third business day next following the expiry of such 15-day notice period.

In each case, the purchase price will be equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders of such Class or Classes. Such purchase right may be exercised by any Certificateholder of the Class or Classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the fractional undivided interest in the Trust held by each Certificateholder. If Continental or any of its affiliates is a Certificateholder or holder of Refinancing Certificates, it will not have the purchase rights described above. (Trust Supplements, Section 4.01)

A “Certificate Buyout Event” means, in the case of a Prior Series, that a Continental Bankruptcy Event has occurred and is continuing and the following events have occurred: (A) (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) Continental has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures with respect to such Prior Series or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures with respect to such Prior Series in accordance with Section 1110(a)(2)(B) of the Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, Continental shall have abandoned any Aircraft subject to an Indenture with respect to such Prior Series.

PTC Event of Default

A Pass Through Certificate Event of Default (a “PTC Event of Default”) under each Pass Through Trust Agreement means the failure to pay:

•	The outstanding Pool Balance of the applicable Class of Certificates within ten Business Days of the Final Maturity Date for such Class.

•

Interest due on such Class of Certificates within ten Business Days of any applicable Distribution Date (unless, in the case of Class A or Class B Certificates under a Prior Series, the Subordination Agent for such Prior Series shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto). (Section 1.01)

Any failure to make expected principal distributions with respect to any Class of Certificates on any applicable Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. For each Prior Series, a PTC Event of Default with respect to the most senior outstanding Class of Certificates of such Prior Series (or, if no Class A or Class B Certificates of such Prior Series are outstanding, the Class C Certificates) resulting from an Indenture Default under all Indentures under such Prior Series will constitute a Triggering Event for such Prior Series. See “Description of the Intercreditor Agreements—Priority of Distributions” for a discussion of the consequences of the occurrence of a Triggering Event.

Merger, Consolidation and Transfer of Assets

Continental will be prohibited from consolidating with or merging into any other person or transferring all or substantially all of its assets as an entirety to any other person unless:

•	The surviving successor or transferee person shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

•

The surviving successor or transferee person shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

•

The surviving successor or transferee person shall expressly assume all of the obligations of Continental contained in the Basic Agreement, the 1997 Basic Agreement and the Trust Supplements, the Equipment Notes, the Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents.

•	Continental shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)

The Basic Agreement, the 1997 Basic Agreement, the Trust Supplements, the Note Purchase Agreement, the Indentures and the Participation Agreements will not contain any covenants or provisions that may afford any Trustee or Certificateholder protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Continental.

Modifications of the Class C Pass Through Trust Agreement and Certain Other Agreements

The Class C Pass Through Trust Agreement contains provisions permitting, at the request of Continental, the execution of amendments or supplements to the Class C Pass Through Trust Agreement or, if applicable, to the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement, without the consent of the holders of any of the Class C Certificates:

•

To evidence the succession of another corporation to Continental and the assumption by such corporation of Continental’s obligations under the Class C Pass Through Trust Agreement or the Note Purchase Agreement.

•

To add to the covenants of Continental for the benefit of holders of the Class C Certificates or to surrender any right or power conferred upon Continental in the Class C Pass Through Trust Agreement, the Intercreditor Agreements or the Note Purchase Agreement.

•	To correct or supplement any provision of the Class C Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement which may be defective or inconsistent with any other provision in the Class C Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under the Class C Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement, provided that such action shall not materially adversely affect the interests of the Class C Certificateholders; to correct any mistake in the Class C Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement; or, as provided in the Intercreditor Agreements, to give effect to or provide for a Replacement Facility.

•	To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Class C Certificates are listed, or any regulatory body.

•

To modify, eliminate or add to the provisions of the Class C Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement to such extent as shall be necessary to continue the qualification of the Class C Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of the Class C Pass Through Trust Agreement, and to add to the Class C Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement such other provisions as may be expressly permitted by the Trust Indenture Act.

•

To evidence and provide for the acceptance of appointment under the Class C Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement by a successor Class C Trustee and to add to or change any of the provisions of the Class C Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement as shall be necessary to provide for or facilitate the administration of the Class C Trust under the Basic Agreement by more than one trustee.

•	To provide for the issuance of Refinancing Certificates, subject to certain terms and conditions. See “Possible Issuance of Refinancing Certificates”.

In each case, such modification or supplement may not adversely affect the status of the Class C Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code, for U.S. federal income tax purposes. (Section 9.01; Class C Trust Supplement, Section 6.02)

The Class C Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Class C Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the Class C Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of the Class C Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement to the extent applicable to the Class C Certificateholders or of modifying the rights and obligations of the Class C Certificateholders under the Class C Pass Through Trust Agreement, the Deposit Agreement, the Escrow Agreement, the Intercreditor Agreements or the Note Purchase Agreement. No such amendment or supplement may, without the consent of the holder of each outstanding Class C Certificate so affected thereby:

•

Reduce in any manner the amount of, or delay the timing of, any receipt by the Class C Trustee (or, with respect to the Deposits relating to the Class C Trust, the Receiptholders) of payments with respect to the Series C Equipment Notes held in the Class C Trust or distributions in respect of any Class C Certificate (or, with respect to the Deposits relating to the Class C Trust, payments upon such Deposits), or change the date or place of any payment in respect of any Class C Certificate, or make distributions payable in coin or currency other than that provided for in such Class C Certificates, or impair the right of any Class C Certificateholder to institute suit for the enforcement of any such payment when due.

•

Permit the disposition of any Series C Equipment Note held in the Class C Trust, except as provided in the Class C Pass Through Trust Agreement, or otherwise deprive such Class C Certificateholder of the benefit of the ownership of the applicable Series C Equipment Notes.

•	Alter the priority of distributions specified in any Intercreditor Agreement in a manner materially adverse to such Class C Certificateholders.

•

Reduce the percentage of the aggregate fractional undivided interests of the Class C Trust provided for in the Class C Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in the Class C Pass Through Trust Agreement.

•

Modify any of the provisions relating to the rights of the Class C Certificateholders to consent to the amendments or supplements referred to in this paragraph or in respect of certain waivers of Indenture Defaults, except to increase any such percentage or to provide that certain other provisions of the Class C Pass Through Trust Agreement cannot be modified or waived without the consent of each Class C Certificateholder affected thereby.

•

Adversely affect the status of the Class C Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Class C Trust Supplement, Section 6.03)

In the event that the Class C Trustee, as holder (or beneficial owner through the applicable Subordination Agent) of any Series C Equipment Note in trust for the benefit of the Class C Certificateholders or as Controlling Party under any Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, the Class C Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Class C Certificateholder as of the date of such notice, except in the case when consent of the Class C Certificateholders is not required under the Class C Pass Through Trust Agreement. The Class C Trustee shall request from the Class C Certificateholders a direction as to:

•

Whether or not to take or refrain from taking (or direct the applicable Subordination Agent to take or refrain from taking) any action which a holder of such Series C Equipment Note or the Controlling Party under such Intercreditor Agreement has the option to direct.

•

Whether or not to give or execute (or direct the applicable Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party under such Intercreditor Agreement.

•	How to vote (or direct the applicable Subordination Agent to vote) any Series C Equipment Note if a vote has been called for with respect thereto.

Provided such a request for Class C Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Series C Equipment Note (or in directing the applicable Subordination Agent in any of the foregoing):

•

Other than as Controlling Party under the applicable Intercreditor Agreement, the Class C Trustee shall vote for or give consent to any such action with respect to such Series C Equipment Note in the same proportion as that of (x) the aggregate face amount of all Class C Certificates actually voted in favor of or for giving consent to such action by such direction of the Class C Certificateholders to (y) the aggregate face amount of all outstanding Class C Certificates.

•

As the Controlling Party under the applicable Intercreditor Agreement, the Class C Trustee shall vote as directed in such Certificateholder direction by the Class C Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the Class C Trust.

For purposes of the immediately preceding paragraph, a Class C Certificate shall have been “actually voted” if the Class C Certificateholder has delivered to the Class C Trustee an instrument evidencing such Class C Certificateholder’s consent to such direction prior to one Business Day before the Class C Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Class C Certificateholders under the Class C Pass Through Trust Agreement and subject to the applicable Intercreditor Agreement, the Class C Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the applicable Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Class C Certificateholders. (Section 10.01)

In determining whether the Certificateholders of the requisite fractional undivided interests of Certificates of any Class have given any direction under a Pass Through Trust Agreement, Certificates owned by Continental or any of its affiliates will be disregarded and deemed not to be outstanding for purposes of any such determination. Notwithstanding the foregoing, (i) if any such person owns 100% of the Certificates of any Class, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates of any Class so owned by any such person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not Continental or an affiliate of Continental.

Obligation to Purchase Equipment Notes

On the Issuance Date, the Class C Trustee will purchase Series C Equipment Notes with respect to the Aircraft previously financed under each Prior Series, subject to the terms and conditions of a note purchase agreement relating to the Series C Equipment Notes (the “Note Purchase Agreement”). However, if the remaining aircraft scheduled for future delivery under Series 2012-1 (which has expected Registration Number N45905) (the “Remaining 2012-1 Aircraft”) is not financed under Series 2012-1 prior to the Issuance Date, Series C Equipment Notes for the Aircraft covered by Series 2012-1 will not be issued until after the Remaining 2012-1 Aircraft has been so financed or the period for such financing under Series 2012-1 has ended. Under the Note Purchase Agreement, the participation agreement (each, a “Participation Agreement”) and the indenture (each, an “Indenture”) entered into with respect to each Aircraft previously financed under the applicable Prior Series will be amended to provide, among other things, for the issuance of Series C Equipment Notes under such Indenture.

From the Issuance Date until the Delivery Period Termination Date, upon each financing of an Aircraft under a Prior Series (each, a “Future Delivery Aircraft”), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, also a “Participation Agreement”) and an indenture (each, also an “Indenture”) relating to the financing of such Future Delivery Aircraft in substantially the form prescribed by the Note Purchase Agreement. In the case of Future Delivery Aircraft covered by Series 2012-2, at the time of such financing the Class C Trustee will be obligated to purchase the Series C Equipment Notes issued with respect to such Future Delivery Aircraft, subject to the terms and conditions of the Note Purchase Agreement.

The description of such financing agreements in this Prospectus Supplement for the Future Delivery Aircraft is based on the forms of such agreements prescribed by the Note Purchase Agreement. However, the terms of the financing agreements actually entered into for the Future Delivery Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. See “Description of the Equipment Notes”. Although such changes are permitted, under the Note Purchase Agreement, the terms of such agreements must not vary the Required Terms. In addition, Continental is obligated to certify to the Class C Trustee that any substantive modifications do not materially and adversely affect the Class C Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms attached to the

Note Purchase Agreement will not result in a withdrawal, suspension or downgrading of the rating of the Class C Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of the Class C Trustee to purchase the Series C Equipment Notes related to the financing of a Future Delivery Aircraft under a Prior Series that no Triggering Event shall have occurred with respect to such Prior Series. The Class C Trustee will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

The “Required Terms,” as defined in the Note Purchase Agreement, mandate that:

•

The initial principal amount of the Series C Equipment Notes issued with respect to a Future Delivery Aircraft shall be as set forth in the table below for such Future Delivery Aircraft or, in the case of the last scheduled delivery of the Boeing 787-8 aircraft eligible for financing under the Series 2012-2 with expected registration number N27908, as set forth in the table below for an aircraft of the same model eligible for financing under the Series 2012-2 that has not been and will not be financed under the Series 2012-2:

Boeing 737-924ER

Registration Number	Initial Principal Amount
N37464	$8,916,000
N37465	8,940,000
N37466	8,940,000
N38467	8,949,000
N37468	8,949,000
N36469	8,960,000
N37470	8,960,000
N37471	8,984,000
N36472	8,984,000
N38473	8,994,000
N37474	8,994,000
N39475	9,004,000
N36476	9,004,000
N27477	9,028,000
N38479	9,028,000

Boeing 787-8

Registration Number	Initial Principal Amount
N45905	$18,753,000
N27901	21,279,000
N27903	21,279,000
N29907	21,525,000

•

The final maturity date of the Series C Equipment Notes shall be April 11, 2018, in the case of Series 2012-1 and April 29, 2018, in the case of Series 2012-2 and there shall be no scheduled amortization of such Equipment Notes.

•	The interest rate applicable to the Series C Equipment Notes must be equal to the rate applicable to the Class C Certificates.

•

The payment dates for the Series C Equipment Notes of Series 2012-1 must be April 11 and October 11 and of Series 2012-2 must be April 29 and October 29, in each case commencing with the first such date following initial issuance of such Series C Equipment Notes.

•

The amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the unpaid principal amount of the related Equipment Notes together with six months of interest accrued thereon, subject to certain rights of self-insurance.

•

(a) The past due rate in the Indentures, (b) the Make-Whole Premium payable under the Indentures, (c) the provisions relating to the redemption of Equipment Notes in the Indentures and (d) the indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, Trustees, the Escrow Agent and registered holders of the Equipment Notes (in such capacity, the “Note Holders”) with respect to certain taxes and expenses, in each case shall be provided as set forth in the form of Participation Agreements prescribed by the Note Purchase Agreement.

•

In the case of the Indentures, modifications are prohibited in any material adverse respect (i) to the Granting Clause of the Indentures so as to deprive the Note Holders under all the Indentures of a first priority security interest in the Aircraft and certain of Continental’s rights under warranties with respect to the Aircraft or to eliminate the obligations intended to be secured thereby, (ii) to certain provisions relating to the issuance, redemption, payments, and ranking of the Equipment Notes (including the obligation to pay the Make-Whole Premium in certain circumstances), (iii) to certain provisions regarding Indenture Defaults (including cross-defaults among Indentures covered by a Prior Series) and remedies relating thereto, (iv) to certain provisions relating to any replaced airframe or engines with respect to an Aircraft and (v) to the provision that New York law will govern the Indentures.

•

In the case of the Participation Agreements, modifications are prohibited in any material adverse respect (i) to certain conditions to the obligations of the Trustees to purchase the Equipment Notes issued with respect to an Aircraft involving good title to such Aircraft, the release of any recorded liens on the Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 with respect to such Aircraft and filings of certain documents with the FAA and the registration of certain interests with the International Registry under the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Treaty”), (ii) to the provisions restricting the Note Holder’s ability to transfer such Equipment Notes, (iii) to certain provisions requiring the delivery of legal opinions and (iv) to the provision that New York law will govern the Participation Agreements.

•

In the case of all of the Participation Agreements and Indentures covered by a Prior Series, modifications are prohibited in any material adverse respect as regards the interest of the Note Holders, the Subordination Agent, the Liquidity Provider or the Loan Trustee with respect to such Prior Series in the definition of “Make-Whole Premium”.

Notwithstanding the foregoing, any such forms of financing agreements may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Loan Trustee or the Certificateholders with respect to the applicable Prior Series or the Class C Certificateholders.

Liquidation of Original Trust

On the earlier of (i) the first Business Day after December 31, 2013 or, if later, the fifth Business Day after the Delivery Period Termination Date and (ii) the fifth Business Day after the occurrence of a Triggering Event with respect to the Series 2012-2 (such Business Day, the “Transfer Date”), the Class C Trust established on the Issuance Date (the “Original Trust”) will transfer and assign all of its assets and rights to a newly created successor trust (the “Successor Trust”) with substantially identical terms, except that (i) the Successor Trust will not have the right to purchase new Equipment Notes and (ii) Delaware law will govern the Original Trust and New York law will govern the Successor Trust. The institution acting as Trustee of the Original Trust (the “Original Trustee”) will also act as Trustee of the Successor Trust (the “New Trustee”). The New Trustee will assume the obligations of the Original Trustee under each transaction document to which the Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, the Original Trust will be liquidated and each of the Class C Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this Prospectus Supplement to the Class C Trust, the Class C Trustee, the Class C Pass Through Trust Agreement and similar terms shall apply to the Original Trust until the effectiveness of such transfer, assignment and assumption, and thereafter shall be applicable with respect to the Successor Trust. If for any reason such transfer, assignment and assumption cannot be effected to the Successor Trust, the Original Trust will continue in existence until it is effected. The Original Trust may be treated as a partnership for U.S. federal income tax purposes. The Successor Trust will be treated as a grantor trust. See “Certain U.S. Federal Tax Consequences”.

Termination of the Trust

The obligations of Continental and the Class C Trustee with respect to the Class C Trust will terminate upon the distribution to Class C Certificateholders of all amounts required to be distributed to them pursuant to the Class C Pass Through Trust Agreement and the disposition of all property held in the Class C Trust. The Class C Trustee will send to each Class C Certificateholder notice of the termination of the Class C Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for the Class C Trust. The final distribution to any Class C Certificateholder will be made only upon surrender of such Certificateholder’s Class C Certificates at the office or agency of the Class C Trustee specified in such notice of termination. (Class C Trust Supplement, Section 7.01(a))

The Trustee

The Class C Trustee will be Wilmington Trust, National Association. The Class C Trustee’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

Book-Entry; Delivery and Form

General

Upon issuance, the Class C Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“Indirect DTC Participants”).

So long as such book-entry procedures are applicable, no person acquiring an interest in the Class C Certificates (the “Certificate Owners”) will be entitled to receive a certificate representing such person’s interest in such Certificates. Unless and until definitive Class C Certificates are issued under the limited circumstances described below under “—Physical Certificates”, all references to actions by Class C Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Class C Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Class C Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:

•	a person that is registered as a “clearing agency” under the federal securities laws;

•	a federal reserve bank; or

•

any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Class C Certificates among DTC Participants on whose behalf it acts with respect to the Class C Certificates and to receive and transmit distributions with respect to the Class C Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class C Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions with respect to the Class C Certificates from the Class C Trustee through DTC Participants or Indirect DTC Participants, as the case may be.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Class C Certificates will be forwarded by the Class C Trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Class C Certificates in an amount proportionate to the face amount of that DTC Participant’s holdings of beneficial interests in the Class C Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical Class C Certificates, DTC’s rules provide a mechanism by which Certificate Owners will receive payments on the Class C Certificates and will be able to transfer their interests.

Unless and until physical Class C Certificates are issued under the limited circumstances described under “—Physical Certificates” below, the only physical Class C Certificateholder will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Class Trustee as registered owners of Class C Certificates under the Class C Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the Class C Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Class C Certificateholder under the Class C Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Class C Certificates are credited. In the event any action requires approval by Class C Certificateholders of a certain percentage of the beneficial interests in the Class C Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the Commission.

A Certificate Owner’s ability to pledge its Class C Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Class C Certificates, may be limited due to the lack of a physical Class C Certificate to evidence ownership of the Class C Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.

Neither Continental nor the Trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class C Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.

As long as the Class C Certificates are registered in the name of DTC or its nominee, Continental will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. The Class C Trustee will pass through to DTC in immediately available funds all payments received from Continental, including the final distribution of principal with respect to the Class C Certificates.

Any Class C Certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Class C Certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same-day funds on trading activity in the Class C Certificates.

Physical Certificates

Physical Certificates will be issued in paper form to Class C Certificateholders or their nominees, rather than to DTC or its nominee, only if:

•

Continental advises the Class C Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Class C Certificates and Continental is unable to locate a qualified successor;

•	Continental elects to terminate the book-entry system through DTC; or

•

after the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes held by the Class C Trust were issued, Certificate Owners owning at least a majority in fractional undivided interests in the Class C Trust advise the Class C Trustee, Continental and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the Class C Trustee will notify all applicable Certificate Owners through DTC Participants of the occurrence of such event and the availability of physical Class C Certificates. Upon surrender by DTC of the global Class C Certificates and receipt of instructions for re-registration, the Class C Trustee will reissue the Class C Certificates as physical Class C Certificates to the applicable Certificate Owners.

In the case of the physical Class C Certificates that are issued, the Class C Trustee or a paying agent will make distributions with respect to Class C Certificates directly to holders in whose names the physical Class C Certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Class C Certificate, the Class C Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the Class C

Trustee. The Class C Trustee or a paying agent will make the final payment with respect to any Class C Certificate only upon presentation and surrender of the applicable Class C Certificate at the office or agency specified in the notice of final distribution to the Class C Certificateholders.

Physical Class C Certificates will be freely transferable and exchangeable at the office of the Class C Trustee upon compliance with the requirements set forth in the Class C Pass Through Trust Agreement. Neither the Class C Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Class C Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

Transfer Restrictions for Class C Certificates

The Class C Certificates will be subject to transfer restrictions. They may be sold or otherwise transferred only to qualified institutional buyers (“QIBs”), as defined in Rule 144A under the Securities Act, for so long as they are outstanding, unless Continental and the Class C Trustee determine otherwise consistent with applicable law.

Each purchaser of Class C Certificates, by such purchase, will be deemed to:

1. Represent that it is purchasing such Class C Certificates for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.

2. Agree that any sale or other transfer by it of any such Class C Certificates will only be made to a QIB.

3. Agree that it will, and that it will inform each subsequent transferee that such transferee will be required to, deliver to each person to whom it transfers such Class C Certificates notice of these restrictions on transfer of such Class C Certificates.

4. Agree that no registration of the transfer of any such Class C Certificate will be made unless the transferee completes and submits to the Class C Trustee the form included on the reverse of such Class C Certificate in which it states that it is purchasing such Class C Certificate for its account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB.

5. Understand that such Class C Certificates will bear a legend substantially to the following effect:

“THIS CERTIFICATE IS SUBJECT TO TRANSFER RESTRICTIONS. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); (2) AGREES THAT, FOR SO LONG AS THIS CERTIFICATE IS OUTSTANDING, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933, AS AMENDED); AND (3) AGREES THAT IF IT SHOULD RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE, THE TRANSFEREE MUST COMPLETE THE FORM ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH FORM TO THE TRUSTEE. TRUST SUPPLEMENT NO. 2012-3C TO THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE REGISTRAR TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”

6. Acknowledge that Continental, the Class C Trustee, the Underwriters, and others will rely on the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements and agrees that, if any of the acknowledgments, representations, warranties and agreements deemed to have been made by its purchase of such Class C Certificates is no longer accurate, it shall promptly notify Continental, the Class C Trustee and the Underwriters. If it is acquiring any such Class C Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.

7. Acknowledge that the foregoing restrictions apply to holders of beneficial interests in such Class C Certificates as well as to registered holders of such Class C Certificates.

8. Acknowledge that the Class C Trustee will not be required to accept for registration of transfer any such Class C Certificate unless evidence satisfactory to Continental and the Class C Trustee that the restrictions on transfer set forth herein have been complied with is submitted to them.

DESCRIPTION OF THE DEPOSIT AGREEMENT

The following summary describes the material terms of the Deposit Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

General

Under the Escrow Agreement, the Escrow Agent with respect to the Class C Trust will enter into a Deposit Agreement with the Depositary. Pursuant to the Deposit Agreement, the Depositary will establish one or more accounts into which the proceeds of this Offering, to the extent not used to purchase Series C Equipment Notes on the Issuance Date, will be deposited on behalf of the Escrow Agent (such deposits relating to the Class C Trust and any similar deposits relating to any other Trust, the “Deposits”).

Pursuant to the Deposit Agreement with respect to the Class C Trust (the “Deposit Agreement”), on each Class C Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the Escrow Agent, for distribution to the Class C Certificateholders, an amount equal to interest accrued on the Deposits relating to the Class C Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Class C Certificates. After the Issuance Date, upon each financing of a Future Delivery Aircraft under Series 2012-2 during the Delivery Period, the Class C Trustee will request the Escrow Agent to withdraw from the Deposits relating to the Class C Trust funds sufficient to enable the Class C Trustee to purchase the Series C Equipment Note issued with respect to such Future Delivery Aircraft. In addition, if the Remaining 2012-1 Aircraft is not financed under Series 2012-1 prior to the Issuance Date, after the Remaining 2012-1 Aircraft is so financed or the period for such financing under Series 2012-1 has ended, the Class C Trustee will request the Escrow Agent to withdraw funds from the Deposits relating to the Class C Trust funds sufficient to enable the Class C Trustee to purchase Series C Equipment Notes with respect to the Aircraft previously financed under Series 2012-1. All purchases of Series C Equipment Notes will be subject to the terms of the Note Purchase Agreement. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Class C Regular Distribution Date. Any portion of any Deposit withdrawn that is not used to purchase such Series C Equipment Note will be re-deposited by the Class C Trustee into an account relating to the Class C Trust. The Deposits relating to the Class C Trust and interest paid thereon will not be subject to the subordination provisions of any Intercreditor Agreement and will not be available to pay any other amount in respect of the Class C Certificates.

Unused Deposits

The Class C Trustee’s obligation to purchase the Series C Equipment Notes is subject to satisfaction of certain conditions at the time of financing, as set forth in the Note Purchase Agreement. See “Description of the Certificates—Obligation to Purchase Equipment Notes”. Since the Aircraft are expected to be financed from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of financing for each such Aircraft. Moreover, delivery of the Future Delivery Aircraft is subject to delays in the manufacturing process and to the Aircraft manufacturer’s right to postpone deliveries under its agreement with Continental. See “Description of the Aircraft and Appraisals—Timing of Financing the Aircraft”.

If any funds remain as Deposits with respect to the Class C Trust at the end of the Delivery Period or, if earlier, upon the acquisition by the Class C Trust of the Series C Equipment Notes with respect to all of the Aircraft (excluding the Remaining 2012-1 Aircraft and any substitute Aircraft in lieu thereof if not issued prior to the deadline for financing such aircraft under the Series 2012-1) (the “Delivery Period Termination Date”), such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Class C Certificateholders after at least 15 days’ prior written notice. In addition, if the Deposits available to purchase Series C Equipment Notes with respect to the Remaining 2012-1 Aircraft (the “Series 2012-1 Deposits”) have not been so used by the expiration of the period for financing such aircraft under the 2012-1 Series, the funds comprising such Deposits will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon but without premium, to the Class C Certificateholders after at least 15 days’ prior written notice. See “Description of the Aircraft and the Appraisals—Timing of Financing the Aircraft”.

Distribution Upon Occurrence of Triggering Event

If a Triggering Event shall occur under the Series 2012-2 prior to the Delivery Period Termination Date, the Escrow Agent will withdraw any funds then held as Deposits with respect to the Class C Trust available for the purchase of Series C Equipment Notes of Series 2012-2 and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Class C Certificateholders by the Paying Agent on behalf of the Escrow Agent, after at least 15 days’ prior written notice. Accordingly, if a Triggering Event occurs under the Series 2012-2 prior to the Delivery Period Termination Date, the Class C Trust will not acquire Series C Equipment Notes issued with respect to the Future Delivery Aircraft of Series 2012-2 available to be financed after the occurrence of such Triggering Event.

If a Triggering Event shall occur under the Series 2012-1 prior to the issuance of the Series C Equipment Notes with respect to all Aircraft under Series 2012-1 and the deadline for such issuance, the Escrow Agent will withdraw any funds then held as Deposits available for the purchase of Series C Equipment Notes of Series 2012-1 and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Class C Certificateholders by the Paying Agent on behalf of the Escrow Agent, after at least 15 days’ prior written notice. Accordingly, if a Triggering Event occurs under the Series 2012-1 prior to such issuance and deadline, the Class C Trust will not acquire Series C Equipment Notes issued with respect to the remaining Aircraft under Series 2012-1.

Replacement of Depositary

If the Depositary’s short-term unsecured debt rating by Moody’s Investors Service, Inc. (“Moody’s”) or long-term issuer credit rating by Fitch Ratings Ltd. (“Fitch”) or Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business (“Standard & Poor’s” and, together with Fitch and Moody’s, the “Rating Agencies”) falls below the Depositary Threshold Rating or if any such rating has been withdrawn or suspended, then Continental must, within 30 days of such event occurring, replace the Depositary with a new depositary bank that has a short-term unsecured debt rating by Moody’s and a long-term issuer credit rating issued by Fitch and Standard & Poor’s equal to or higher than the applicable Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency then rating the Class C Certificates that such replacement will not result in a downgrading of the ratings for the Class C Certificates without regard to any downgrading of any rating of the Depositary being replaced.

At any time during the Delivery Period, Continental may replace the Depositary, or the Depositary may replace itself, with a new depositary bank that has a short-term unsecured debt rating by Moody’s and a long-term issuer credit rating issued by Fitch and Standard & Poor’s equal to or higher than the applicable Depositary Threshold Rating, subject to receipt of written confirmation from each Rating Agency then rating the Class C Certificates that such replacement will not result in a withdrawal, suspension or downgrading of the ratings for the Class C Certificates.

“Depositary Threshold Rating” means the short-term unsecured debt rating of P-1 by Moody’s and the long-term issuer credit rating of A- and A- by Fitch and Standard & Poor’s, respectively.

Depositary

Natixis S.A., acting through its New York Branch, will act as depositary (the “Depositary”). Natixis, S.A. is a French public limited corporation (société anonyme) with a board of directors (“Natixis”). Natixis is a credit institution licensed as a bank in France. The New York Branch of Natixis is licensed by the Superintendent of the New York State Department of Financial Services to conduct a banking business as a branch of a foreign bank.

Natixis has long-term debt ratings from Standard & Poor’s, Moody’s and Fitch of “A”, “A2” and “A+”, respectively, and short-term debt ratings from Standard & Poor’s, Moody’s and Fitch of “A-1”, “P-1” and “F1+”, respectively.

Natixis is the Wholesale Banking, Investment Solutions and Financial Services arm of Groupe BPCE, a French banking group. Natixis had €552 billion of consolidated assets and €19.1 billion equity capital group share as of September 30, 2012. Excluding businesses affected by the financial crisis managed separately (known as the Workout Portfolio Management segment), Natixis had net revenues of €1,360 million in the third quarter of 2012.

Natixis is listed on the Paris stock exchange. Its primary shareholder is BCPE, which holds 72.17% of its share capital (excluding treasury shares). The remainder is publicly traded. Natixis’ registered office is at 30, avenue Pierre Mendès France, 75013 Paris, France.

Natixis will provide without charge a copy of its most recent publicly available annual report. Written requests should be directed to Corporate Secretary, Natixis, 9 West 57th Street, New York, New York 10019; telephone (212) 872-5000.

DESCRIPTION OF THE ESCROW AGREEMENT

The following summary describes the material terms of the escrow and paying agent agreement (the “Escrow Agreement”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission.

U.S. Bank National Association, as escrow agent in respect of the Class C Trust (the “Escrow Agent”), Wilmington Trust, National Association, as paying agent on behalf of the Escrow Agent in respect of the Class C Trust (the “Paying Agent”), the Class C Trustee and the Underwriters will enter into the Escrow Agreement for the benefit of the Class C Certificateholders as holders of the Escrow Receipts affixed thereto (in such capacity, a “Receiptholder”). The cash proceeds of the offering of the Class C Certificates, to the extent not used to purchase Series C Equipment Notes on the Issuance Date, will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to the Class C Trust. The Escrow Agent shall permit the Class C Trustee to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date to allow the Class C Trustee to purchase Series C Equipment Notes pursuant to the Note Purchase Agreement. In addition, the Escrow Agent shall direct the Depositary to pay interest on the Deposits relating to the Class C Trust accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

The Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. The Paying Agent shall deposit interest on Deposits relating to the Class C Trust and any such unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. The Paying Agent shall distribute these amounts on a Class C Regular Distribution Date or Special Distribution Date, as appropriate.

Upon receipt by the Depositary of cash proceeds from this Offering, the Escrow Agent will issue one or more escrow receipts (“Escrow Receipts”) which will be affixed by the Class C Trustee to each Class C Certificate. Each Escrow Receipt evidences the related Receiptholder’s interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Class C Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Class C Certificate to which it is affixed.

Each Receiptholder shall have the right (individually and without the need for any other action of any person, including the Escrow Agent or any other Receiptholder), upon any default in the payment of interest on the Deposits relating to the Class C Trust when due by the Depositary in accordance with the Deposit Agreement, or upon any default in the payment of the final withdrawal when due by the Depositary in accordance with the terms of the Deposit Agreement and Escrow Agreement, to proceed directly against the Depositary. The Escrow Agent will notify Receiptholders in the event of a default in any such payment and will promptly forward to Receiptholders upon receipt copies of all written communications relating to any payments due to the Receiptholders in respect of the Deposits relating to the Class C Trust.

DESCRIPTION OF THE LIQUIDITY FACILITIES FOR THE PRIOR SERIES

The following summary describes the terms material to a holder of Class C Certificates of the Liquidity Facilities for the Class A and Class B Certificates of each Prior Series and certain provisions of the Intercreditor Agreements relating to such Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreements, each of which was filed as an exhibit to a Current Report on Form 8-K filed by Continental with the Commission, and to the amendment to each Intercreditor Agreement to be executed in connection with this Offering, which will be so filed. The material provisions of the Liquidity Facilities are substantially identical and the material provisions of the Intercreditor Agreements are substantially identical, in each case except as otherwise indicated.

General

The Class C Certificates will not have the benefit of a Liquidity Facility, unlike the Class A and Class B Certificates of each Prior Series. For each Class of Certificates previously issued under each Prior Series, the Subordination Agent for such Prior Series has entered into a revolving credit agreement (each, a “Liquidity Facility”) with Natixis S.A., acting through its New York Branch, as the liquidity provider thereunder (the “Liquidity Provider”).

The Intercreditor Agreement and the Liquidity Facilities for each Prior Series provide that certain payments to the Liquidity Providers for such Prior Series be made prior to payments to the Trustees for such Prior Series and the Class C Trustee. See “Description of the Intercreditor Agreements—Priority of Distributions”.

On any Regular Distribution Date with respect to the Class A and Class B Trusts of each Prior Series, if, after giving effect to the subordination provisions of the Intercreditor Agreement applicable to such Prior Series, the applicable Subordination Agent does not have sufficient funds for the payment of interest on the Certificates of such Prior Series, the Liquidity Provider under the relevant Liquidity Facility will make an advance (an “Interest Drawing”) in the amount needed to fund such interest shortfall up to the Maximum Available Commitment. The maximum amount of Interest Drawings available under each Liquidity Facility is expected to provide an amount sufficient to pay interest on the related Class of Certificates of such Prior Series on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on such Certificates) at the respective Stated Interest Rates for such Certificates. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility for any Class A or Class B Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The Liquidity Provider with respect to each of the Class A and Class B Trusts may be replaced by one or more other entities under certain circumstances.

Drawings

The aggregate amount available under the Liquidity Facility for the Class A and Class B Trust for each Prior Series as of April 11, 2013, in the case of the Series 2012-1 (which is the next Regular Distribution Date for Series 2012-1) and as of October 29, 2013, in the case of the Series 2012-2 (which is the first Regular Distribution Date with respect to Series 2012-2 after which all Future Delivery Aircraft are expected to have been financed pursuant to such Series, assuming that such Future Delivery Aircraft are so financed and that all interest due on or prior to October 29, 2013, is paid), will be as follows:

Trust	Available Amount
2012-1A	$46,876,429
2012-1B	13,040,907
2012-2A	42,697,320
2012-2B	10,911,945

Except as otherwise provided below, the Liquidity Facility for each of the Class A and Class B Trusts will enable the related Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date with respect to such Trust if, after giving effect to the subordination provisions of the applicable Intercreditor Agreement, there are insufficient funds available to such Subordination Agent to pay interest on the Certificates of such Trust at the Stated Interest Rate for such Trust; provided, however, that the maximum amount available to be drawn under the Liquidity Facility with respect to any Class A or Class B Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. The “Maximum Available Commitment” at any time under each Liquidity Facility is an amount equal to the then Maximum Commitment of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility shall be zero.

“Maximum Commitment” for the Liquidity Facility for each Class A and Class B Trust means as of the initial issuance date for the Certificates issued by such Trust, the amount set forth in the following table, as the same may be reduced from time to time as described below:

Trust	Maximum Commitment
2012-1A	$48,525,785
2012-1B	13,499,753
2012-2A	44,753,117
2012-2B	11,437,335

“Required Amount” means, in relation to the Liquidity Facility for any applicable Trust for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for such Trust, that would be payable on the applicable Class of Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the corresponding Class of Certificates on such day and without regard to expected future payments of principal on such Class of Certificates.

The Liquidity Facility for any applicable Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.02; Intercreditor Agreements, Section 3.5) In addition, the Liquidity Facility with respect to each Class A and Class B Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

Each payment by a Liquidity Provider reduces by the same amount the Maximum Available Commitment under the related Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the applicable Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under the applicable Liquidity Facility will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount of such Liquidity Facility. However, the Maximum Commitment Amount under such Liquidity Facility will not be so reinstated at any time if (i) a Liquidity Event of Default with respect to such Liquidity Facility shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Series A and Series B Equipment Notes issued under the related Prior Series are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been made or an Interest Drawing shall have been converted into a Final Advance. The Maximum Available Commitment under any Liquidity Facility will not be reinstated after a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing thereunder. On the first Regular Distribution Date for a Prior Series and on each date on which the Pool Balance of a Trust included in such Prior Series shall have been reduced by payments made to the related Certificateholders pursuant to the applicable Intercreditor Agreement, the Maximum Commitment of the Liquidity Facility for the applicable Trust will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facilities, Section 2.04(a); Intercreditor Agreements, Section 3.5(j))

“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which Continental is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

Under the Liquidity Facility for each Trust established under Series 2012-1, if at any time the long-term senior unsecured debt rating or long-term issuer credit rating, as the case may be, of the related Liquidity Provider then issued by either Rating Agency specified in the applicable Intercreditor Agreement is lower than the applicable Liquidity Threshold Rating or if either such rating has been withdrawn or suspended, and the applicable Liquidity Facility is not replaced with a Replacement Facility within 30 days after receipt by the applicable Subordination Agent of notice of such downgrading, withdrawal or suspension and as otherwise provided in the applicable Intercreditor Agreement, such Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under such Liquidity Facility (the “2012-1 Downgrade Drawing”). Under the Liquidity Facility for each Trust established under Series 2012-2, if at any time the related Liquidity Provider is downgraded, or any applicable rating of such Liquidity Provider is suspended or withdrawn, by any Rating Agency specified in the applicable Intercreditor Agreement such that after such downgrading, suspension or withdrawal such Liquidity Provider does not have a Long-Term Rating from such Rating Agency of the applicable Liquidity Threshold Rating or higher (any such downgrading, suspension or withdrawal, a “Downgrade Event”), and such Liquidity Facility is not replaced with a Replacement Facility within 30 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), such Liquidity Facility will be drawn up to the then Maximum Available Commitment under such Liquidity Facility (the “2012-2 Downgrade Drawing” and, together with the 2012-1 Downgrade Drawing, each a “Downgrade Drawing”), unless no later than 25 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of such Liquidity Facility), the Rating Agency whose downgrading, suspension or withdrawal of such Liquidity Provider resulted in the occurrence of such Downgrade Event provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the ratings by such Rating Agency for any Class of Certificates of the Prior Series to which such Liquidity Facility relates. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to a Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by an applicable Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. In each case, the proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) for the applicable Class of Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreements, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

“Liquidity Threshold Rating” means: (a) with respect to Series 2012-1, (i) in the case of Moody’s, a Long-Term Rating of A3 and (ii) in the case of Standard & Poor’s, a Long-Term Rating of A-, and (b) with respect to Series 2012-2, (i) in the case of Fitch, a Long-Term Rating of A-, (ii) in the case of Moody’s, a Long-Term

Rating of A3 and (iii) in the case of Standard & Poor’s, a Long-Term Rating of A- with respect to the Liquidity Provider for the Class A Trust under such Prior Series and a Long-Term Rating of BBB+ with respect to the Liquidity Provider for the Class B Trust under such Prior Series.

“Long-Term Rating” means, for any entity: (a) in the case of Fitch, the long-term issuer credit rating of such entity, (b) in the case of Moody’s, the long-term senior unsecured debt rating of such entity and (c) in the case of Standard & Poor’s, the long-term issuer credit rating of such entity.

If at any time during the 18-month period prior to the final expected Regular Distribution Date for any Class A Trust or Class B Trust of a Prior Series, the Pool Balance for such Class A or Class B Trust is greater than the aggregate outstanding principal amount of Equipment Notes held in such Trust (other than any Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of), the Liquidity Provider for such Trust may, in its discretion, give notice of special termination under the applicable Liquidity Facility (a “Special Termination Notice”). The effect of the delivery of such Special Termination Notice will be to cause (i) such Liquidity Facility to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the applicable Subordination Agent, (ii) the applicable Subordination Agent to promptly request, and such Liquidity Provider to promptly make, a special termination drawing (a “Special Termination Drawing”) in an amount equal to the Maximum Available Commitment thereunder and (iii) all amounts owing to such Liquidity Provider automatically to become accelerated. The proceeds of a Special Termination Drawing will be deposited into the Cash Collateral Account and used for the same purposes under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 6.02; Intercreditor Agreements, Section 3.5(m))

The Liquidity Facility for each Class A and Class B Trust provides that the applicable Liquidity Provider’s obligations thereunder will expire on the earliest of:

•

In the case of Series 2012-1, 364 days after the issuance date with respect to such Prior Series, and in the case of Series 2012-2, the first anniversary of the issuance date with respect to such Prior Series.

•	The date on which the applicable Subordination Agent delivers to such Liquidity Provider a certification that all of the Certificates of such Trust have been paid in full.

•	The date on which the applicable Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

•	The fifth Business Day following receipt by the applicable Subordination Agent of a Termination Notice from such Liquidity Provider (see “—Liquidity Events of Default”).

•	The fifth Business Day following receipt by the applicable Subordination Agent of a Special Termination Notice from such Liquidity Provider.

•	The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

Each Liquidity Facility for a Trust under Series 2012-1 provides that it may be extended for additional 364-day periods by mutual agreement of the relevant Liquidity Provider and the applicable Subordination Agent. Each Liquidity Facility for a Trust under Series 2012-2 provides that it will be extended automatically for additional one-year periods unless the Liquidity Provider advises the applicable Subordination Agent 25 days prior to its then-scheduled expiration date that the expiration date will not be extended. Each Intercreditor Agreement provides that the Liquidity Facility for any Class A or Class B Trust may be replaced if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates of such Trust and the expiration date of such Liquidity Facility is not extended by the 25th day prior to its then-scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then-scheduled expiration date, such Liquidity Facility will be drawn in full up to the then Maximum Available

Commitment under such Liquidity Facility (the “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing under any Liquidity Facility will be deposited in the Cash Collateral Account for the related Trust to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreements, Section 3.5(d))

Upon receipt by the applicable Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the relevant Liquidity Provider, such Subordination Agent shall request a final drawing (a “Final Drawing”) under such Liquidity Facility, in an amount equal to the then Maximum Available Commitment thereunder. Such Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreements, Section 3.5(i))

Drawings under any Liquidity Facility will be made by delivery by the applicable Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the relevant Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the relevant Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, such Liquidity Provider will be fully discharged of its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the applicable Subordination Agent or any other person.

Replacement Liquidity Facility

A “Replacement Facility” for any Liquidity Facility will mean an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies specified in the related Intercreditor Agreement for such Liquidity Facility to confirm in writing their respective ratings then in effect for the Certificates of an applicable Trust (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons) having a Long-Term Rating issued by each applicable Rating Agency which is equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreements, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the applicable Intercreditor Agreement as the Liquidity Provider being replaced.

Subject to certain limitations, Continental may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any applicable Trust (including without limitation any Replacement Facility described in the following sentence). In addition, if any Liquidity Provider shall determine not to extend any Replacement Facility, then such Liquidity Provider may, at its option, arrange for another Replacement Facility to replace such Replacement Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Replacement Facility and (ii) at any time after a Non-Extension Drawing has been made. Each Liquidity Provider may also arrange for a Replacement Facility to replace any of its Liquidity Facilities at any time after a Downgrade Drawing under such Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing, a Special Termination Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreements, Section 3.5(e))

Reimbursement of Drawings

The Subordination Agent for each Prior Series must reimburse amounts drawn under any Liquidity Facility with respect to such Prior Series by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, Special

Termination Drawing or Non-Extension Drawing and interest thereon, but only to the extent that such Subordination Agent has funds available therefor. See “Description of the Intercreditor Agreements—Priority of Distributions”.

Interest Drawings, Special Termination Drawing and Final Drawing

Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Interest Drawing or Final Drawing, interest will accrue at the Base Rate plus 4.00% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period (or, as described in the fourth paragraph under “—Reimbursement of Drawings—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 4.00% per annum. Any Special Termination Drawing under the Liquidity Facilities, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest at the Base Rate for the applicable interest period plus a specified margin per annum from the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Special Termination Drawing. Thereafter, interest will accrue at LIBOR for the applicable interest period (or, as described in the fourth paragraph under “—Reimbursement of Drawings—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus a specified margin per annum.

“Base Rate” means, on any day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent ( 1/4 of 1%).

“LIBOR” means, with respect to any interest period, (i) the rate per annum appearing on Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next  1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the drawing to which such interest period is to apply and for a period comparable to such interest period.

If at any time, a Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the applicable Subordination Agent, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, LIBOR determined or to be determined for the current or the immediately succeeding interest period will not adequately and fairly reflect the cost to such Liquidity Provider (as conclusively certified by such Liquidity Provider, absent manifest error) of making or maintaining LIBOR advances, such Liquidity Provider shall give notice thereof (a “Rate Determination Notice”) to the applicable Subordination Agent. If such notice is given, then the outstanding principal amount of the LIBOR advances under the applicable Liquidity Facility shall be converted to Base Rate advances effective from the date of the Rate Determination Notice; provided that the rate then applicable in respect of such Base Rate advances shall be increased by one percent (1.00%). Each applicable Liquidity Provider shall withdraw a Rate Determination Notice given under the applicable Liquidity Facility when such Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to such Liquidity Provider, and the Base Rate advances under the applicable Liquidity Facility shall be converted to LIBOR advances effective as of the first day of the next succeeding interest period after the date of such withdrawal. Each change in the Base Rate shall become effective immediately. (Liquidity Facilities, Section 3.07(g))

Downgrade Drawings and Non-Extension Drawings

The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

•

Such amount will be released on any Distribution Date for the Prior Series to which such Liquidity Facility relates to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

•	Any portion of such amount withdrawn from the Cash Collateral Account for the applicable Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

•	The balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, from the date of the drawing to (but excluding) the third business day following the applicable Liquidity Provider’s receipt of the notice of such Downgrade Drawing, at a rate equal to the Base Rate plus a specified margin per annum, and thereafter, at a rate equal to LIBOR for the applicable interest period (or, as described in the fourth paragraph under “—Reimbursement of Drawings—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus a specified margin per annum on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the fourth paragraph under “—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 4.00% per annum.

Any Non-Extension Drawing under any Liquidity Facility, other than any portion thereof applied to the payment of interest on the applicable Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified rate per annum on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “—Liquidity Events of Default”, at a rate equal to LIBOR for the applicable interest period (or, as described in the fourth paragraph under “—Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 4.00% per annum.

Liquidity Events of Default

Events of default under each Liquidity Facility relating to a Prior Series (each, a “Liquidity Event of Default”) will consist of:

•

The acceleration of all of the Equipment Notes relating to such Prior Series (provided, that in the case of the Series 2012-2, if such acceleration occurs during the Delivery Period, the aggregate principal amount thereof exceeds $340 million or, in the case of the Series 2012-1, if such acceleration occurs during the period for financings thereunder, the aggregate principal amount thereof exceeds $365 million).

•	Certain bankruptcy or similar events involving Continental. (Liquidity Facilities, Section 1.01)

If (i) any Liquidity Event of Default under any Liquidity Facility relating to a Prior Series has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Series A and Series B Equipment Notes relating to such Prior Series are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility to the applicable Subordination Agent (a “Termination Notice”). The Termination Notice will have the following consequences:

•	Such Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the applicable Subordination Agent.

•

The applicable Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•	Any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

•	All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the applicable Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreements—Priority of Distributions”. (Liquidity Facilities, Section 6.01) Upon the circumstances described below under “Description of the Intercreditor Agreements—Intercreditor Rights”, the Liquidity Provider with respect to a Prior Series may become the Controlling Party for such Prior Series with respect to the exercise of remedies under the Indentures under such Prior Series. (Intercreditor Agreements, Section 2.6(c))

DESCRIPTION OF THE INTERCREDITOR AGREEMENTS

The following summary describes the material provisions of the Intercreditor Agreement for each Prior Series (as amended in connection with this Offering, unless the context requires otherwise, collectively, the “Intercreditor Agreements”), among the Class C Trustee, the Trustees relating to such Prior Series, the Liquidity Provider relating to such Prior Series and Wilmington Trust Company, in the case of Series 2012-1, or Wilmington Trust, National Association, in the case of Series 2012-2, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreements, each of which as originally executed was filed as an exhibit to a Current Report on Form 8-K filed by Continental with the Commission, and to the amendment to each Intercreditor Agreement to be executed in connection with this Offering, which will be so filed.

Except as otherwise indicated, the following summary relates to the Intercreditor Agreement for each Prior Series. The material terms of each of the Intercreditor Agreements are substantially the same, except as otherwise indicated.

Intercreditor Rights

Controlling Party

Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent for a Prior Series is the registered holder of the related Equipment Notes, such Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of such Equipment Notes.

After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party for the related Prior Series, subject to the limitations described below. See “Description of the Certificates—Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

The “Controlling Party” with respect to a Prior Series will be:

•	The Class A Trustee of such Prior Series.

•	Upon payment of Final Distributions to the holders of Class A Certificates of such Prior Series, the Class B Trustee of such Prior Series.

•	Upon payment of Final Distributions to the holders of Class B Certificates of such Prior Series, the Class C Trustee.

•	Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider for such Prior Series with the largest amount owed to it, as discussed in the next paragraph.

The Intercreditor Agreement for each Prior Series provides that at any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility under such Prior Series shall have been drawn (for any reason other than a Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing that has not been converted into a Final Drawing) and shall remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates of such Prior Series and shall remain unreimbursed and (z) the date on which all Equipment Notes under such Prior Series shall have been accelerated (provided, that in the case of the Series 2012-2, if such acceleration occurs prior to the Delivery Period Termination Date, the aggregate principal amount thereof exceeds $340 million or, in the case of the Series 2012-1, if such acceleration occurs during the period for financings thereunder, the aggregate principal amount thereof exceeds $365 million), the Liquidity Provider for such Prior Series with the highest outstanding amount of Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any drawing under any Liquidity Facility) shall have the right to become the Controlling Party with respect to such Prior Series.

For purposes of giving effect to the rights of the Controlling Party for a Prior Series, each Trustee with respect to such Prior Series and the Class C Trustee (to the extent not the Controlling Party) shall irrevocably agree, and the Certificateholders of such Prior Series and the Class C Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of the applicable Certificates, that the Subordination Agent for such Prior Series, as record holder of the Equipment Notes of such Prior Series, shall exercise its voting rights in respect of such Equipment Notes as directed by the Controlling Party for such Prior Series. (Intercreditor Agreements, Section 2.6) For a description of certain limitations on each Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes—Remedies”.

“Final Distributions” means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest calculated at the Stated Interest Rate on the Pool Balance of such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust which has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Final Distributions.

Limitation on Exercise of Remedies

So long as any Certificates of a Prior Series or Class C Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture relating to such Prior Series and (y) the bankruptcy or insolvency of Continental, without the consent of each Trustee of such Prior Series and the Class C Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.

Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including Continental) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).

If, following certain events of bankruptcy, reorganization or insolvency with respect to Continental described in the Intercreditor Agreement for a Prior Series (a “Continental Bankruptcy Event”) and during the pendency thereof, the Controlling Party with respect to such Prior Series receives a proposal from or on behalf of Continental to restructure the financing of any one or more of the Aircraft covered by such Prior Series, such

Controlling Party will promptly thereafter give the Subordination Agent for such Prior Series, each Trustee for such Prior Series and the Class C Trustee notice of the material economic terms and conditions of such restructuring proposal whereupon such Subordination Agent acting on behalf of each Trustee for such Prior Series and the Class C Trustee will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders of such Prior Series and the Class C Certificateholders (whether by posting on DTC’s Internet board or otherwise) and to each Liquidity Provider with respect to such Prior Series that has not made a Final Drawing. Thereafter, the Subordination Agent for such Prior Series, any Trustee for such Prior Series and the Class C Trustee, whether acting on instructions of the Controlling Party for such Prior Series or otherwise, may not, without the consent of each Trustee for such Prior Series and the Class C Trustee, enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S. Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of Continental unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders of such Prior Series, to the Class C Certificateholders and to each Liquidity Provider for such Prior Series that has not made a Final Drawing for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).

In the event that any holder of Class B Certificates of a Prior Series or of Class C Certificates gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Class of Certificates of such Prior Series represented by the then Controlling Party of such Prior Series (as described in “Description of the Certificates—Purchase Rights of Certificateholders”), prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent of such Prior Series, any Trustee of such Prior Series or the Class C Trustee to enter into any such restructuring proposal with respect to any of the Aircraft covered by such Prior Series, unless and until such holder fails to purchase such Class of Certificates on the date that it is required to make such purchase.

Post Default Appraisals

Upon the occurrence and continuation of an Indenture Default under any Indenture of a Prior Series, the Subordination Agent for such Prior Series will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party for such Prior Series setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture of a Prior Series, and without limiting the right of the Controlling Party for such Prior Series to request more frequent Appraisals, the Subordination Agent for such Prior Series will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a Continental Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal.

“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.

Priority of Distributions

All payments in respect of the Equipment Notes of a Prior Series (including Series C Equipment Notes issued under an Indenture covered by such Prior Series) and certain other payments received on each Regular Distribution Date or Special Distribution Date for a Prior Series (each, a “Distribution Date”) will be promptly distributed by the Subordination Agent for the applicable Prior Series on such Distribution Date in the following order of priority:

•

To the Subordination Agent for such Prior Series, any Trustee of such Prior Series, the Class C Trustee, any Certificateholder of such Prior Series, any Class C Certificateholder and any Liquidity Provider for such Prior Series to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent for such Prior Series (or reasonably expected to be incurred by such Subordination Agent for the period ending on the next succeeding Regular Distribution Date for such Prior Series, which shall not exceed $150,000 unless approved in writing by the Controlling Party of such Prior Series), any such Trustee or any such Liquidity Provider or to reimburse any such Certificateholder or such Liquidity Provider in respect of payments made to the Subordination Agent for such Prior Series or any such Trustee in connection with the protection or realization of the value of the Equipment Notes of such Prior Series held by the Subordination Agent for such Prior Series or any Collateral under (and as defined in) any Indenture of such Prior Series (collectively, the “Administration Expenses”).

•

To the Liquidity Provider for such Prior Series (a) to the extent required to pay the Liquidity Expenses for such Prior Series or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of Equipment Notes issued pursuant to an Indenture of such Prior Series (an “Equipment Note Special Payment”), so long as no Indenture Default has occurred and is continuing under any Indenture of such Prior Series, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Section 2.4 Fraction or, if such an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To the Liquidity Provider for such Prior Series (a) to the extent required to pay interest accrued on the Liquidity Obligations for such Prior Series and if a Special Termination Drawing has been made under a Liquidity Facility for such Prior Series and has not been converted into a Final Drawing, to pay the outstanding amount of such Special Termination Drawing or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture of such Prior Series, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations for such Prior Series plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations for such Prior Series not in arrears, multiplied by the Section 2.4 Fraction and if a Special Termination Drawing has been made under a Liquidity Facility for such Prior Series and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing or, if such an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To (i) the Liquidity Provider for such Prior Series to the extent required to pay the outstanding amount of all Liquidity Obligations for such Prior Series and (ii) if applicable, with respect to any particular Liquidity Facility for such Prior Series, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Series A and Series B Equipment Notes of such Prior Series are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing under such Liquidity Facility or (y) a Final Drawing shall have occurred under such Liquidity Facility, the Subordination Agent for such Prior Series to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates of such Prior Series.

•

To the Subordination Agent for such Prior Series, any Trustee of such Prior Series, the Class C Trustee, any Certificateholder of such Prior Series or any Class C Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•

To the Class A Trustee for such Prior Series (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class A Certificates for such Prior Series (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates for such Prior

Series) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture of such Prior Series, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series A Equipment Notes held in the Class A Trust for such Prior Series being redeemed, purchased or prepaid or, if such an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To the Class B Trustee for such Prior Series (a) to the extent required to pay accrued and unpaid Class B Adjusted Interest on the Class B Certificates for such Prior Series (excluding interest, if any, payable with respect to the Deposits relating to such Class of Certificates) or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture of such Prior Series, to the extent required to pay any such Class B Adjusted Interest that is then due or, if such an Indenture Default has occurred and is continuing, clause (a) will apply.

•

To the Class C Trustee (a) to the extent required to pay accrued and unpaid Class C Adjusted Interest for such Prior Series on the Class C Certificates (excluding interest, if any, payable with respect to the Deposits relating to the Class C Certificates) or (b) in the case of an Equipment Note Special Payment under such Prior Series, so long as no Indenture Default has occurred and is continuing under any Indenture of such Prior Series, to the extent required to pay any such Class C Adjusted Interest that is then due or, if such an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class A Trustee for such Prior Series to the extent required to pay Expected Distributions on the Class A Certificates of such Prior Series.

•

To the Class B Trustee for such Prior Series (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Class B Certificates for such Prior Series (other than Class B Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to the Class B Trust for such Prior Series) or, (b) in the case of an Equipment Note Special Payment under such Prior Series, so long as no Indenture Default has occurred and is continuing under any Indenture of such Prior Series, to the extent required to pay any such interest that is then due (other than Class B Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series B Equipment Notes held in the Class B Trust for such Prior Series and being redeemed, purchased or prepaid or, if such an Indenture Default has occurred and is continuing, clause (a) will apply.

•	To the Class B Trustee of such Prior Series to the extent required to pay Expected Distributions on the Class B Certificates of such Prior Series.

•

To the Class C Trustee (a)(i) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Series C Limited Pool Balance for such Prior Series (other than Class C Adjusted Interest paid above and interest, if any, payable with respect to the Deposits relating to the Class C Trust) and (ii) solely on the first Regular Distribution Date under Series 2012-1 occurring after the Issuance Date, an amount equal to the 2012-1 Additional Interest Payment or, (b) in the case of an Equipment Note Special Payment under such Prior Series, so long as no Indenture Default has occurred and is continuing under any Indenture of such Prior Series, to the extent required to pay any such interest that is then due (other than Class C Adjusted Interest paid above) together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Series C Equipment Notes of such Prior Series held in the Class C Trust and being redeemed, purchased or prepaid or, if such an Indenture Default has occurred and is continuing, clause (a)(i) will apply.

•	To the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates.

Notwithstanding the priority of distributions set forth above, all payments received by the Subordination Agent for a Prior Series under any Indenture securing Equipment Notes of such Prior Series and to be applied by the terms of such Indenture to the Series C Equipment Notes issued in respect of the other Prior Series shall be promptly distributed to the Class C Trustee.

“Section 2.4 Fraction” means, with respect to any Special Distribution Date for a Prior Series, a fraction, the numerator of which shall be the amount of principal of the applicable Series A Equipment Notes of such Prior Series and Series B Equipment Notes of such Prior Series being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Series A Equipment Notes of such Prior Series and Series B Equipment Notes of such Prior Series outstanding as of such Special Distribution Date.

“Liquidity Obligations” means, with respect to any Prior Series, the obligations of the Subordination Agent for such Prior Series to reimburse or to pay the Liquidity Provider for such Prior Series all principal, interest, fees and other amounts owing to it under each Liquidity Facility for such Prior Series or certain other agreements.

“Liquidity Expenses” means, with respect to any Prior Series, the Liquidity Obligations for such Prior Series other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities for such Prior Series.

“Expected Distributions” means, with respect to the Certificates of any Trust on any Distribution Date (the “Current Distribution Date”), the difference between:

(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes (the “Non-Performing Equipment Notes”) held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any such Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement applicable to such Certificates has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).

For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions.

Since the Pool Balance of the Class C Certificates corresponds to Series C Equipment Notes issued under both Prior Series but the calculation of “Expected Distributions” relates only to a single Prior Series, this term must be modified when applied to the Class C Certificates. Accordingly, for purposes of determining any distribution under a Prior Series to the Class C Trustee, the term “Expected Distributions” will be changed as follows: (i) the original aggregate face amount of the Class C Certificates for purposes of such Prior Series shall be deemed to be $199,555,000 in the case of Series 2012-1 and $225,445,000 in the case of Series 2012-2, (ii) any reference in such definition to “Equipment Notes” shall be deemed to refer to the Series C Equipment Notes issued under Indentures relating to such Prior Series, (iii) any reference in the definition of “Expected Distributions” to the “Intercreditor Agreement applicable to such Certificates” shall be deemed to refer to the Intercreditor Agreement for such Prior Series and (iv) the Pool Balance of the Class C Certificates for purposes of such Prior Series shall be deemed to be the Series C Limited Pool Balance of such Prior Series.

“Series C Limited Pool Balance” means, in the case of a Prior Series as of any date, $199,555,000 for Series 2012-1 and $225,445,000 for Series 2012-2, less the aggregate amount of all payments made in respect of the Class C Certificates under the Intercreditor Agreement for such Prior Series, in respect of payments under Indentures of the other Prior Series pursuant to cross-collateralization rights or, in respect of Deposits relating to the Class C Trust available under the Deposit Agreement for purchase of Series C Equipment Notes of such Prior Series, but other than payments made under such Intercreditor Agreement in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith as of such date. The Series C Limited Pool Balance for any Prior Series as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits relating to the Class C Trust relating to such Prior Series, payment of principal of the Series C Equipment Notes of such Prior Series or payment with respect to other Trust Property of such Prior Series held in the Class C Trust and the distribution thereof pursuant to such Intercreditor Agreement (except in the case of such unused Deposits) to be made on that date.

“Class B Adjusted Interest” means, as of any Distribution Date, with respect to a Prior Series, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class B Certificates of such Prior Series (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date for such Prior Series, the Prior Issuance Date for such Prior Series) and ending on, but excluding, the current Distribution Date, on the Preferred B Pool Balance for such Prior Series on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred B Pool Balance for such Prior Series for each Series B Equipment Note of such Prior Series with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series B Equipment Note), for each day during the period, for each such Series B Equipment Note of such Prior Series, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date for such Prior Series, the Prior Issuance Date for such Prior Series) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series B Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Class C Adjusted Interest” means, as of any Distribution Date, with respect to a Prior Series, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for the Class C Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date for the Class C Certificates, the Issuance Date) and ending on, but excluding, the current Distribution Date, on the Preferred C Pool Balance for such Prior Series on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred C Pool Balance for each Series C Equipment Note of such Prior Series with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Series C Equipment Note), for each day during the period, for each such Series C Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date for the Class C Certificates, the Issuance Date) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Series C Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.

“Preferred B Pool Balance” means, as of any date with respect to any Prior Series, the excess of (A) the Pool Balance of the Class B Certificates of such Prior Series as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date of such Prior Series, the original aggregate face amount of such Class B Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series B Equipment Note of such Prior Series that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series B Equipment Note, (ii) the outstanding principal amount of each Series B Equipment Note of such Prior Series that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series B Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series B Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series B Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series B Equipment Note of such Prior Series previously sold over (y) the purchase price received with respect to the sale of such Series B Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any Series B Equipment Note of such Prior Series with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series B Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series B Equipment Note.

“Preferred C Pool Balance” means, as of any date with respect to a Prior Series, the excess of (A) the Series C Limited Pool Balance for such Prior Series as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date for the Class C Certificates, as of the Issuance Date) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each Series C Equipment Note of such Prior Series that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Series C Equipment Note, (ii) the outstanding principal amount of each Series C Equipment Note of such Prior Series that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Series C Equipment Note following an Event of Loss with respect to the Aircraft which secured such Series C Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Series C Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each Series C Equipment Note of such Prior Series previously sold over (y) the purchase price received with respect to the sale of such Series C Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of Series C Equipment Note of such Prior Series with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Series C Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Series C Equipment Note.

“Deemed Disposition Event” means, in respect of any Equipment Note, the continuation of an Indenture Default in respect of such Equipment Note without an Actual Disposition Event occurring in respect of such Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.

“Actual Disposition Event” means, in respect of any Equipment Note, (i) the disposition of the Aircraft securing such Equipment Note, (ii) the occurrence of the mandatory redemption date for such Equipment Note following an Event of Loss with respect to the Aircraft which secured such Equipment Note or (iii) the sale of such Equipment Note.

Interest Drawings under the applicable Liquidity Facility and withdrawals from the applicable Cash Collateral Account in respect of interest on the Certificates of a Class A or Class B Trust, as applicable, will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any such Trust that are in excess of the Required Amount will be paid to the applicable Liquidity Provider.

Voting of Equipment Notes

In the event that the Subordination Agent for any Prior Series, as the registered holder of any Equipment Note of such Prior Series, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, such Subordination Agent shall request directions from each applicable Trustee and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, such Subordination Agent will exercise its voting rights as directed by the Controlling Party for such Prior Series, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider and each affected Certificateholder, reduce the amount of principal or interest payable by Continental under any Equipment Note or change the time of payments or method of calculation of any amount under any Equipment Note. (Intercreditor Agreements, Section 9.1(b))

List of Certificateholders

Upon the occurrence of an Indenture Default with respect to a Prior Series, the Subordination Agent for such Prior Series shall instruct the Trustees under such Prior Series and the Class C Trustee to, and such Trustees shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the related Certificates.

Reports

Promptly after the occurrence of a Triggering Event for a Prior Series or an Indenture Default resulting from the failure of Continental to make payments on any Equipment Note with respect to a Prior Series and on every applicable Regular Distribution Date while such Triggering Event or such Indenture Default shall be continuing, the Subordination Agent for such Prior Series will provide to the Trustees under such Prior Series and the Class C Trustee, the Liquidity Providers for such Prior Series, the Rating Agencies specified in the applicable Intercreditor Agreement and Continental a statement setting forth the following information:

•

After a bankruptcy of Continental, with respect to each Aircraft covered by such Prior Series, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by Continental under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•

To the best of such Subordination Agent’s knowledge, after requesting such information from Continental, (i) whether the Aircraft covered by such Prior Series are currently in service or parked in storage, (ii) the maintenance status of such Aircraft and (iii) the location of the Engines (as defined in the applicable Indentures). Continental has agreed to provide such information upon request of such Subordination Agent, but no more frequently than every three months with respect to each such Aircraft so long as it is subject to the lien of an Indenture of such Prior Series.

•

The current Pool Balance of the Certificates of such Prior Series, the Series C Limited Pool Balance of such Prior Series, the Preferred B Pool Balance of such Prior Series, the Preferred C Pool Balance of such Prior Series and outstanding principal amount of all Equipment Notes for all Aircraft of such Prior Series.

•

The expected amount of interest which will have accrued on the Equipment Notes of such Prior Series and on the Certificates of such Prior Series and on the Class C Certificates as of the next Regular Distribution Date.

•	The amounts paid to each person on such Distribution Date pursuant to the applicable Intercreditor Agreement.

•	Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the applicable Intercreditor Agreement and the source of payment (by Aircraft and party).

•	If such Subordination Agent has made a Final Drawing under any Liquidity Facility of such Prior Series.

•	The amounts currently owed to each Liquidity Provider of such Prior Series.

•	The amounts drawn under each Liquidity Facility of such Prior Series.

•	After a Continental Bankruptcy Event, any operational reports filed by Continental with the bankruptcy court which are available to such Subordination Agent on a non-confidential basis.

The Subordination Agent

Wilmington Trust Company is the Subordination Agent under the Intercreditor Agreement for Series 2012-1. Wilmington Trust, National Association, is the Subordination Agent under the Intercreditor Agreement for Series 2012-2. Continental and its affiliates may from time to time enter into banking and trustee relationships with a Subordination Agent and its affiliates. Each Subordination Agent’s address is 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.

A Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the applicable Intercreditor Agreement. The Controlling Party for each Prior Series may remove the Subordination Agent for such Prior Series for cause as provided in the Intercreditor Agreement for such Prior Series. In such circumstances, a successor Subordination Agent for such Prior Series will be appointed as provided in the Intercreditor Agreement for such Prior Series. Any resignation or removal of a Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by such successor Subordination Agent. (Intercreditor Agreements, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

The 42 Boeing aircraft expected to secure the Series C Equipment Notes to be purchased by the Class C Trust pursuant to this Offering (collectively, the “Aircraft”) will consist of 23 aircraft that were acquired by Continental prior to the date of this Prospectus Supplement and 19 aircraft scheduled for delivery from December 2012 to September 2013. The Aircraft acquired prior to the date of this Prospectus Supplement consist of 20 Boeing 737-924ER aircraft and three Boeing 787-8 aircraft, each of which was newly delivered by the manufacturer to Continental during 2012 (except for three Boeing 737-924ER aircraft delivered in 2009). The Aircraft scheduled for delivery after the date of this Prospectus Supplement consist of 15 Boeing 737-924ER aircraft and four Boeing 787-8 aircraft, each of which is scheduled to be newly delivered by the manufacturer during the Delivery Period. The Aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

Boeing 737-924ER Aircraft

The Boeing 737-924ER aircraft is a medium-range aircraft with a seating capacity of approximately 167 passengers. The engine type utilized on Continental’s 737-924ER aircraft is the CFM International, Inc. CFM56-7B26.

Boeing 787-8 Aircraft

The Boeing 787-8 aircraft is a long-range aircraft with a seating capacity of approximately 219 passengers. The engine type utilized on Continental’s 787-8 aircraft is the General Electric GEnx-1B70.

The Appraisals

The table below sets forth the appraised values of the Aircraft (and, in the case of the Series 2012-2, an additional Boeing 787-8 aircraft that Continental may choose to include in lieu of one of the other three listed Boeing 787-8 aircraft with earlier scheduled delivery dates), as determined by Aircraft Information Services, Inc. (“AISI”), BK Associates, Inc. (“BK”) and Morten Beyer & Agnew, Inc. (“MBA”), independent aircraft appraisal and consulting firms (the “Appraisers”).

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Delivery Month(1)	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	MBA
Previously Delivered
Series 2012-1
Boeing 737-924ER	N75432	32835	February 2009	$ 42,580,000	$ 42,970,000	$ 44,750,000	$ 42,970,000
Boeing 737-924ER	N75433	33527	March 2009	42,630,000	42,990,000	44,950,000	42,990,000
Boeing 737-924ER	N75435	33529	May 2009	42,860,000	43,210,000	45,600,000	43,210,000
Boeing 737-924ER	N36447	31650	February 2012	52,350,000	49,300,000	52,230,000	51,293,333
Boeing 737-924ER	N81449	31651	March 2012	52,590,000	49,300,000	52,310,000	51,400,000
Boeing 737-924ER	N78448	40003	March 2012	52,530,000	49,300,000	52,310,000	51,380,000
Boeing 737-924ER	N38451	31646	April 2012	52,770,000	49,500,000	52,400,000	51,556,667
Boeing 737-924ER	N39450	40004	April 2012	52,720,000	49,500,000	52,400,000	51,540,000
Boeing 737-924ER	N68452	40005	May 2012	52,950,000	49,500,000	52,480,000	51,643,333
Boeing 737-924ER	N68453	41742	May 2012	52,970,000	49,500,000	52,480,000	51,650,000
Boeing 737-924ER	N38454	31640	June 2012	53,120,000	49,500,000	52,570,000	51,730,000
Boeing 737-924ER	N34455	41743	June 2012	53,150,000	49,500,000	52,570,000	51,740,000
Boeing 737-924ER	N37456	37205	September 2012	53,730,000	49,850,000	52,830,000	52,136,667
Boeing 737-924ER	N28457	41744	September 2012	53,730,000	49,850,000	52,830,000	52,136,667
Boeing 737-924ER	N38458	37199	September 2012	53,760,000	49,850,000	52,830,000	52,146,667
Boeing 737-924ER	N38459	37206	October 2012	53,930,000	50,250,000	52,910,000	52,363,333
Boeing 737-924ER	N34460	37200	November 2012	54,020,000	50,250,000	53,000,000	52,423,333

Boeing 787-8	N20904	34824	September 2012	123,230,000	123,000,000	126,290,000	123,230,000
Boeing 787-8	N26906	34829	October 2012	123,840,000	123,500,000	126,500,000	123,840,000
Boeing 787-8	N26902	34822	November 2012	124,620,000	123,500,000	126,710,000	124,620,000

Aircraft Type	Registration Number	Manufacturer’s Serial Number	Delivery Month(1)	Appraiser’s Valuations			Appraised Value(2)
				AISI	BK	MBA
Series 2012-2

Boeing 737-924ER	N39461	37201	November 2012	53,510,000	50,250,000	52,998,333	52,252,778
Boeing 737-924ER	N37462	37207	November 2012	53,510,000	50,250,000	52,998,333	52,252,778
Boeing 737-924ER	N39463	37208	December 2012	53,600,000	50,250,000	53,084,167	52,311,389

Future Deliveries
Series 2012-1

Boeing 787-8	N45905	34825	December 2012	124,790,000	123,500,000	126,910,000	124,790,000

Series 2012-2

Boeing 737-924ER	N37464	41745	December 2012	53,600,000	50,250,000	53,084,167	52,311,389
Boeing 737-924ER	N37465	36599	January 2013	53,690,000	50,500,000	53,170,000	52,453,333
Boeing 737-924ER	N37466	31644	January 2013	53,690,000	50,500,000	53,170,000	52,453,333
Boeing 737-924ER	N38467	33537	February 2013	53,770,000	50,500,000	53,257,500	52,509,167
Boeing 737-924ER	N37468	32836	February 2013	53,770,000	50,500,000	53,257,500	52,509,167
Boeing 737-924ER	N36469	36600	March 2013	53,860,000	50,500,000	53,345,000	52,568,333
Boeing 737-924ER	N37470	37099	March 2013	53,860,000	50,500,000	53,345,000	52,568,333
Boeing 737-924ER	N37471	37102	April 2013	53,950,000	50,750,000	53,432,500	52,710,833
Boeing 737-924ER	N36472	31653	April 2013	53,950,000	50,750,000	53,432,500	52,710,833
Boeing 737-924ER	N38473	38702	May 2013	54,040,000	50,750,000	53,520,000	52,770,000
Boeing 737-924ER	N37474	31648	May 2013	54,040,000	50,750,000	53,520,000	52,770,000
Boeing 737-924ER	N39475	38703	June 2013	54,130,000	50,750,000	53,607,500	52,829,167
Boeing 737-924ER	N36476	37100	June 2013	54,130,000	50,750,000	53,607,500	52,829,167
Boeing 737-924ER	N27477	31647	July 2013	54,220,000	51,000,000	53,695,000	52,971,667
Boeing 737-924ER	N38479	31649	July 2013	54,220,000	51,000,000	53,695,000	52,971,667

Boeing 787-8	N27901	34821	December 2012	124,840,000	123,500,000	126,912,500	124,840,000
Boeing 787-8	N27903	34823	December 2012	124,840,000	123,500,000	126,912,500	124,840,000
Boeing 787-8	N29907	34830	July 2013	126,290,000	125,000,000	128,395,000	126,290,000
Boeing 787-8	N27908	36400	September 2013	126,710,000	125,000,000	128,820,000	126,710,000

(1)	In the case of Aircraft listed under “Future Deliveries”, the indicated registration number, manufacturer’s serial number and delivery month for each aircraft scheduled for future delivery reflect our current expectations, although these may differ for the actual aircraft financed hereunder. The financing pursuant to this Offering of each aircraft scheduled for future delivery is expected to be effected at delivery of such aircraft by Boeing to Continental. However, if any aircraft scheduled for future delivery is delivered prior to the Issuance Date, the Series C Equipment Notes with respect to such Aircraft may be issued on the Issuance Date. The actual delivery date for any such aircraft may be subject to delay or acceleration. See “—Timing of Financing the Aircraft”. Continental has certain rights to substitute other aircraft if the scheduled delivery date of any aircraft is delayed for more than 30 days after the month scheduled for delivery. See “—Substitute Aircraft”.
(2)	The appraised value of each aircraft set forth above is the lesser of the average and median base values of such aircraft as appraised by the Appraisers.

Continental asked each of AISI, BK and MBA to provide a letter summarizing its opinion as to the appraised base value of each Aircraft. These appraised base values are set forth in the foregoing chart. In the case of Aircraft subject to Series 2012-1, Continental obtained new summary letters from the Appraisers in November or December, 2012. In the case of Aircraft subject to Series 2012-2, Continental used the summary letters that were prepared in September 2012 and used in connection with the offering of the Series 2012-2. The appraised base values of Aircraft not delivered as of the date of the applicable summary letter are projected as of the scheduled delivery month of the applicable Aircraft. In some cases with respect to Aircraft delivered prior to the date of the applicable summary letter, the appraised base value was adjusted for the maintenance status of the applicable Aircraft. As part of this process, all three Appraisers performed “desk top” appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. Copies of the summary letters used in preparing the foregoing chart are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.

An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates. See “Risk Factors—Risk Factors Relating to the Certificates and the Offering—The Appraisals are only estimates of Aircraft value.”

Timing of Financing the Aircraft

On the Issuance Date, the Class C Trustee will acquire Series C Equipment Notes with respect to the Aircraft previously financed under each Prior Series, subject to the terms and conditions of the Note Purchase Agreement. However, if the Remaining 2012-1 Aircraft is not financed under Series 2012-1 prior to the Issuance Date, Series C Equipment Notes for the Aircraft covered by Series 2012-1 will not be issued until after the Remaining 2012-1 Aircraft has been so financed or the period for such financing under Series 2012-1 has ended.

From the Issuance Date until the Delivery Period Termination Date, upon each financing of a Future Delivery Aircraft under Series 2012-2, the Class C Trustee will be obliged to purchase Series C Equipment Notes issued with respect to such Future Delivery Aircraft, subject to the terms and conditions of the Note Purchase Agreement. In addition, if the Remaining 2012-1 Aircraft is not financed under Series 2012-1 prior to the Issuance Date, after the Remaining 2012-1 Aircraft is so financed or the period for such financing under Series 2012-1 has ended, the Class C Trustee will be obligated to purchase Series C Equipment Notes issued with respect to the Aircraft previously financed under Series 2012-1, subject to the terms and conditions of the Note Purchase Agreement. The Future Delivery Aircraft are scheduled for delivery under Continental’s purchase agreements with The Boeing Company (“Boeing”) from December 2012 through September 2013. See the table under “—The Appraisals” for the scheduled month of delivery of each such aircraft. Under such purchase agreements, delivery of an aircraft may be delayed due to “excusable delay”, which is defined to include, among other things, acts of God, governmental acts or failures to act, strikes or other labor troubles, inability to procure materials, or any other cause beyond Boeing’s control or not occasioned by Boeing’s fault or negligence.

The Note Purchase Agreement provides that the period for financing the Aircraft under this Offering (the “Delivery Period”) will expire on December 31, 2013. The period for financing the Remaining 2012-1 Aircraft under Series 2012-1 will expire March 31, 2013 (or June 30, 2013 under certain circumstances). If a labor strike occurs at Boeing prior to the scheduled expiration of the Delivery Period (or such shorter period applicable to Series 2012-1), the expiration date of the Delivery Period (or such shorter period applicable to Series 2012-1) will be extended by the number of days that such strike continued in effect, but not more than 60 days.

If the scheduled delivery date of any aircraft that may be financed with the proceeds of this Offering after the Issuance Date is delayed by more than 30 days after the month scheduled for delivery, Continental has the right to replace such aircraft with a Substitute Aircraft, subject to certain conditions. See “—Substitute Aircraft”. If delivery of any such aircraft is delayed beyond the Delivery Period Termination Date and Continental does not exercise its right to replace such aircraft with a Substitute Aircraft, there will be unused Deposits with respect to the Class C Trust that will be distributed to Class C Certificateholders together with accrued and unpaid interest thereon but without a premium. See “Description of the Deposit Agreement—Unused Deposits”.

Substitute Aircraft

If the scheduled delivery date for any aircraft that may be financed with the proceeds of this Offering after the Issuance Date is delayed by more than 30 days after the month scheduled for delivery, Continental may identify for delivery a substitute aircraft (each, together with the substitute aircraft referred to below, a “Substitute Aircraft”) therefor meeting the following conditions:

•	A Substitute Aircraft must be of the same model as the aircraft being replaced.

•

Continental will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the ratings of the Class C Certificates.

DESCRIPTION OF THE EQUIPMENT NOTES

The following summary describes the material terms of the Series C Equipment Notes. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Series C Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement. The Note Purchase Agreement and the forms of amendments to the Participation Agreement and Indenture providing for issuance of the Series C Equipment Notes each will be filed as an exhibit to a Current Report on Form 8-K to be filed by Continental with the Commission. The forms of Participation Agreement and Indenture were previously filed as exhibits to Form 8-K filings by Continental. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.

Continental has entered into a Participation Agreement and an Indenture relating to the financing of each Aircraft delivered prior to the date of this Prospectus Supplement, and will enter into such agreements for each Aircraft financed under the Note Purchase Agreement after the date of this Prospectus Supplement. Each Participation Agreement and Indenture entered into prior to the Issuance Date will be amended on the Issuance Date to provide, among other things, for the issuance of the Series C Equipment Notes.

The description of such financing agreements in this Prospectus Supplement for Future Delivery Aircraft is based on the forms of such agreements prescribed by the Note Purchase Agreement. However, the terms of the financing agreements actually entered into for Future Delivery Aircraft may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus Supplement. Although such changes are permitted, under the Note Purchase Agreement the terms of such agreements must not vary the Required Terms. In addition, Continental will be obligated to certify to the Class C Trustee that any substantive modifications do not materially and adversely affect the Class C Certificateholders. Continental must also obtain written confirmation from each Rating Agency that the use of financing agreements modified in any material respect from the forms prescribed by the Note Purchase Agreement would not result in a withdrawal, suspension or downgrading of the ratings of the Class C Certificates. See “Description of the Certificates—Obligation to Purchase Equipment Notes”.

General

The Prior Series provide for the issuance of two series of Equipment Notes under an Indenture with respect to each Aircraft covered by such Prior Series (the “Series A Equipment Notes” and the “Series B Equipment Notes,” which are referred to collectively as the “Senior Equipment Notes” ). Pursuant to the terms of the offering of the Class C Certificates, a third series of Equipment Notes (the “Series C Equipment Notes” and, together with the Senior Equipment Notes, the “Equipment Notes”) will be issued pursuant to each Indenture with respect to each Aircraft. Wilmington Trust Company serves as indenture trustee in the case of Indentures under the Series 2012-1 and Wilmington Trust, National Association, serves as indenture trustee in the case of Indentures under the Series 2012-2 (each, a “Loan Trustee”).

Continental’s obligations under the Equipment Notes will be general obligations of Continental.

Subordination

The Indentures provide for the following subordination provisions applicable to the Equipment Notes:

•	Series A Equipment Notes issued in respect of an Aircraft will rank senior in right of payment to other Equipment Notes issued in respect of such Aircraft.

•

Series B Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes and senior in right of payment to the Series C Equipment Notes issued in respect of such Aircraft.

•	Series C Equipment Notes issued in respect of an Aircraft will rank junior in right of payment to the Series A Equipment Notes and Series B Equipment Notes issued with respect to such Aircraft.

Principal and Interest Payments

Subject to the provisions of the applicable Intercreditor Agreement, interest paid on the Series C Equipment Notes held in the Class C Trust will be passed through to the Class C Certificateholders on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement until the final expected Regular Distribution Date for the Class C Trust. Subject to the provisions of the applicable Intercreditor Agreement, scheduled principal paid on the Series C Equipment Notes held in the Class C Trust will be passed through to the Certificateholders of such Trust on the final expected Regular Distribution Date for the Class C Trust.

Interest will be payable on the unpaid principal amount of each Series C Equipment Note at the rate applicable to the Class C Certificates set forth on the cover page of the Prospectus Supplement on April 11 and October 11 of each year, in the case of Series 2012-1, and April 29 and October 29 of each year, in the case of Series 2012-2, commencing on the first such date to occur after initial issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

The entire principal amount of the Series C Equipment Notes is scheduled to be paid on April 11, 2018, in the case of the Series 2012-1, and April 29, 2018 in the case of the Series 2012-2.

Scheduled payments of principal and interest on the Series C Equipment Notes that are paid on April 11 or October 11 of a year and available for distribution to Class C Certificateholders will be held by the Class C Trustee until the next April 29 or October 29, respectively, and distributed together with amounts received with respect to Series C Equipment Notes under Series 2012-2. In addition, on April 11, 2013, Continental will pay, pursuant to the Series C Equipment Notes under the Series 2012-1, an additional amount equal to the interest that would accrue on such Series C Equipment Notes for the period from April 11, 2013 to April 29, 2013, which (subject to the Intercreditor Agreement for Series 2012-1) will be included in the scheduled distribution to Class C Certificateholders on April 29, 2013. See “Description of the Certificates—Payments and Distributions—Scheduled Payments”.

If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Series C Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest.

Continental is also required to pay under each Indenture such Indenture’s pro rata share of:

•

the fees, the interest payable on drawings under each Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under each Liquidity Facility and

•	compensation and certain expenses payable to the Pass Through Trustee and the Subordination Agent.

Redemption

If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Continental under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10)

All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of Continental, only if all outstanding Equipment Notes with respect to all other Aircraft covered by the same Prior Series are simultaneously redeemed. In addition, Continental may elect to redeem the Series B or Series C Equipment Notes issued with respect to all Aircraft covered by the same Prior Series in connection with a refinancing of such Series. See “Possible Issuance of Refinancing Certificates”. The

redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.11)

“Make-Whole Premium” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the applicable Make-Whole Spread over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. The “Make-Whole Spread” applicable to each Series of Equipment Notes is set forth below:

Make-Whole Spread
Series A Equipment Notes	0.400%
Series B Equipment Notes	0.500%
Series C Equipment Notes	0.500%

For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. “Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

Security

Aircraft

The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes of the same Prior Series are outstanding and an assignment to the Loan Trustee of certain of Continental’s rights under warranties with respect to the Aircraft.

In addition, the Series C Equipment Notes of each Prior Series are cross-collateralized with the Series C Equipment Notes of the other Prior Series.

Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes of the same Prior Series at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Loan Trustee under such Indenture for such other Equipment Notes of the same Prior Series until they have been paid in full and, once paid in full, for the Series C Equipment Notes issued with respect to the other Prior Series. However, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies or otherwise), it ceases to be entitled to the benefits of cross-collateralization.

Such excess proceeds will be subject to the Intercreditor Agreement of the Prior Series under which the Aircraft that produced such excess proceeds was financed. As a result, such excess proceeds will be applied to satisfy required distributions to the Certificates of such Prior Series before any distribution is made to the Class C Trustee. However, excess proceeds used to pay Series C Equipment Notes of the other Prior Series will not be subject to the Intercreditor Agreement of the other Prior Series.

Under certain circumstances, there may be a delay in realizing the benefits of cross-collateralization between Equipment Notes of different Prior Series. This is because an Indenture Default under an Indenture of a Prior Series will not be an Indenture Default under an Indenture of the other Prior Series until payment in full of the Series A and Series B Equipment Notes under such Indenture of the other Prior Series. See “Description of the Equipment Notes—Indenture Defaults, Notice and Waiver”. Accordingly, if no other Indenture Default under such Indenture of the other Prior Series has occurred and is continuing, the Loan Trustee will not be able to exercise remedies under such Indenture of the other Prior Series until the Series A and Series B Equipment Notes outstanding under such Indenture have been paid in full.

Cash

Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of Continental, in investments described in the related Indenture. (Indentures, Section  6.06)

Limitation of Liability

Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indentures, Section  7.01)

Indenture Defaults, Notice and Waiver

Events of default under each Indenture (“Indenture Defaults”) will include:

•

The failure by Continental to pay any amount, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than ten Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, ten Business Days after Continental receives written notice from the related Loan Trustee.

•

Any representation or warranty made by Continental in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods.

•

Failure by Continental to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

•	The lapse or cancellation of insurance required under such Indenture.

•	The occurrence of an Indenture Default under any other Indenture of the same Prior Series.

•	Following the payment in full of the Series A and Series B Equipment Notes issued under such Indenture, the occurrence of an Indenture Default under any Indenture of the other Prior Series.

•	The occurrence of certain events of bankruptcy, reorganization or insolvency of Continental. (Indentures, Section 5.01)

The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06) See “Description of the Intercreditor Agreements—Voting of Equipment Notes” regarding the persons entitled to direct the vote of Equipment Notes.

Remedies

If an Indenture Default (other than certain events of bankruptcy, reorganization or insolvency) occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. If certain events of bankruptcy, reorganization or insolvency occur with respect to Continental, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))

Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.

In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

“Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.

It is a condition to the Class C Trustee’s obligation to purchase Series C Equipment Notes with respect to each Aircraft that outside counsel to Continental, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Class C Trustee that the applicable Loan Trustee will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the relevant times, Continental held an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “—Indenture Defaults, Notice and Waiver”.

The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See “—Certain Provisions of the Indentures—Events of Loss”. The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by Continental.

If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section  3.03)

Modification of Indentures

Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.

Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may among other things (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))

Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any such holder) or provide for the re-issuance thereunder of Series B or Series C Equipment Notes (and the re-issuance of Series B or Series C Equipment Notes under other Indentures) and any related credit support arrangements. See “Possible Issuance of Refinancing Certificates”. (Indentures, Section 10.01(b))

Indemnification

Continental will be required to indemnify each Loan Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters.

Certain Provisions of the Indentures

Maintenance

Continental is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to Continental, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times. (Indentures, Section 4.02)

Possession, Lease and Transfer

Each Aircraft may be operated by Continental or, subject to certain restrictions, by certain other persons. Normal interchange agreements with respect to the Airframe and normal interchange, pooling and borrowing agreements with respect to any Engine, in each case customary in the commercial airline industry, are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee’s security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”) or the Cape Town Treaty. It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.

Registration

Continental is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. In addition, Continental is required to register the “international interests” created pursuant to the Indenture under the Cape Town Treaty. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under U.S. law. If such Aircraft is located outside the United States, under U.S. law the effect of such perfection and the priority of such security interest will be governed by the law of the jurisdiction where such Aircraft is located. The Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time.

So long as no Indenture Default exists, Continental has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e))

Liens

Continental is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the Equipment Notes and Continental arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which Continental has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)

Replacement of Parts; Alterations

Continental is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. Continental or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility, condition or useful life of the related Aircraft or Engine or invalidate the Aircraft’s airworthiness certificate. (Indentures, Section 4.04(d))

Insurance

Continental is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the unpaid principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the “Debt Balance”). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $15,000,000 per occurrence in the case of a Boeing 787-8 Aircraft and $8,000,000 per occurrence in the case of a Boeing 737-924ER Aircraft, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to the amount per occurrence set forth in the preceding sentence with respect to the relevant model of Aircraft, such proceeds will be payable directly to Continental so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)

In addition, Continental is obligated to maintain comprehensive airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft owned or leased and operated by Continental of the same type and operating on similar routes as such Aircraft. (Indentures, Section 4.06 and Annex B)

Continental is also required to maintain war-risk, hijacking and allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if Continental (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)

Continental may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 100% of the largest replacement value of any single aircraft in Continental’s fleet or 1 1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which Continental carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Continental may self-insure the Aircraft to such higher level. In addition, Continental may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)

In respect of each Aircraft, Continental is required to name as additional insured parties the Loan Trustees, the holders of the Equipment Notes and the Liquidity Provider under all liability insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of Continental, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)

Events of Loss

If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, Continental must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, Continental must either (i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 4.05(a))

If Continental elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject such an airframe (or airframe and one or more engines) to the lien of the Indenture, and such replacement airframe or airframe and engines must be the same model as the Airframe or Airframe and Engines to be replaced or an improved model, with a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture. Continental is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))

If Continental elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued and unpaid interest thereon and all additional amounts then due and unpaid with respect to such Aircraft, the lien of the Indenture shall terminate with respect to such Aircraft, and the obligation of Continental thereafter to make interest and principal payments with respect thereto shall cease. (Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))

If an Event of Loss occurs with respect to an Engine alone, Continental will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same make and model as the Engine to be replaced, or an improved model, suitable for installation and use on the Airframe, and having a value, utility and remaining useful life (without regard to hours or cycles remaining until overhaul) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.05)

An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:

•	The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

•

The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

•	Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

•

Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

•

As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of Continental’s business of passenger air transportation is prohibited for 180 consecutive days, unless Continental, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Continental’s entire U.S. registered fleet of similar property and Continental, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Continental, but in any event if such use shall have been prohibited for a period of three years.

•	With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A)

POSSIBLE ISSUANCE OF REFINANCING CERTIFICATES

Continental may elect to redeem and re-issue Series B Equipment Notes or Series C Equipment Notes then outstanding (any such re-issued Equipment Notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft under a Prior Series secured by such Series B Equipment Notes or Series C Equipment Notes. In such case, Continental will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (the “Refinancing Certificates”) issued by a Continental Airlines pass through trust (the “Refinancing Trust”). The Refinancing Certificates relating to the refinanced Series B Equipment Notes may have the benefit of a liquidity facility. If any Series C Equipment Notes of a Prior Series are outstanding and an Indenture Default then exists under the applicable Indenture of such Prior Series, Continental may not:

•	Redeem and re-issue Series C Equipment Notes of the other Prior Series; or

•	After maturity of the Series C Equipment Notes of the other Prior Series, issue new Equipment Notes of the other Prior Series with ranking substantially the same as the Series C Equipment Notes.

The trustee of the Refinancing Trust will become a party to the applicable Intercreditor Agreement, and such Intercreditor Agreement will be amended by written agreement of Continental and the applicable Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Class A Certificates and, if applicable, the Class B Certificates, of the applicable Prior Series in the same manner that the corresponding Class of refinanced Certificates were subordinated. Such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the applicable Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance) is contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension, or downgrading of the rating of any Class of Certificates of the applicable Prior Series that remains outstanding.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES

General

The following summary describes all material generally applicable U.S. federal income tax consequences, as well as certain Medicare tax considerations, to Class C Certificateholders of the purchase, ownership and disposition of the Class C Certificates. Except as otherwise specified, the summary is addressed to beneficial owners of Class C Certificates that are (i) citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) trusts that (1) meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (2) were in existence on August 20, 1996 and treated as U.S. persons and have validly elected to continue to be so treated (“U.S. Persons”) that will hold the Class C Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships, holders subject to the mark-to-market rules, tax-exempt entities, holders that will hold Class C Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Class C Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Class C Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Class C Trust is not indemnified for any U.S. federal income taxes that may be imposed upon it, and the imposition of any such taxes on the Class C Trust could result in a reduction in the amounts available for distribution to the Class C Certificateholders. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Class C Certificates.

Tax Status of the Trusts

Although there is no authority addressing the characterization of entities that are similar to the Class C Trust in all material respects, the Original Trust should be classified as a grantor trust for U.S. federal income tax purposes. If, as may be the case, the Original Trust is not classified as a grantor trust, it will be classified as a partnership for U.S. federal income tax purposes and will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of the Original Trust’s gross income for each taxable year of its existence is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Original Trust from the Series C Equipment Notes will constitute qualifying income and the Trust therefore will meet the 90% test described above, assuming that the Original Trust operates in accordance with the terms of the Class C Pass Through Trust Agreement and other agreements to which it is a party. The Successor Trust will be classified as a grantor trust.

Taxation of Certificateholders Generally

Trusts Classified as Grantor Trusts

Assuming that the Class C Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Series C Equipment Notes held by the Class C Trust, the Class C Trust’s contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Class C Trust. Accordingly, subject to the immediately following sentence, each U.S. Certificateholder’s share of interest paid on Series C Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder’s share of premium, if any, paid on redemption of a Series C Equipment Note will be treated as capital gain. Although the matter is not entirely clear, a portion of the additional payment due on the Series C Equipment Notes of the Series 2012-1 on April 11, 2013 and distributable on April 29, 2013 corresponding to 18 days of interest likely will be treated as part of such Series C Equipment Notes’ stated redemption price at maturity, with the result that such payment will not be includible in income when paid or accrued but will instead reduce the U.S. Certificateholder’s adjusted tax basis in such Series C Equipment Notes and result in capital gain when such Series C Equipment Notes are repaid at maturity or redeemed. The Deposits will likely be subject to the short-term obligation rules, with the result that a U.S. Certificateholder using the cash method of accounting will be required to defer interest deductions with respect to the debt incurred to purchase or carry an interest in a Deposit unless the U.S. Certificateholder elects to include income from the Deposit using the accrual method of accounting.

In the case of a subsequent purchaser of a Class C Certificate, the purchase price for the Class C Certificate should be allocated among the relevant Deposits and the assets held by the Class C Trust (including the Series C Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Series C Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire a Series C Equipment Note should be included in the purchaser’s basis in its share of the Series C Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Class C Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a “negative value” associated with the obligation to acquire a Series C Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Series C Equipment Notes being below market at the time of purchase of a Class C Certificate), such negative value probably would be added to such purchaser’s basis in its interest in the Deposits and the remaining assets of the Class C Trust and reduce such purchaser’s basis in its share of the Series C Equipment Notes when issued. The preceding two sentences do not apply to purchases of Class C Certificates following the Delivery Period Termination Date.

A U.S. Certificateholder who is treated as purchasing an interest in a Series C Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred or continued to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Series C Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Series C Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Class C Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Class C Trustee, will be borne by parties other than the Class C Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Class C Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder’s share of such fees or expenses will be allowed only to the extent that all of such holder’s miscellaneous itemized deductions, including such holder’s share of such fees and expenses, exceed 2% of such holder’s adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Original Trust Classified as a Partnership

If the Original Trust is classified as a partnership (and not as a publicly traded partnership taxable as a corporation) for U.S. federal income tax purposes, income or loss with respect to the assets held by the Class C Trust will be calculated at the Class C Trust level, but the Class C Trust itself will not be subject to U.S. federal income tax. A U.S. Certificateholder would be required to report its share of the Class C Trust’s items of income and deduction on its tax return for its taxable year within which the Class C Trust’s taxable year (which should be a calendar year) ends as well as income from its interest in the relevant Deposits. A U.S. Certificateholder’s basis in its interest in the Class C Trust would be equal to its purchase price therefor including its share of any funds withdrawn from the Depositary and used to purchase Series C Equipment Notes, plus its share of the Class C Trust’s net income, minus its share of any net losses of the Class C Trust, and minus the amount of any distributions from the Class C Trust. In the case of an original purchaser of a Class C Certificate that is a calendar year taxpayer, income or loss generally should be the same as it would be if the Class C Trust were classified as a grantor trust, except that income or loss would be reported on an accrual basis even if the U.S. Certificateholder otherwise uses the cash method of accounting. A subsequent purchaser, however, generally would be subject to tax on the same basis as an original holder with respect to its interest in the Original Trust, and would not be subject to the market discount rules or the bond premium rules during the duration of the Original Trust, except that it is possible that, in the case of a subsequent purchaser that purchases Class C Certificates at a time when the total adjusted tax basis of the Class C Trust’s assets exceeds their fair market value by more than $250,000, taxable income would be computed as if the adjusted basis of the Class C Trust’s assets were reduced by the amount of such excess.

Effect of Reallocation of Payments under the Intercreditor Agreements

In the event that the Class C Trust receives less than the full amount of the interest, principal or premium paid with respect to the Series C Equipment Notes held by it because of the subordination of the Class C Trust under the Intercreditor Agreements, the corresponding owners of beneficial interests in the Class C Certificates would probably be treated for federal income tax purposes as if they had:

•	received as distributions their full share of interest, principal or premium;

•	paid over to the Class A Certificateholders or the Class B Certificateholders of the applicable Prior Series an amount equal to their share of the amount of the shortfall; and

•	retained the right to reimbursement of the amount of the shortfall to the extent of future amounts payable to them on account of the shortfall.

Under this analysis:

•

Class C Certificateholders incurring a shortfall would be required to include as current income any interest or other income of the Class C Trust that was a component of the shortfall, even though that amount was in fact paid to the Class A Certificateholders or the Class B Certificateholders of the applicable Prior Series;

•

a loss would only be allowed to Class C Certificateholders when their right to receive reimbursement of the shortfall becomes worthless; that is, when it becomes clear that funds will not be available from any source to reimburse the shortfall; and

•

reimbursement of the shortfall before a claim of worthlessness would not be taxable income to the Class C Certificateholders because the amount reimbursed would have been previously included in income.

These results should not significantly affect the inclusion of income for Class C Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class C Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Dissolution of Original Trust and Formation of New Trust

Assuming that the Original Trust is classified as a grantor trust, the dissolution of the Original Trust and distribution of interests in the Successor Trust will not be a taxable event to U.S. Certificateholders, who will continue to be treated as owning their shares of the property transferred from the Original Trust to the Successor Trust. If the Original Trust is classified as a partnership, a U.S. Certificateholder will be deemed to receive its share of the Series C Equipment Notes and any other property transferred by the Original Trust to the Successor Trust in liquidation of its interest in the Original Trust in a non-taxable transaction. In such case, the U.S. Certificateholder’s basis in the property so received will be equal to its basis in its interest in the Original Trust, allocated among the various assets received based upon their bases in the hands of the Original Trust and any unrealized appreciation or depreciation in value in such assets, and the U.S. Certificateholder’s holding period for the Series C Equipment Notes and other property will include the Original Trust’s holding period.

Sale or Other Disposition of the Certificates

Upon the sale, exchange or other disposition of a Class C Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income and any amount attributable to any Deposits) and the U.S. Certificateholder’s adjusted tax basis in the Note Purchase Agreement, Series C Equipment Notes and any other property held by the Class C Trust. Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Class C Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 15%. After December 31, 2012, this maximum rate is scheduled to return to the previous maximum rate of 20%. Any gain with respect to an interest in a Deposit will likely be treated as ordinary income. Notwithstanding the foregoing, if the Original Trust is classified as a partnership, gain or loss with respect to a disposition of an interest in the Original Trust will be calculated and characterized by reference to the U.S. Certificateholder’s adjusted tax basis and holding period for its interest in the Original Trust.

3.8% Medicare Tax On “Net Investment Income”

Beginning in 2013, U.S. Certificateholders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the Series C Equipment Notes and the Deposits, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Certificateholders should consult their advisors with respect to the 3.8% Medicare tax.

Foreign Certificateholders

Subject to the discussion of backup withholding below, payments of principal and interest on the Series C Equipment Notes to, or on behalf of, any beneficial owner of a Class C Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United States citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax provided that:

•	the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Continental;

•

the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to Continental; and

•	certain certification requirements (including identification of the beneficial owner of the Class C Certificate) are complied with.

Any capital gain realized upon the sale, exchange, retirement or other disposition of a Class C Certificate or upon receipt of premium paid on a Series C Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

Legislation enacted in 2010 (“FATCA legislation”) generally imposes a withholding tax of 30% on interest paid on, and the gross proceeds of a disposition of, debt obligations paid after December 31, 2012 to (i) a foreign financial institution, unless such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), and (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity. The IRS has since released transitional guidance indicating that it will not apply this new withholding tax (i) to interest income that is paid on or before December 31, 2013 or (ii) to gross proceeds from the disposition of debt instruments paid on or before December 31, 2016. Under recently proposed regulations, these rules would not apply with respect to Deposits or Series C Equipment Notes unless they are treated as “significantly modified” after January 1, 2013. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the Certificates.

Backup Withholding

Payments made on the Class C Certificates and proceeds from the sale of Class C Certificates will not be subject to a backup withholding tax (currently at the rate of 28%, although the rate is currently scheduled to increase to 31% after December 31, 2012) unless, in general, the Class C Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

CERTAIN DELAWARE TAXES

The Class C Trustee is a national banking association with its corporate trust office in Delaware. In the opinion of Morris James LLP, Wilmington, Delaware, counsel to the Class C Trustee, under currently applicable law, assuming that the Class C Trust will not be taxable as a corporation, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code or as partnerships under Subchapter K of the Code, (i) the Class C Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Class C Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Class C Certificate.

Neither the Class C Trust nor the Class C Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Class C Trust could result in a reduction in the amounts available for distribution to the Class C Certificateholders. In general, should a Class C Certificateholder or the Class C Trust be subject to any state or local tax which would not be imposed if the Class C Trustee were located in a different jurisdiction in the United States, the Class C Trustee will resign and a new Class C Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, as modified by Section 3(42) of ERISA, if a Plan invests (directly or indirectly) in a Class C Certificate, the Plan’s assets will include both the Class C Certificate and an undivided interest in each of the underlying assets of the Class C Trust, including the Series C Equipment Notes held by such Trust, unless it is established that equity participation in the Class C Trust by Plans and entities whose underlying assets include Plan assets by reason of a Plan’s investment in the entity is not “significant” within the meaning of the Plan Asset Regulation, as modified by Section 3(42) of ERISA. In this regard, the extent to which there is equity participation in the Class C Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of the Class C Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

The fiduciary of a Plan that proposes to purchase and hold any Class C Certificates should consider, among other things, whether such purchase and holding may involve a direct or indirect (i) extension of credit to a party in interest or a disqualified person, (ii) sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Continental and its affiliates, the Underwriters, the Loan Trustee, the Escrow Agent, the Depositary, the Trustee and the Liquidity Provider. In addition, if a Class C Certificate, or a Class A or Class B Certificate of a Prior Series, is purchased by a Plan and another Class of Certificates is held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Certificate Buyout Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Class C Certificates on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by a bank collective investment fund), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by an insurance company pooled separate account) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Class C Certificates.

Governmental plans, certain church plans, and foreign plans (collectively, “Similar Law Plans”) while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and

Section 4975 of the Code, may nevertheless be subject to other laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing Class C Certificates.

Any Plan fiduciary which proposes to cause a Plan to purchase Class C Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

Each person who acquires or accepts a Class C Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any Similar Law Plan have been used to purchase or hold such Class C Certificate or an interest therein or (ii) the purchase and holding of such Class C Certificate or an interest therein either (a) in the case of Plan assets, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of Similar Law Plan assets, will not violate any similar state, local or foreign law.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this Prospectus Supplement between Continental and the underwriters listed below (collectively, the “Underwriters”), Continental has agreed to cause the Class C Trust to sell to the Underwriters, and the Underwriters have agreed to purchase, the following respective face amounts of the Class C Certificates:

Underwriter	Face Amount of Class C Certificates
Credit Suisse Securities (USA) LLC	$53,125,000
Morgan Stanley & Co. LLC	53,125,000
Goldman, Sachs & Co.	53,125,000
Citigroup Global Markets Inc.	53,125,000
Deutsche Bank Securities Inc.	53,125,000
Barclays Capital Inc.	53,125,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	53,125,000
J.P. Morgan Securities LLC	53,125,000

Total	$425,000,000

The underwriting agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are obligated to purchase all of the Class C Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of non-defaulting Underwriters may be increased or the offering of Class C Certificates may be terminated. The Class C Certificates are offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.

The aggregate proceeds from the sale of the Class C Certificates will be $425,000,000. Continental will pay the Underwriters a commission of $5,312,500. Continental estimates that its expenses associated with the offer and sale of the Class C Certificates will be approximately $1,600,000.

The Underwriters propose to offer the Class C Certificates to the public initially at the public offering price on the cover page of this Prospectus Supplement and to selling group members at that price less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers as set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.

Pass Through Certificates	Concession To Selling Group Members	Discount To Broker/Dealers
2012-3C	0.500%	0.250%

The Class C Certificates are a new issue of securities with no established trading market. Continental does not intend to apply for the listing of the Class C Certificates on a national securities exchange.

The Underwriters have advised Continental that one or more of the Underwriters currently intend to make a market in the Class C Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class C Certificates and any such market making may be discontinued at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Class C Certificates.

Continental has agreed to indemnify the several Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.

From time to time, the several Underwriters or their affiliates have performed and are performing investment banking and advisory services for, and have provided and are providing general financing and banking services to, UAL, United and Continental and their respective affiliates. In particular, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Goldman, Sachs & Co. serve as counterparties to certain fuel hedging arrangements with Continental, and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and an affiliate of Barclays Capital Inc. serve as counterparties to certain fuel hedging arrangements with United. In addition, Morgan Stanley & Co. LLC is a provider of fuel to United and Continental. Affiliates of Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, Goldman, Sachs & Co., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are lenders to UAL, Continental and United. Affiliates of Credit Suisse Securities (USA) LLC are liquidity facility providers to Continental, affiliates of Morgan Stanley & Co. LLC are liquidity facility providers to both Continental and UAL and an affiliate of Goldman, Sachs & Co. is a liquidity provider to United.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of Continental. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Continental expects that delivery of the Class C Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the tenth business day following the date hereof (this settlement cycle being referred to as T+10). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class C Certificates on a day prior to the third business day before the date of initial delivery of the Class C Certificates will be required, by virtue of the fact that the Class C Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.

To facilitate the offering of the Class C Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class C Certificates. Specifically, the Underwriters may overallot in connection with this Offering, creating a short position in the Class C Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Class C Certificates, the Underwriters may bid for, and purchase, Class C Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Class C Certificates in this Offering, if the Underwriters repurchase previously distributed Class C Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Class C Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this Prospectus Supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within

Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. For the purpose of this paragraph, the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive) and includes any relevant implementing measure in the United Kingdom.

Notice to Prospective Investors in Singapore

This Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class C Certificates may not be circulated or distributed, nor may the Class C Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Class C Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Class C Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

The validity of the Class C Certificates is being passed upon for Continental by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank, Tweed, Hadley & McCloy LLP, New York, New York. Morris James LLP, Wilmington, Delaware, counsel for Wilmington Trust, National Association, as Class C Trustee, will pass upon certain matters of Delaware law relating to the Class C Pass Through Trust Agreement, including that the Class C Certificates are binding obligations of the Class C Trustee, and Milbank, Tweed, Hadley & McCloy LLP will rely on such opinion.

EXPERTS

Our consolidated financial statements, and the related financial statement schedule, appearing in our Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein. Our financial statements are incorporated by reference in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.

The consolidated financial statements of United at December 31, 2011 and December 31, 2010, and for each of the two years in the period ended December 31, 2011, and the related financial statement schedule appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein. United’s financial statements are incorporated by reference in this Prospectus Supplement in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of United for the year ended December 31, 2009, and the related financial statement schedule, incorporated by reference in this Prospectus Supplement from United’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to retrospective reclassifications of revenue and expenses in United’s statements of consolidated operations and an explanatory paragraph relating to a change in reportable segments), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The references to AISI, BK and MBA and to their appraisal reports, dated November 21, 2012, November 26, 2012 and December 3, 2012, respectively, and September 13, 2012, September 5, 2012, September 14, 2012, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Continental with the Commission are incorporated by reference in this Prospectus Supplement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

Filing	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2011	February 22, 2012
Quarterly Report on Form 10-Q for the quarter ended March 31, 2012	April 27, 2012
Quarterly Report on Form 10-Q for the quarter ended June 30, 2012	July 26, 2012
Quarterly Report on Form 10-Q for the quarter ended September 30, 2012	October 25, 2012
Current Report on Form 8-K	January 10, 2012
Current Report on Form 8-K	February 8, 2012
Current Report on Form 8-K (regarding operational results)	March 8, 2012
Current Report on Form 8-K	March 22, 2012
Current Report on Form 8-K	March 28, 2012
Current Report on Form 8-K	April 10, 2012
Current Report on Form 8-K	May 8, 2012
Current Report on Form 8-K	June 8, 2012
Current Report on Form 8-K	July 10, 2012
Current Report on Form 8-K	July 18, 2012
Current Report on Form 8-K (only with respect to Item 8.01)	July 24, 2012
Current Report on Form 8-K	August 8, 2012
Current Report on Form 8-K	September 11, 2012
Current Report on Form 8-K	October 3, 2012
Current Report on Form 8-K	October 9, 2012
Current Report on Form 8-K (regarding operational results)	October 9, 2012
Current Report on Form 8-K	November 8, 2012
Current Report on Form 8-K	December 10, 2012

In addition, the Annual Report on Form 10-K for the year ended December 31, 2011, and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 of United are incorporated by reference in this Prospectus Supplement.

Our Commission file number is 1-10323.

Reference is made to the information under “Incorporation of Certain Documents by Reference” in the accompanying Prospectus. For the avoidance of doubt, the Annual Report on Form 10-K for the year ended December 31, 2011 of UAL, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 of UAL and United and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, of UAL are not incorporated by reference in this Prospectus Supplement. The Current Report on Form 8-K of Continental filed with the Commission on March 8, 2012 (regarding pro forma financial statements and United financial statements) has been superseded by subsequently filed documents and is not incorporated by reference in this Prospectus Supplement.

APPENDIX I — INDEX OF TERMS

Page
1997 Basic Agreement	S-37
2012-1 Additional Interest Payment	S-39
2012-1 Downgrade Drawing	S-62
2012-2 Downgrade Drawing	S-62
60-Day Period	S-44
Actual Disposition Event	S-75
Administration Expenses	S-71
Aircraft	S-78
Airlines Merger	S-18
AISI	S-78
Appraisal	S-70
Appraised Current Market Value	S-70
Appraisers	S-78
ATC	S-26
Average Life Date	S-83
Base Rate	S-65
Basic Agreement	S-37
BK	S-78
Boeing	S-80
Business Day	S-41
Cape Town Treaty	S-50
Cash Collateral Account	S-62
Cede	S-51
Certificate Account	S-40
Certificate Buyout Event	S-44
Certificate Owners	S-51
Certificateholders	S-37
Certificates	S-37
Class A Certificates	S-37
Class A Trustee	S-37
Class A Trusts	S-37
Class B Adjusted Interest	S-74
Class B Certificates	S-37
Class B Trustee	S-37
Class B Trusts	S-37
Class C Adjusted Interest	S-74
Class C Certificateholders	S-38
Class C Certificates	S-37
Class C Pass Through Trust Agreement	S-37
Class C Regular Distribution Date	S-39
Class C Trust	S-37
Class C Trust Supplement	S-37
Class C Trustee	S-37
Class Exemptions	S-98
clearing agency	S-52
clearing corporation	S-52
Code	S-32
Commission	S-37
Continental	S-22
Continental Bankruptcy Event	S-69
Controlling Party	S-68
Convention	S-87
Current Distribution Date	S-73
Debt Balance	S-88
Deemed Disposition Event	S-75
default	S-43
Delivery Period	S-80
Delivery Period Termination Date	S-56
Deposit Agreement	S-56
Depositary	S-57
Depositary Threshold Rating	S-57
Deposits	S-56
disqualified persons	S-98
Distribution Date	S-71
DOT	S-24
Downgrade Drawing	S-62
Downgrade Event	S-62
DTC	S-51
DTC Participants	S-51
Equipment	S-85
Equipment Note Special Payment	S-71
Equipment Notes	S-81
ERISA	S-98
ERISA Plans	S-98
Escrow Agent	S-59
Escrow Agreement	S-59
Escrow Receipts	S-59
Event of Loss	S-90
Exchange Act	S-52
excusable delay	S-80
Exhibit 99.1	S-18
Expected Distributions	S-73
FAA	S-25
FATCA legislation	S-96
Final Distributions	S-69
Final Drawing	S-64
Final Expected Distribution Date	S-39
Final Maturity Date	S-39
Fitch	S-57
Future Delivery Aircraft	S-48
GDS	S-28
H.15(519)	S-83
Indenture	S-48
Indenture Defaults	S-84
Indirect DTC Participants	S-51
Intercreditor Agreements	S-68
Interest Drawing	S-60
IRS	S-92
Issuance Date	S-38
LIBOR	S-65

I-1

Page
Liquidity Event of Default	S-66
Liquidity Expenses	S-73
Liquidity Facility	S-60
Liquidity Obligations	S-73
Liquidity Provider	S-60
Liquidity Threshold Rating	S-62
Loan Trustee	S-81
Long-Term Rating	S-63
LTVs	S-8
Make-Whole Premium	S-83
Make-Whole Spread	S-83
Maximum Available Commitment	S-61
Maximum Commitment	S-61
MBA	S-78
Merger	S-22
Minimum Sale Price	S-69
Moody’s	S-57
most recent H.15(519)	S-83
Natixis	S-57
New Trustee	S-50
NOL	S-32
Non-Extension Drawing	S-64
Non-Performing Equipment Notes	S-73
non-U.S. Certificateholder	S-95
Note Holders	S-50
Note Purchase Agreement	S-48
Offering	S-37
Order	S-102
Original Trust	S-50
Original Trustee	S-50
Participation Agreement	S-48
parties in interest	S-98
Pass Through Trust Agreements	S-37
Paying Agent	S-59
Paying Agent Account	S-40
Performing Equipment Note	S-62
Plan Asset Regulation	S-98
Plans	S-98
Pool Balance	S-41
Pool Factor	S-41
Post Default Appraisals	S-70
Preferred B Pool Balance	S-74
Preferred C Pool Balance	S-75
Prior Issuance Date	S-39
Prior Series	S-37
Prospectus Directive	S-102
PTC Event of Default	S-44
PTCE	S-98
QIBs	S-54
qualified professional asset manager	S-98
qualifying income	S-92
Rate Determination Notice	S-65
Rating Agencies	S-57
Receiptholder	S-59
Refinancing Certificates	S-91
Refinancing Equipment Notes	S-91
Refinancing Trust	S-91
Regular Distribution Date	S-39
relevant persons	S-102
Remaining 2012-1 Aircraft	S-48
Remaining Weighted Average Life	S-83
Replacement Facility	S-64
Required Amount	S-61
Required Terms	S-49
RLA	S-28
Scheduled Payments	S-39
Section 1110	S-85
Section 2.4 Fraction	S-73
Section 382	S-32
Senior Equipment Notes	S-81
Series 2012-1	S-37
Series 2012-1 Deposits	S-56
Series 2012-2	S-37
Series A Equipment Notes	S-81
Series B Equipment Notes	S-81
Series C Equipment Notes	S-81
Series C Limited Pool Balance	S-74
SFA	S-102
Similar Law Plans	S-98
Special Distribution Date	S-40
Special Payment	S-39
Special Payments Account	S-40
Special Termination Drawing	S-63
Special Termination Notice	S-63
Standard & Poor’s	S-57
Stated Interest Rate	S-39
Subordination Agent	S-68
Substitute Aircraft	S-80
Successor Trust	S-50
Termination Notice	S-66
Transfer Date	S-50
Transportation Code	S-45
Treasury Yield	S-83
Triggering Event	S-40
Trust Indenture Act	S-46
Trust Property	S-37
Trust Supplements	S-37
Trustee	S-37
Trusts	S-37
U.S. Certificateholders	S-92
U.S. Persons	S-92
UAL	S-22
Underwriters	S-100
United	S-22
WTC	S-37
WTNA	S-37

I-2

APPENDIX II — APPRAISAL LETTERS

Mr. Gerry Laderman

Senior Vice President Finance

And Treasurer

Continental Airlines, Inc.

77 West Wacker Drive

Chicago, IL

60601

Sight Unseen Half Life and Adjusted Base Value Opinion, Nineteen Aircraft

Sight Unseen Half Life and New Base Value Opinion, Two Aircraft

AISI File No.: A2S088BVO-1

Date: 21 November 2012

Values as of: 08 November 2012

Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653

TEL: 949-582-8888 FAX: 949-582-8887 EMAIL: mail@AISI.aero

21 November 2012

Mr. Gerry Laderman

Senior Vice President Finance and Treasurer

Continental Airlines, Inc.

77 West Wacker Drive

Chicago, IL 60601

Subject:	Sight Unseen Half Life and Adjusted Base Value Opinion, Nineteen Aircraft, and
Sight Unseen Half Life and New Base Value Opinion, Two Aircraft
AISI File number: A2S088BVO-1

Ref:	(a) Email messages 16 – 20 November 2012
(b)Technical Details / Maintenance Status Summary

Dear Ladies and Gentlemen:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the 08 November 2012 sight unseen half life and adjusted base value of three 2009 delivered B737-924ER aircraft with CFM56-7B26/3 engines at 187,700 lbs. maximum takeoff weight, fourteen 2012 delivered B737-924ER aircraft with CFM56-7B26E engines at 187,700 lbs. maximum takeoff weight, and two B787-8 Aircraft with GEnx-1B70 engines at 502,500 lbs. maximum takeoff weight delivered in September and October 2012, and the sight unseen half life and new base value of two new November and December 2012 delivery B787-8 aircraft with GEnx-1B70 engines, at 502,500 lbs. maximum takeoff weight, as identified and defined in Table I and reference (a) and (b) above (the ‘Aircraft’). All B737-924ER Aircraft are capable of 180 minute ETOP (extended overwater operation). All B787-8 Aircraft are capable of 330 minute ETOP, and are equipped with flight and cabin crew rest areas. All delivered Aircraft are valued in November 2012 U.S. dollars; all new Aircraft are valued in delivery date U.S. dollars.

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Senior Certified Appraiser.

Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653

TEL: 949-582-8888 FAX: 949-582-8887 EMAIL: mail@AISI.aero

21 November 2012 AISI File No. A2S088BVO-1 Page - 2 -

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

‘Full-life’ condition assumes zero time since overhaul of airframe, gear, apu, engine overhaul and engine LLPs.

“New” condition assumes zero time since new of airframe, gear, apu, engine and engine LLPs.

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

21 November 2012 AISI File No. A2S088BVO-1 Page - 3 -

AISI defines a ‘distressed market value’ as that value which reflects the real market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

If more than one aircraft is contained in this report then it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuations

Adjustments from half life have been applied based on the current maintenance status summaries of the Aircraft as indicated in the Aircraft Technical Detail / Maintenance Status summary data supplied to AISI by the client in references (a) and (b) above and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

It is our considered opinion that the 08 November 2012 sight unseen new, half life and adjusted base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

Delivered Aircraft values are as of 08 November 2012 in November 2012 Million USD. Future delivery Aircraft values are as of each Aircraft delivery date, in then Million USD at an inflation rate of 1.5% from 08 November 2012.

21 November 2012 AISI File No. A2S088BVO-1 Page - 4 -

Table I

AISI Report A2S088BVO-1 dated 21 November 2012

Values as of 08 November 2012 or as of Delivery Date as indicated, in Million USD

No.	Type	Serial Number	Date of Delivery	Engine	MTOW	Values in Million USD at Date	Half Life Base Value	Adjusted Base Value	New Base Value
1	B737-924ER	32835	Feb-09	CFM56-7B26/3	187,700	8-Nov-12	39.70	42.58	NA
2	B737-924ER	33527	Mar-09	CFM56-7B26/3	187,700	8-Nov-12	39.70	42.63	NA
3	B737-924ER	33529	May-09	CFM56-7B26/3	187,700	8-Nov-12	39.70	42.86	NA
4	B737-924ER	31650	Feb-12	CFM56-7B26E	187,700	8-Nov-12	45.86	52.35	NA
5	B737-924ER	31651	Mar-12	CFM56-7B26E	187,700	8-Nov-12	45.93	52.59	NA
6	B737-924ER	40003	Mar-12	CFM56-7B26E	187,700	8-Nov-12	45.93	52.53	NA
7	B737-924ER	31646	Apr-12	CFM56-7B26E	187,700	8-Nov-12	46.01	52.77	NA
8	B737-924ER	40004	Apr-12	CFM56-7B26E	187,700	8-Nov-12	46.01	52.72	NA
9	B737-924ER	40005	May-12	CFM56-7B26E	187,700	8-Nov-12	46.09	52.95	NA
10	B737-924ER	41742	May-12	CFM56-7B26E	187,700	8-Nov-12	46.09	52.97	NA
11	B737-924ER	31640	Jun-12	CFM56-7B26E	187,700	8-Nov-12	46.16	53.12	NA
12	B737-924ER	41743	Jun-12	CFM56-7B26E	187,700	8-Nov-12	46.16	53.15	NA
13	B737-924ER	37205	Sep-12	CFM56-7B26E	187,700	8-Nov-12	46.39	53.73	NA
14	B737-924ER	41744	Sep-12	CFM56-7B26E	187,700	8-Nov-12	46.39	53.73	NA
15	B737-924ER	37199	Sep-12	CFM56-7B26E	187,700	8-Nov-12	46.39	53.76	NA
16	B737-924ER	37206	Oct-12	CFM56-7B26E	187,700	8-Nov-12	46.47	53.93	NA
17	B737-924ER	37200	Nov-12	CFM56-7B26E	187,700	8-Nov-12	46.55	54.02	NA
18	B787-8	34824	Sep-12	GEnx-1B70	502,500	8-Nov-12	112.87	123.23	NA
19	B787-8	34829	Oct-12	GEnx-1B70	502,500	8-Nov-12	113.10	123.84	NA
20	B787-8	34825	Dec-12	GEnx-1B70	502,500	Dec-12	113.43	NA	124.79
21	B787-8	34822	Nov-12	GEnx-1B70	502,500	Nov-12	113.28	NA	124.62

21 November 2012 AISI File No. A2S088BVO-1 Page - 5 -

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Fred Bearden

Certified Senior Appraiser

Mr. Gerry Laderman

Senior Vice President Finance

And Treasurer

Continental Airlines

77 West Wacker Drive

Chicago IL

60601

Sight Unseen New Base Value Opinion

Twenty-two Aircraft

AISI File No.:A2S059BVO-2

Date:13 September 2012

Values as of: New Aircraft Delivery Date

Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653

TEL: 949-582-8888 FAX: 949-582-8887 EMAIL: mail@AISI.aero

13 September 2012

Mr. Gerry Laderman

Senior Vice President Finance and Treasurer

Continental Airlines

77 West Wacker Drive

Chicago, IL 60601

Subject:	Sight Unseen New Base Value Opinion,
Twenty-two Aircraft, AISI File number: A2S059BVO-2

Ref:	(a) Email messages 06 – 30 August, 13 September 2012
(b) Technical Details / Maintenance Status Summary

Dear Mr. Laderman:

Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the 15 August 2012 sight unseen new base value of 18 new 2012 and 2013 delivery B737-924ER aircraft with CFM56-7B26E engines at 187,700 lbs. mtow and four new 2012 and 2013 delivery B787-8 aircraft with GEnx-1B70 engines, at 502,500 lbs. mtow as identified and defined in Table I and reference (a) and (b) above (the ‘Aircraft’). All B737-924ER Aircraft are capable of 180 minute ETOPS (extended overwater operation) and are equipped with overwater equipment, three VHF transceivers and 2 HF transceivers. All B787-8 Aircraft are capable of 330 minute ETOPS, and are equipped with flight and cabin crew rest areas. All new Aircraft are valued in delivery date U.S. dollars.

1.	Methodology and Definitions

The standard terms of reference for commercial aircraft value are ‘base value’ and ‘current market value’ of an ‘average’ aircraft. Base value is a theoretical value that assumes a hypothetical balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified Senior Appraiser.

Headquarters, 26072 Merit Circle, Suite 123, Laguna Hills, CA 92653

TEL: 949-582-8888 FAX: 949 -582-8887 EMAIL: mail@AISI.aero

13 September 2012 AISI File No. A2S059BVO-2 Page -2-

AISI defines a ‘base value’ as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in ‘new’ condition, ‘average half-life’ condition, or ‘adjusted’ for an aircraft in a specifically described condition at a specific time.

An ‘average’ aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. Note that a stored aircraft is not an ‘average’ aircraft. AISI assumes average condition unless otherwise specified in this report.

AISI also assumes that airframe, engine and component parts are from the original equipment manufacturer (OEM) and that maintenance, maintenance program and essential records are sufficient to permit normal commercial operation under a strict airworthiness authority.

‘Half-life’ condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

‘Full-life’ condition assumes zero time since overhaul of airframe, gear, apu, engine overhaul and engine LLPs.

“New” condition assumes zero time since new of airframe, gear, apu, engine and engine LLPs.

An ‘adjusted’ appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component.

It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a ‘current market value’, which is synonymous with the older term ‘fair market value’ as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumptions of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Note that for a current market value to exist, the seller may not be under duress. Current market value assumes that there is no short term time constraint to buy or sell.

13 September 2012 AISI File No. A2S059BVO-2 Page -3-

AISI defines a ‘distressed market value’ as that value which reflects the real market condition including short term events, when the market for the subject aircraft is so depressed that the seller is under duress. Distressed market value assumes that there is a time constraint to sell within a period of less than 1 year. All other assumptions remain unchanged from that of ‘current market value’.

None of the AISI value definitions take into account remarketing costs, brokerage costs, storage costs, recertification costs or removal costs.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft when the seller is not under duress. AISI encourages the use of distressed market values to consider the probable near term value of an aircraft when the seller is under duress.

No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report, nor has any attempt been made to verify information provided to us, which is assumed to be correct and applicable to the Aircraft.

If more than one aircraft is contained in this report then it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.	Valuations

It is our considered opinion that at 15 August 2012 the sight unseen new base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

Future delivery Aircraft values are as of each Aircraft delivery date, in then million USD at an inflation rate of 1.5% from 15 August 2012.

13 September 2012 AISI File No. A2S059BVO-2 Page -4-

Table I

AISI Report A2S059BVO-2 dated 13 September 2012

Values as of Delivery Date as indicated, in million USD

No.	Type	Serial Number	Date of Delivery	Engine	MTOW	Values in million USD at Date	New Base Value
1	B737-924ER	37207	Nov-12	CFM56-7B26E	187,700	Nov-12	53.51
2	B737-924ER	37201	Nov-12	CFM56-7B26E	187,700	Nov-12	53.51
3	B737-924ER	37208	Dec-12	CFM56-7B26E	187,700	Dec-12	53.60
4	B737-924ER	41745	Dec-12	CFM56-7B26E	187,700	Dec-12	53.60
5	B737-924ER	36599	Jan-13	CFM56-7B26E	187,700	Jan-13	53.69
6	B737-924ER	31644	Jan-13	CFM56-7B26E	187,700	Jan-13	53.69
7	B737-924ER	33537	Feb-13	CFM56-7B26E	187,700	Feb-13	53.77
8	B737-924ER	32836	Feb-13	CFM56-7B26E	187,700	Feb-13	53.77
9	B737-924ER	36600	Mar-13	CFM56-7B26E	187,700	Mar-13	53.86
10	B737-924ER	37099	Mar-13	CFM56-7B26E	187,700	Mar-13	53.86
11	B737-924ER	37102	Apr-13	CFM56-7B26E	187,700	Apr-13	53.95
12	B737-924ER	31653	Apr-13	CFM56-7B26E	187,700	Apr-13	53.95
13	B737-924ER	38702	May-13	CFM56-7B26E	187,700	May-13	54.04
14	B737-924ER	31648	May-13	CFM56-7B26E	187,700	May-13	54.04
15	B737-924ER	38703	Jun-13	CFM56-7B26E	187,700	Jun-13	54.13
16	B737-924ER	37100	Jun-13	CFM56-7B26E	187,700	Jun-13	54.13
17	B737-924ER	31647	Jul-13	CFM56-7B26E	187,700	Jul-13	54.22
18	B737-924ER	31649	Jul-13	CFM56-7B26E	187,700	Jul-13	54.22
19	B787-8	34821	Dec-12	GEnx-1B70	502,500	Dec-12	124.84
20	B787-8	34823	Dec-12	GEnx-1B70	502,500	Dec-12	124.84
21	B787-8	34830	Jul-13	GEnx-1B70	502,500	Jul-13	126.29
22	B787-8	36400	Sep-13	GEnx-1B70	502,500	Sep-13	126.71

13 September 2012 AISI File No. A2S059BVO-2 Page -5-

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in any of the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any party’s action or failure to act as a result of reliance or alleged reliance on this report.

Sincerely,

AIRCRAFT INFORMATION SERVICES, INC.

Dave Miller

Appraiser

Fred Bearden

Certified Senior Appraiser

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 · Fax (516) 365-6287

November 26, 2012

Mr. Gerry Laderman

Senior Vice President-Finance & Treasurer

Continental Airlines, Inc.

77 W. Wacker Drive

Chicago, IL 60601

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the current Base Values (BV) for 21 Boeing aircraft in the Continental Airlines, Inc. (“Continental”) fleet (“Aircraft”). The Aircraft include four B787-8s and 17 B737-924ERs identified as “Continental 2012-3 EETC”. Each Aircraft is further identified by type, manufacturer’s serial number, date of manufacture, engine type/variant and maximum takeoff weight in the attached Figure 1.

Values of the Aircraft reflect the new aircraft delivery maintenance configuration except the three B737s bearing Serial Numbers 32835, 33527 and 33529, which were originally delivered during 2009.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

MARKET DISCUSSION & METHODOLOGY

For a newly delivered aircraft one can argue that, almost by definition, the base value is approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value.

We do not know the new purchase price of the Aircraft but we do know the current published Boeing list price averages $94.6 million for the B737-900ERs depending on the configuration and options. For the B787-8, it is $206.8 million. We also know that nobody pays list price and the discount is normally at least 15 percent with much larger discounts often applied for buyers placing large orders. Recent reports indicate it is not uncommon to see discounts of 35 to 45 percent from the list price. Because of confidential actual transaction prices some of our clients have shared with us, we are convinced a typical new price for a B737-900ER aircraft is in the $50.5 million range and, for the B787-8, about $123 million. We concluded that the new price of your B737-924ER aircraft with -7B26E engines ranges from $49.30 to $50.25 million during the 2012 year deliveries. For your B787-8 aircraft it ranges from $123.00 to $123.50 million for the 3rd and 4th Quarter 2012 deliveries. Regarding the 2009 delivered aircraft, we have provided the half-time BV as well as the adjusted BV based on the current maintenance status data provided by the operator.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the related maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that each Aircraft is in typical configuration for the type and has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any

November 26, 2012

financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely, BK ASSOCIATES, INC.

R. L. Britton Vice President ISTAT Senior Certified Appraiser

RLB/kf

Attachment

November 26, 2012

FIGURE 1

CONTINENTAL AIRLINES, INC.

2012-3 EETC

PORTFOLIO

DECEMBER 2012

ITEM	AIRCRAFT TYPE	MSN	REGISTRATION NUMBER	MFG. DATE	ENGINE	MTOW ( LBS)	BV NEW ($ MIL)	BV 1/2 TIME ($ MIL)	BV MTC ADJ’D ($ MIL)
1	737-924ER	32835	N75432	Feb-09	CFM56-7B26/3	187,700	—	41.10	42.97
2	737-924ER	33527	N75433	Mar-09	CFM56-7B26/3	187,700	—	41.10	42.99
3	737-924ER	33529	N75435	May-09	CFM56-7B26/3	187,700	—	41.10	43.21
4	737-924ER	31650	N36447	Feb-12	CFM56-7B26E	187,700	49.30
5	737-924ER	31651	N81449	Mar-12	CFM56-7B26E	187,700	49.30
6	737-924ER	40003	N78448	Mar-12	CFM56-7B26E	187,700	49.30
7	737-924ER	31646	N38451	Apr-12	CFM56-7B26E	187,700	49.50
8	737-924ER	40004	N39450	Apr-12	CFM56-7B26E	187,700	49.50
9	737-924ER	40005	N68452	May-12	CFM56-7B26E	187,700	49.50
10	737-924ER	41742	N68453	May-12	CFM56-7B26E	187,700	49.50
11	737-924ER	31640	N38454	Jun-12	CFM56-7B26E	187,700	49.50
12	737-924ER	41743	N34455	Jun-12	CFM56-7B26E	187,700	49.50
13	737-924ER	37205	N37456	Sep-12	CFM56-7B26E	187,700	49.85
14	737-924ER	41744	N28457	Sep-12	CFM56-7B26E	187,700	49.85
15	737-924ER	37199	N38458	Sep-12	CFM56-7B26E	187,700	49.85
16	737-924ER	37206	N38459	Oct-12	CFM56-7B26E	187,700	50.25
17	737-924ER	37200	N34460	Nov-12	CFM56-7B26E	187,700	50.25
18	787-8	34824	N20904	Sep-12	GEnx-1B70	502,500	123.00
19	787-8	34829	N26906	Oct-12	GEnx-1B70	502,500	123.50
20	787-8	34825	N45905	Dec-12	GEnx-1B70	502,500	123.50
21	787-8	34822	N26902	Nov-12	GEnx-1B70	502,500	123.50

1295 Northern Boulevard

Manhasset, New York 11030

(516) 365-6272 • Fax (516) 365-6287

September 5, 2012

Mr. Gerry Laderman

Senior Vice President-Finance & Treasurer

Continental Airlines, Inc.

77 W. Wacker Drive

Chicago, IL 60601

Gentlemen:

In response to your request, BK Associates, Inc. is pleased to provide our opinion regarding the current Base Values (BV) for 22 Boeing aircraft expected to be in the Continental Airlines, Inc. (“Continental”) fleet (“Aircraft”). The Aircraft include four B787-8s and 18 B737-924ERs scheduled for future delivery to Continental and identified as “Continental 2012-2 EETC”. Each Aircraft is further identified by type, manufacturer’s serial number, date of manufacture, engine type/variant and maximum takeoff weight in the attached Figure I.

Values of the Aircraft reflect the new aircraft delivery maintenance configuration.

DEFINITIONS

According to the International Society of Transport Aircraft Trading’s (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

September 5, 2012

MARKET DISCUSSION & METHODOLOGY

For a newly delivered aircraft one can argue that, almost by definition, the base value is approximately equal to the actual selling price. Without the existence of “white tails” or finished aircraft for which there is no buyer, the very existence of a buyer and seller at the agreed price suggests the market is in balance and the purchase price is the base value.

We do not know the new purchase price of the Aircraft but we do know the current published Boeing list price averages $94.6 million for the B737-900ERs depending on the configuration and options. For the B787-8, it is $206.8 million. We also know that nobody pays list price and the discount is normally at least 15 percent with much larger discounts often applied for buyers placing large orders. Recent reports indicate it is not uncommon to see discounts of 35 to 45 percent from the list price. Because of confidential actual transaction prices some of our clients have shared with us, we are convinced a typical new price for a B737-900ER aircraft is in the $50.5 million range and, for the B787-8, about $123 million. We concluded that the new price of your B737-924ER aircraft with -7B26E engines is $50.25 million for 4th Quarter 2012 deliveries and for your B787-8 aircraft it is $123.5 million for 4th Quarter 2012 deliveries. To these new price levels we have added modest escalation for deliveries in the 1st, 2nd and 3rd Quarters of 2013, as the case may be.

ASSUMPTIONS & DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the related maintenance records, but has relied upon the information provided by you and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; accident damage has not been incurred that would affect market values; and maintenance has been accomplished in accordance with a civil airworthiness authority’s approved maintenance program and accepted industry standards. Further, we have assumed unless otherwise stated, that each Aircraft is in typical configuration for the type and other than the New Aircraft, has accumulated an average number of hours and cycles. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any

September 5, 2012

financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely, BK ASSOCIATES, INC.

R. L. Britton Vice President ISTAT Senior Certified Appraiser

RLB/kf

Attachment

FIGURE I

CONTINENTAL AIRLINES, INC.

2012-2 EETC

PORTFOLIO

SEPTEMBER 2012

ITEM	ACFT TYPE	MSN	REGISTRATION NUMBER	MFG. DATE	ENGINE	MTOW (LBS)	BASE VALUE
1	737-924ER	37207	N39461	Nov-12	CFM56-7B26E	187,700	50,250,000
2	737-924ER	37201	N37462	Nov-12	CFM56-7B26E	187,700	50,250,000
3	737-924ER	37208	N39463	Dec-12	CFM56-7B26E	187,700	50,250,000
4	737-924ER	41745	N37464	Dec-12	CFM56-7B26E	187,700	50,250,000
5	737-924ER	36599	N37465	Jan-13	CFM56-7B26E	187,700	50,500,000
6	737-924ER	31644	N37466	Jan-13	CFM56-7B26E	187,700	50,500,000
7	737-924ER	33537	N38467	Feb-13	CFM56-7B26E	187,700	50,500,000
8	737-924ER	32836	N37468	Feb-13	CFM56-7B26E	187,700	50,500,000
9	737-924ER	36600	N36469	Mar-13	CFM56-7B26E	187,700	50,500,000
10	737-924ER	37099	N37470	Mar-13	CFM56-7B26E	187,700	50,500,000
11	737-924ER	37102	N37471	Apr-13	CFM56-7B26E	187,700	50,750,000
12	737-924ER	31653	N36472	Apr-13	CFM56-7B26E	187,700	50,750,000
13	737-924ER	38702	N38473	May-13	CFM56-7B26E	187,700	50,750,000
14	737-924ER	31648	N37474	May-13	CFM56-7B26E	187,700	50,750,000
15	737-924ER	38703	N39475	Jun-13	CFM56-7B26E	187,700	50,750,000
16	737-924ER	37100	N36476	Jun-13	CFM56-7B26E	187,700	50,750,000
17	737-924ER	31647	N27477	Jul-13	CFM56-7B26E	187,700	51,000,000
18	737-924ER	31649	N38479	Jul-13	CFM56-7B26E	187,700	51,000,000
19	787-8	34821	N27901	Dec-12	GEnx-1B70	502,500	123,500,000
20	787-8	34823	N27903	Dec-12	GEnx-1B70	502,500	123,500,000
21	787-8	34830	N29907	Jul-13	GEnx-1B70	502,500	125,000,000
22	787-8	36400	N27908	Sep-13	GEnx-1B70	502,500	125,000,000

December 3, 2012

Mr. Gerry Laderman

Senior Vice President Finance & Treasurer

Continental Airlines, Inc.

77 West Wacker Drive

Chicago, IL 60601

VIA E-MAIL

Dear Mr. Laderman:

Morten Beyer & Agnew (mba) has been retained by Continental Airlines, Inc. (the “Client”) to render its Expert Opinion for an Extended Desktop Appraisal1 to determine the Maintenance Adjusted Current Base Value2 of three (3) 2009 build 737-924ER aircraft as well as a Desktop Appraisal3 to determine the Current Base Values of fourteen (14) 2012 build 737-924ER and (4) 2012 build 787-8 aircraft as of November 2012.

In performing this appraisal, mba relied on industry knowledge, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information from mba Future Aircraft Values (FAV) – Jet Transport Plus, 2012 3rd Quarter Values.

In developing the Values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for each of the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition;

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated;

3.	The historical maintenance documentation has been maintained to acceptable international standards;

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage;

5.	The aircraft is in a standard airline configuration;

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins;

[1]

An Extended Desktop Appraisal is one that is characterized by the absence of any on-site inspection of the aircraft or its maintenance records, but it does include consideration of maintenance status information that is provided to the appraiser from the client, aircraft operator, or in the case of a second opinion, possibly from another appraiser’s report. An Extended Desktop Appraisal would normally provide a value that includes adjustments from the mid-time, mid-life baseline to account for the actual maintenance status of the aircraft. (ISTAT Handbook)

[2]

The Current Base Value is the Appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use.” An aircraft’s Current Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. (ISTAT Handbook)

[3]

A Desktop Appraisal is one, which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft. (ISTAT Handbook)

Continental Airlines, Inc.

Job File #12298 (21) Aircraft

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage;

8.	Its utilization is comparable to industry averages;

9.	There is no history of accident or incident damage; and

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

Continental Airlines 737-924ER & 787-8 Portfolio

No	Aircraft Type	Serial Number	Registration	Date Of Manufacture	MTOW (lbs)	Engine Type	Maintenance Adj. Base Value
1	737-924ER	32835	N75432	Feb-09	187,700	CFM56-7B26/3	$44.75
2	737-924ER	33527	N75433	Mar-09	187,700	CFM56-7B26/3	$44.95
3	737-924ER	33529	N75435	May-09	187,700	CFM56-7B26/3	$45.60

						Subtotal	$135.30

							New Aircraft Base Value
4	737-924ER	31650	N36447	Feb-12	187,700	CFM56-7B26E	$52.23
5	737-924ER	31651	N81449	Mar-12	187,700	CFM56-7B26E	$52.31
6	737-924ER	40003	N78448	Mar-12	187,700	CFM56-7B26E	$52.31
7	737-924ER	31646	N38451	Apr-12	187,700	CFM56-7B26E	$52.40
8	737-924ER	40004	N39450	Apr-12	187,700	CFM56-7B26E	$52.40
9	737-924ER	40005	N68452	May-12	187,700	CFM56-7B26E	$52.48
10	737-924ER	41742	N68453	May-12	187,700	CFM56-7B26E	$52.48
11	737-924ER	31640	N38454	Jun-12	187,700	CFM56-7B26E	$52.57
12	737-924ER	41743	N34455	Jun-12	187,700	CFM56-7B26E	$52.57
13	737-924ER	37205	N37456	Sep-12	187,700	CFM56-7B26E	$52.83
14	737-924ER	41744	N28457	Sep-12	187,700	CFM56-7B26E	$52.83
15	737-924ER	37199	N38458	Sep-12	187,700	CFM56-7B26E	$52.83
16	737-924ER	37206	N38459	Oct-12	187,700	CFM56-7B26E	$52.91
17	737-924ER	37200	N34460	Nov-12	187,700	CFM56-7B26E	$53.00
18	787-8	34824	N20904	Sep-12	502,500	GEnx-1B70	$126.29
19	787-8	34829	N26906	Oct-12	502,500	GEnx-1B70	$126.50
20	787-8	34825	N45905	Dec-12	502,500	GEnx-1B70	$126.91
21	787-8	34822	N26902	Nov-12	502,500	GEnx-1B70	$126.71

						Subtotal	$1,242.56

						Portfolio Total	$1,377.86

II-22

Continental Airlines, Inc.

Job File #12298 (21) Aircraft

Continental Airlines 737-924ER Valuation
($US Million)

No.	Aircraft Type	Serial Number	MGTOW Adj.	Half Time CBV	MX. Adj.	MX. Adj. CBV
1	737-924ER	32835	$0.63	$43.10	$1.65	$44.75
2	737-924ER	33527	$0.63	$43.31	$1.64	$44.95
3	737-924ER	33529	$0.63	$43.74	$1.86	$45.60

		Total	$1.89	$130.15	$5.15	$135.30

Legend for Portfolio Valuation –

MTOW Adj.	Maximum Take-off Weight Adjustment
Half Time CBV	Half Time Current Base Value
MX. Adj.	Maintenance Adjustments
MX. Adj. CBV	Maintenance Adjusted Current Base Value

Maintenance Adjustments
($US Million)

No.	Aircraft Type	Serial Number	Int. MX Adj.	Hvy. MX Adj.	LG Adj.	LLP Adj.	ESV Adj.	Total MX Adj.
1	737-924ER	32835	$0.00	($0.01)	$0.08	$1.33	$0.25	$1.65
2	737-924ER	33527	$0.00	($0.02)	$0.08	$1.33	$0.25	$1.64
3	737-924ER	33529	$0.00	$0.03	$0.08	$1.37	$0.38	$1.86

		Total	$0.00	$0.00	$0.24	$4.03	$0.88	$5.15

Legend for Maintenance Adjustments –

Int. MX Adj.	Intermediate Maintenance Adjustment
Hvy. MX Adj.	Heavy Maintenance Adjustment
LG Adj.	Landing Gear Adjustment
LLP Adj.	Life Limited Parts Adjustment
ESV Adj.	Engine Shop Visit Adjustment
Total MX Adj.	Total Maintenance Adjustment

II-23

Continental Airlines, Inc.

Job File #12298 (21) Aircraft

This Expert Opinion has been prepared for the exclusive use of Continental Airlines, Inc., and shall not be provided to other parties by mba without the express consent of Continental Airlines, Inc., nor will Continental Airlines, Inc. provide this report to any other party without expressed permission of mba.

This report represents the opinion of mba as to the Current and Maintenance Adjusted Base Values of the subject aircraft and is intended to be advisory only in nature. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and that this report has been independently prepared. mba assumes no responsibility or legal liability for any actions taken or not taken by Continental Airlines, Inc. or any other party with regard to the subject aircraft. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Lindsey Mohr
Valuations Analyst
Morten Beyer & Agnew

December 3, 2012	REVIEWED BY:

Thomas E. Burke
Managing Director - Valuations
Morten Beyer & Agnew
ISTAT Certified Appraiser

II-24

Desktop Appraisal of:

Twenty-two (22) Various Aircraft

Client:

Continental Airlines, Inc.

Date:

September 14, 2012

Washington D.C.

2101 Wilson Boulevard

Suite 1001

Arlington, Virginia 22201

Tel: 1 703 276 3200

Fax: 1 703 276 3201

Frankfurt

Herriotstrasse 1

60528 Frankfurt

Germany

Tel: 49 60 (0) 81587 081

Singapore

Ocean Financial Centre

10 Collyer Quay

Level 40, Suite 5

Singapore 049315

Tel: 65 6808 6097

I.	Introduction and Executive Summary

Table of Contents:

I.	Introduction	Page 1
II.	Value Definitions/Terminology	Page 2
III.	Current Market Conditions	Page 4
IV.	Valuation	Page 10
V.	Covenants	Page 13

Morten Beyer & Agnew (“mba”) has been retained by Continental Airlines, Inc. (the “Client”), to provide a Desktop Appraisal to determine the Base Value, at delivery, of eighteen (18) new 737-924ER aircraft and four (4) 787-8 aircraft, as of October 2012. These aircraft are further identified in Section IV of this report.

In performing this appraisal, mba relied on industry knowledge and intelligence, confidentially obtained data points, its market expertise and current analysis of market trends and conditions, along with information from its semiannual publication mba Future Aircraft Values (“FAV”)—Jet Transport Plus.

Section II of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (“ISTAT”). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

II-26

II.	Definitions

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser’s own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft. (ISTAT Handbook)

Base Value

ISTAT defines Base Value (“BV”) as the Appraiser’s opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as “the asset”), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its “highest and best use”. An asset’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for 20 years; and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (“ISTAT”). mba employs three ISTAT Certified Appraisers, one of the largest certified staff in the industry. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in Washington, Frankfurt, and Singapore.

mba publishes the semiannual Future Aircraft Values (“FAV”), a two-volume compendium of current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft.

mba also provides consulting services to the industry relating to operations, marketing, and management with emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory and maintenance concerns.

Continental Airlines Inc. Job File #12242 Page 2 of 13	II-27

III.	Current Market Conditions

General Market Observation

Values for new and used jet transport aircraft are driven primarily by the state of the world’s economies. Of the many factors that influence airline profits and the industry in general, there are two that drive aircraft market values: passenger traffic on the positive side and fuel prices on the negative side.

During periods of economic growth, traffic grows at high single digit rates. Such increases in demand for aircraft utilization stimulate increases in aircraft market values. During periods of economic distress, passenger traffic declines. This decreases demand for aircraft utilization causing a surplus of aircraft thus depressing their market value. Over the years, it has been demonstrated that passenger traffic demand is closely aligned with the cyclic nature of regional and world gross domestic product.

The aviation industry has not fully recovered from the down cycle that began in 2008. The ongoing Eurozone crisis has prevented optimism and there continues to be uncertainty regarding the global economy from both consumer and business perspectives. One indicator that the industry is recovering is demonstrated by the manufacturer order books which are indicating a strong, long-term economic forecast. Through the first half of 2012, Airbus booked a total of 230 orders with total backlog for its models reaching over 4,300 aircraft. Boeing booked 476 net orders with total backlog reaching above 4,100. Both major manufacturers are predicting long-term economic growth at about 5.0% per year for the next 20 years.

Passenger traffic has been trending upward and is now expanding at a slow 2.0% annualized rate since early 2012. In June 2012, IATA reported that demand for air travel grew by 6.2% from the previous year, while capacity grew at 4.5%. Despite these factors, growth has seen a slowdown as evidenced by the aforementioned 2.0% annualized rate when compared to the annualized growth rate of 8.0% that existed from mid 2011 to January 2012.

In July 2012, IATA reported the number of Revenue Passenger Kilometers (“RPKs”) was up just 3.4%, down from the June figure of 6.3%. It is now clear that since early this year the pace of air travel expansion has slowed, largely as a result of falling business confidence and world trade. International air travel is holding up better than domestic air travel, but there is considerable regional variation. Despite Eurozone economic weakness, European airlines have continued to expand on international markets. One of the weakest regions is Asia-Pacific, where travel is being affected by changing trade flows and airlines facing strong competition in many markets. Middle Eastern airlines are once more expanding rapidly, after having slowed in the aftermath of the 2008-2009 recession. The other major component of slower growth is due to the North America airlines, which in large part is a result of decisions to cut capacity, particularly on the North Atlantic market.

Continental Airlines Inc. Job File #12242 Page 3 of 13	II-28

Cargo profitability has come under downward pressure in Q3 of 2012, with the minor improvement in air freight demand in H1 stalling, yields declining, and oil prices surging once again. Continued expansion in world trade has helped air freight markets stabilize, as has the lack of an inventory overhang. But the growth momentum in trade volumes is slowing, and business confidence has reversed the upward trend seen earlier in 2012, declining for the last three months.

Airlines have responded to slower air travel and air freight demand by slowing their expansion of capacity. Load factors in passenger markets slipped slightly earlier in the second quarter, but have since stabilized. July always has one of the highest load factors in the year, since it is a peak travel month, but even taking this into account load factors are high relative to previous years. Airlines have also managed to stabilize load factors in air freight markets by cutting capacity. High load factors will help airlines limit the damage to profitability caused by the recent renewed rise in jet fuel prices. However, the slowdown of the growth in demand is hampering airline financial performance.

Fuel costs are of significant concern for the industry and remain high. Despite not having reached the same price levels as were experienced in 2008, the 2012 calendar year is not yet over and prices have already exceeded 2011 levels. The second quarter of 2012 has seen high volatility in oil prices as well as major uncertainty in the face of the Eurozone crisis and sanctions on Iranian oil exports. Volatility will likely remain for the foreseeable future. Jet fuel prices surged after a short-lived decline in June 2012, continuing a stretch of 19 months since prices rose above USD$120.00/barrel.

Worldwide economic conditions, to include trade, business confidence, and Eurozone debt, continue to be volatile. Furor over the European Emission Trading Scheme has subsided recently, but the real test will come when EU implements collection from foreign airlines. There remains much uncertainty in the short term markets, while there is much optimism for the long term health of the industry.

Continental Airlines Inc. Job File #12242 Page 4 of 13	II-29

Boeing 737-900ER—Current Market

The Boeing 737-900 entered into service in 2001 with Alaska Airlines. The 737-900ER entered into service with Lion Air in 2007 and is the newest member of the 737 NG family. The 737-900ER is offered by Boeing as the standard 737-900 model and as a result, the 737-900 non-ER model has been discontinued by the manufacturer. There are 128 active 737-900ER aircraft with nine operators.

Fleet Status	737-900ER
Net Orders	499
Backlog	371
Delivered	128
Destroyed/Retired	0
Not in Service/Parked	0
Active Aircraft	128
Number of Operators	9
Number of Customers	16

Source: Boeing July 31, 2012

Recent Developments

In August 2012, Israeli carrier, El Al, finalized an order for two 737-900ER aircraft.

In July 2012, United Air Lines announced an order for 50 737-900ER aircraft along with an order for 100 MAX-9s.

In June 2012, Alaska Airlines placed an order for three additional 737-900ER aircraft.

In February 2012, Boeing confirmed an order for 29 737-900ER aircraft from the Indonesian budget carrier, Lion Air.

In September 2011, UTair Aviation Russia signed an order for 40 Boeing Next-Generation 737 airplanes, comprised of seven 737-900ERs and 33 737-800s.

In August 2011, Delta Air Lines confirmed that it has placed an order for 100 Boeing 737-900ERs to replace its older aircraft.

In August 2011, Korean Air placed an order for two additional 737-900ER aircraft. The carrier already operates four of the type and has now ordered a total of six with this new order.

Continental Airlines Inc. Job File #12242 Page 5 of 13	II-30

Demographics & Availability

Indonesia’s Lion Air operates the largest fleet of 737-900ERs with 48.4% of the total fleet, making the Pacific Rim the most popular region for the type.

Boeing 737-900ER Passenger Aircraft Current Fleet by Operator
Operator	In Service	Parked	Total
Lion Air	62		62
Continental Airlines	43		43
SpiceJet	6		6
Turkish Airlines (THY)	5		5
Korean Air	4		4
Jet Airways Konnect	3		3
Sky Airlines	2		2
Somon Air	2		2
Jet Airways	1		1

Grand Total	128	0	128

Source: Boeing July 31, 2012

Boeing 737-900ER Passenger Aircraft Current Fleet by Region
Region	In Service	Parked	Total
Pacific Rim	62		62
North America	43		43
Asia	16		16
Europe	7		7

Grand Total	128	0	128

Source: Boeing July 31, 2012

According to Airfax, as of August 2012, there are no Boeing 737-900ER aircraft available for sale or lease. The number of 737-900ER aircraft advertised as available during the past year has not been greater than two.

Continental Airlines Inc. Job File #12242 Page 6 of 13	II-31

Boeing 787-8—Current Market

The 787-8 entered service in October 2011 with the first aircraft delivered to All Nippon Airways (“ANA”), who originally ordered the aircraft in 2004. The 787-8 is the first large airliner to be built with an all composite fuselage built in sections at different facilities and assembled at Boeing’s widebody plants in Washington and South Carolina. The aircraft is powered by either General Electric’s GEnx-1B series or Rolls Royce’s Trent 1000 series engine, which Boeing claims will assist the aircraft in achieving a near 20.0% greater fuel efficiency over the 767. As occurs with many new aircraft designs, the program was plagued with delays. The aircraft was originally scheduled to perform its first flight in the second half of 2007 but it did not take place until late 2009. After many well publicized delays the aircraft was certified by both the FAA and European Aviation Safety Agency (“EASA”) in August 2011 with the first aircraft being delivered to All Nippon Airways in September of the same year.

Fleet Status	787-8	787-9
Net Orders	520	304
Backlog	520	304
Delivered	15	0
Destroyed/Retired	0	0
Not in Service/Parked	0	0
Active Aircraft	15	0
Number of Operators	2	0
Number of Total Customers (both types)	58

Source: Boeing July 31, 2012

Recent Developments

In August 2012, Qantas canceled its order for 35 787-9 aircraft due to losses on international routes and delivery delays of the type. The carrier is retaining 50 options for the 787-9 beginning in 2016.

In July 2012, AeroMexico signed an LOI to order ten 787-9s.

In June 2012, the first 787 to roll off the Charleston, SC assembly line took flight. The aircraft is destined for Air India.

In June 2012, Lion Air of Indonesia ordered five 787-8s for its premium airline subsidiary Batik Air.

In June 2012, ANA, the launch customer for the 787-8, converted orders for four 787-8s to 787-9s. This brings ANA’s total order to 36 787-8s and 19 787-9s.

In May 2012, Norwegian agreed to lease two 2014 delivery 787-8s from ILFC as part of eight aircraft total that the airline plans to acquire from Boeing and lessors.

Continental Airlines Inc. Job File #12242 Page 7 of 13	II-32

In February 2012, Boeing announced it will begin major assembly of the first 787-9 in the fourth quarter of this year, ahead of final assembly starting in Everett in early 2013.

Orders & Customers

Up until recently, in addition to being the launch customer for the 787-8, All Nippon Airways had placed the largest number of orders for the 787-8 aircraft with a total of 40 (now 36 due to ANA’s decision in June 2012 to convert four of these orders to 787-9s). Following ANA’s decision to convert the orders, Air Canada now holds the largest order for the 787-8 with 37 aircraft. The largest total order for the two types is held by ILFC with a total order of 74 aircraft.

Boeing 787 Aircraft Orders by Customer
Customer Name	787-8	787-9	Total
ILFC	33	41	74
All Nippon Airways	36	19	55
United Air Lines/Continental	36	14	50
Japan Airlines	25	20	45
Etihad Airways		41	41
Air Canada	37		37
Qatar Airways	30		30
Air India	27		27
LAN Airlines	22	4	26
Air France-KLM Group		25	25
British Airways	8	16	24
Aeroflot	22		22
Unidentified Customer(s)	8	13	21
Singapore Airlines		20	20
Delta Air Lines	18		18
Gulf Air	16		16
Virgin Atlantic Airways		16	16
Qantas	15		15
Air Berlin	15		15
Air China		15	15
TUI Travel PLC	13		13
ALC		12	12
Avianca	12		12
Air New Zealand		10	10
China Southern Airlines	10		10
CIT Leasing Corporation	10		10
Ethiopian Airlines	10		10
Hainan Airlines	10		10
Jet Airways	10		10
Korean Air		10	10
Republic of Iraq	10		10

Source: Boeing July 31, 2012— table continued on next page

Continental Airlines Inc. Job File #12242 Page 8 of 13	II-33

Boeing 787 Aircraft Orders by Customer
Customer Name	787-8	787-9	Total
Kenya Airways	9		9
Air Europa	8		8
ALAFCO	8		8
LOT Polish Airlines	8		8
Saudi Arabian Airlines		8	8
Vietnam Airlines		8	8
Arik Air		7	7
Royal Jordanian	7		7
Oman Air	6		6
Aviation Capital Group	5		5
Business Jet / VIP Customer(s)	2	3	5
Lion Air	5		5
Biman Bangladesh Airlines	4		4
Royal Air Maroc	4		4
Transaero Airlines	4		4
Air Astana	3		3
Norwegian	3		3
Aeromexico	2		2
Azerbaijan Airlines	2		2
Nakash		2	2
PrivatAir	2		2
Uzbekistan Airways	2		2
Air Niugini	1		1
Icelandair	1		1
Travel Service	1		1

Grand Total	520	304	824

Source: Boeing July 31, 2012

Continental Airlines Inc. Job File #12242 Page 9 of 13	II-34

IV.	Valuation

In developing the values of the aircraft in this portfolio, mba did not inspect the aircraft or the records and documentation associated with the aircraft, but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the aircraft in this portfolio are as follows:

1.	The aircraft is in good overall condition;

2.	The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated;

3.	The historical maintenance documentation has been maintained to acceptable international standards;

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage;

5.	The aircraft is in a standard airline configuration;

6.	Its modification status is comparable to that most common for an aircraft of its type and vintage;

7.	Its utilization is comparable to industry averages;

8.	There is no history of accident or incident damage; and

9.	All future delivery aircraft valued as new.

Continental Airlines Inc. Job File #12242 Page 10 of 13	II-35

	Portfolio Description
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lbs)	Engine Type	Operator
1	737-924ER	37207	N39461	Nov-12	187,700	CFM56-7B26E	Continental Airlines
2	737-924ER	37201	N37462	Nov-12	187,700	CFM56-7B26E	Continental Airlines
3	737-924ER	37208	N39463	Dec-12	187,700	CFM56-7B26E	Continental Airlines
4	737-924ER	41745	N37464	Dec-12	187,700	CFM56-7B26E	Continental Airlines
5	737-924ER	36599	N37465	Jan-13	187,700	CFM56-7B26E	Continental Airlines
6	737-924ER	31644	N37466	Jan-13	187,700	CFM56-7B26E	Continental Airlines
7	737-924ER	33537	N38467	Feb-13	187,700	CFM56-7B26E	Continental Airlines
8	737-924ER	32836	N37468	Feb-13	187,700	CFM56-7B26E	Continental Airlines
9	737-924ER	36600	N36469	Mar-13	187,700	CFM56-7B26E	Continental Airlines
10	737-924ER	37099	N37470	Mar-13	187,700	CFM56-7B26E	Continental Airlines
11	737-924ER	37102	N37471	Apr-13	187,700	CFM56-7B26E	Continental Airlines
12	737-924ER	31653	N36472	Apr-13	187,700	CFM56-7B26E	Continental Airlines
13	737-924ER	38702	N38473	May-13	187,700	CFM56-7B26E	Continental Airlines
14	737-924ER	31648	N37474	May-13	187,700	CFM56-7B26E	Continental Airlines
15	737-924ER	38703	N39475	Jun-13	187,700	CFM56-7B26E	Continental Airlines
16	737-924ER	37100	N36476	Jun-13	187,700	CFM56-7B26E	Continental Airlines
17	737-924ER	31647	N27477	Jul-13	187,700	CFM56-7B26E	Continental Airlines
18	737-924ER	31649	N38479	Jul-13	187,700	CFM56-7B26E	Continental Airlines
19	787-8	34821	N27901	Dec-12	502,500	GENX-1B70	Continental Airlines
20	787-8	34823	N27903	Dec-12	502,500	GENX-1B70	Continental Airlines
21	787-8	34830	N29907	Jul-13	502,500	GENX-1B70	Continental Airlines
22	787-8	36400	N27908	Sep-13	502,500	GENX-1B70	Continental Airlines

Continental Airlines Inc. Job File #12242 Page 11 of 13	II-36

New Aircraft Portfolio Valuation

($USD Million)

No.	Type	Serial Number	Manufacture Date	BV /w Newness	MTOW Adj.	BV New Aircraft
1	737-924ER	37207	Nov-12	$52.26	$0.74	$53.00
2	737-924ER	37201	Nov-12	$52.26	$0.74	$53.00
3	737-924ER	37208	Dec-12	$52.34	$0.74	$53.08
4	737-924ER	41745	Dec-12	$52.34	$0.74	$53.08
5	737-924ER	36599	Jan-13	$52.43	$0.74	$53.17
6	737-924ER	31644	Jan-13	$52.43	$0.74	$53.17
7	737-924ER	33537	Feb-13	$52.52	$0.74	$53.26
8	737-924ER	32836	Feb-13	$52.52	$0.74	$53.26
9	737-924ER	36600	Mar-13	$52.61	$0.74	$53.35
10	737-924ER	37099	Mar-13	$52.61	$0.74	$53.35
11	737-924ER	37102	Apr-13	$52.69	$0.74	$53.43
12	737-924ER	31653	Apr-13	$52.69	$0.74	$53.43
13	737-924ER	38702	May-13	$52.78	$0.74	$53.52
14	737-924ER	31648	May-13	$52.78	$0.74	$53.52
15	737-924ER	38703	Jun-13	$52.87	$0.74	$53.61
16	737-924ER	37100	Jun-13	$52.87	$0.74	$53.61
17	737-924ER	31647	Jul-13	$52.96	$0.74	$53.70
18	737-924ER	31649	Jul-13	$52.96	$0.74	$53.70
19	787-8	34821	Dec-12	$126.91	$0.00	$126.91
20	787-8	34823	Dec-12	$126.91	$0.00	$126.91
21	787-8	34830	Jul-13	$128.40	$0.00	$128.40
22	787-8	36400	Sep-13	$128.82	$0.00	$128.82

			Total	$1,457.96	$13.32	$1,471.26[1]

Legend For Portfolio Valuation –

BV /w Newness –	Base Value Adjusted for Month of Build
MTOW Adj –	Maximum Take Off Weight Adjustment
BV New Aircraft –	Base Value for New Aircraft, Adjusted for MTOW

[1]	Total shown does not reflect exact total of individual aircraft due to rounding.

Continental Airlines Inc. Job File #12242 Page 12 of 13	II-37

V. Covenants

This report has been prepared for the exclusive use of Continental Airlines, Inc. and shall not be provided to other parties by mba without the express consent of Continental Airlines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s opinion as to the Base Value, as requested and outlined in section IV. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft and engine.

This report represents the opinion of mba as to the Base Value, at delivery, of the subject aircraft as requested and is intended to be advisory only, in nature. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by Continental Airlines, Inc. or any other party with regard to the subject aircraft and engine. By accepting this report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

David Tokoph
Vice President Valuations and Technical Analysis Morten Beyer & Agnew

September 14, 2012	REVIEWED BY:

Thomas E. Burke
Managing Director-Valuations Morten Beyer & Agnew ISTAT Certified Appraiser

Continental Airlines Inc. Job File #12242 Page 13 of 13	II-38

APPENDIX III — LOAN TO VALUE RATIO TABLES

The following tables set forth loan to Aircraft value ratios for the Series C Equipment Notes that may be issued in respect of each of the 42 aircraft pursuant to this Offering (assuming that the first three Boeing 787-8 aircraft of the four Boeing 787-8 aircraft from which Continental may choose with respect to the Series 2012-2 are financed hereunder), as of initial issuance and the Regular Distribution Dates thereafter. The loan to value ratio for the Senior Equipment Notes and the Series C Equipment Notes for each Aircraft was obtained by dividing (i) the expected outstanding principal amount of such Senior Equipment Notes or such Series C Equipment Notes, together in the case of the Series C Equipment Notes with the expected outstanding aggregate principal amount of the Senior Equipment Notes for such Aircraft, as of each applicable date (with an assumed issuance date of the date of this Prospectus Supplement, in the case of previously delivered Aircraft, or the scheduled delivery month, in the case of each Aircraft scheduled for future delivery), by (ii) the appraised value of such Aircraft as of such date (see “Description of the Aircraft and the Appraisals—The Appraisals”), subject to the “Depreciation Assumption”. The Depreciation Assumption contemplates that the value of each Aircraft at issuance of the Series C Equipment Notes included in each table depreciates by approximately 3% of the initial appraised value per year, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.

Series 2012-1

A. Boeing 737-924ER

		N75432
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$42,970,000.00	$28,454,000.00	$6,274,000.00	66.2%	80.8%
April 11, 2013	42,249,832.40	28,454,000.00	6,274,000.00	67.3	82.2
October 11, 2013	41,529,664.80	27,531,052.72	6,274,000.00	66.3	81.4
April 11, 2014	40,809,497.21	26,608,105.44	6,274,000.00	65.2	80.6
October 11, 2014	40,089,329.61	25,685,158.16	6,274,000.00	64.1	79.7
April 11, 2015	39,369,162.01	24,762,210.88	6,274,000.00	62.9	78.8
October 11, 2015	38,648,994.41	23,839,263.60	6,274,000.00	61.7	77.9
April 11, 2016	37,928,826.82	22,916,316.33	6,274,000.00	60.4	77.0
October 11, 2016	37,208,659.22	21,993,369.05	6,274,000.00	59.1	76.0
April 11, 2017	36,488,491.62	21,070,421.77	6,274,000.00	57.7	74.9
October 11, 2017	35,768,324.02	20,147,474.49	6,274,000.00	56.3	73.9
April 11, 2018	35,048,156.42	19,224,527.21	0.00	54.9	0.0
October 11, 2018	34,327,988.83	18,301,579.93	0.00	53.3	0.0
April 11, 2019	33,607,821.23	17,378,632.65	0.00	51.7	0.0
October 11, 2019	32,887,653.63	16,455,685.38	0.00	50.0	0.0
April 11, 2020	32,167,486.03	14,704,823.27	0.00	45.7	0.0
October 11, 2020	31,447,318.44	14,042,096.36	0.00	44.7	0.0
April 11, 2021	30,727,150.84	13,379,369.45	0.00	43.5	0.0
October 11, 2021	30,006,983.24	12,716,642.55	0.00	42.4	0.0
April 11, 2022	29,286,815.64	12,053,915.64	0.00	41.2	0.0
October 11, 2022	28,566,648.04	11,391,188.73	0.00	39.9	0.0
April 11, 2023	27,846,480.45	10,728,461.82	0.00	38.5	0.0
October 11, 2023	27,126,312.85	10,065,734.91	0.00	37.1	0.0
April 11, 2024	26,406,145.25	0.00	0.00	0.0	0.0

III-1

		N75433
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$42,990,000.00	$28,524,000.00	$6,220,000.00	66.4%	80.8%
April 11, 2013	42,269,497.21	28,524,000.00	6,220,000.00	67.5	82.2
October 11, 2013	41,548,994.41	27,598,751.58	6,220,000.00	66.4	81.4
April 11, 2014	40,828,491.62	26,673,503.15	6,220,000.00	65.3	80.6
October 11, 2014	40,107,988.83	25,748,254.73	6,220,000.00	64.2	79.7
April 11, 2015	39,387,486.03	24,823,006.29	6,220,000.00	63.0	78.8
October 11, 2015	38,666,983.24	23,897,757.87	6,220,000.00	61.8	77.9
April 11, 2016	37,946,480.45	22,972,509.44	6,220,000.00	60.5	76.9
October 11, 2016	37,225,977.65	22,047,261.02	6,220,000.00	59.2	75.9
April 11, 2017	36,505,474.86	21,122,012.59	6,220,000.00	57.9	74.9
October 11, 2017	35,784,972.07	20,196,764.17	6,220,000.00	56.4	73.8
April 11, 2018	35,064,469.27	19,271,515.74	0.00	55.0	0.0
October 11, 2018	34,343,966.48	18,346,267.31	0.00	53.4	0.0
April 11, 2019	33,623,463.69	17,421,018.89	0.00	51.8	0.0
October 11, 2019	32,902,960.89	16,495,770.46	0.00	50.1	0.0
April 11, 2020	32,182,458.10	14,740,385.12	0.00	45.8	0.0
October 11, 2020	31,461,955.31	14,076,055.48	0.00	44.7	0.0
April 11, 2021	30,741,452.51	13,411,725.85	0.00	43.6	0.0
October 11, 2021	30,020,949.72	12,747,396.22	0.00	42.5	0.0
April 11, 2022	29,300,446.93	12,083,066.58	0.00	41.2	0.0
October 11, 2022	28,579,944.13	11,418,736.95	0.00	40.0	0.0
April 11, 2023	27,859,441.34	10,754,407.31	0.00	38.6	0.0
October 11, 2023	27,138,938.55	10,090,077.68	0.00	37.2	0.0
April 11, 2024	26,418,435.75	0.00	0.00	0.0	0.0

		N75435
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$43,210,000.00	$28,810,000.00	$6,112,000.00	66.7%	80.8%
April 11, 2013	42,485,810.06	28,810,000.00	6,112,000.00	67.8	82.2
October 11, 2013	41,761,620.11	27,875,472.90	6,112,000.00	66.7	81.4
April 11, 2014	41,037,430.17	26,940,945.78	6,112,000.00	65.6	80.5
October 11, 2014	40,313,240.22	26,006,418.68	6,112,000.00	64.5	79.7
April 11, 2015	39,589,050.28	25,071,891.56	6,112,000.00	63.3	78.8
October 11, 2015	38,864,860.34	24,137,364.46	6,112,000.00	62.1	77.8
April 11, 2016	38,140,670.39	23,202,837.35	6,112,000.00	60.8	76.9
October 11, 2016	37,416,480.45	22,268,310.24	6,112,000.00	59.5	75.8
April 11, 2017	36,692,290.50	21,333,783.14	6,112,000.00	58.1	74.8
October 11, 2017	35,968,100.56	20,399,256.03	6,112,000.00	56.7	73.7
April 11, 2018	35,243,910.61	19,464,728.92	0.00	55.2	0.0
October 11, 2018	34,519,720.67	18,530,201.81	0.00	53.7	0.0
April 11, 2019	33,795,530.73	17,595,674.70	0.00	52.1	0.0
October 11, 2019	33,071,340.78	16,661,147.59	0.00	50.4	0.0
April 11, 2020	32,347,150.84	14,888,150.72	0.00	46.0	0.0
October 11, 2020	31,622,960.89	14,217,161.49	0.00	45.0	0.0
April 11, 2021	30,898,770.95	13,546,172.25	0.00	43.8	0.0
October 11, 2021	30,174,581.01	12,875,183.02	0.00	42.7	0.0
April 11, 2022	29,450,391.06	12,204,193.78	0.00	41.4	0.0
October 11, 2022	28,726,201.12	11,533,204.55	0.00	40.1	0.0
April 11, 2023	28,002,011.17	10,862,215.31	0.00	38.8	0.0
October 11, 2023	27,277,821.23	10,191,226.08	0.00	37.4	0.0
April 11, 2024	26,553,631.28	0.00	0.00	0.0	0.0

III-2

		N36447
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$51,293,333.33	$33,912,000.00	$7,543,000.00	66.1%	80.8%
April 11, 2013	50,512,216.58	33,912,000.00	7,543,000.00	67.1	82.1
October 11, 2013	49,731,099.83	32,938,463.13	7,543,000.00	66.2	81.4
April 11, 2014	48,949,983.08	31,964,926.27	7,543,000.00	65.3	80.7
October 11, 2014	48,168,866.33	30,991,389.40	7,543,000.00	64.3	80.0
April 11, 2015	47,387,749.58	30,017,852.55	7,543,000.00	63.3	79.3
October 11, 2015	46,606,632.83	29,044,315.68	7,543,000.00	62.3	78.5
April 11, 2016	45,825,516.07	28,070,778.82	7,543,000.00	61.3	77.7
October 11, 2016	45,044,399.32	27,097,241.95	7,543,000.00	60.2	76.9
April 11, 2017	44,263,282.57	26,123,705.09	7,543,000.00	59.0	76.1
October 11, 2017	43,482,165.82	25,150,168.22	7,543,000.00	57.8	75.2
April 11, 2018	42,701,049.07	24,176,631.36	0.00	56.6	0.0
October 11, 2018	41,919,932.32	23,203,094.49	0.00	55.4	0.0
April 11, 2019	41,138,815.57	22,229,557.64	0.00	54.0	0.0
October 11, 2019	40,357,698.82	21,256,020.77	0.00	52.7	0.0
April 11, 2020	39,576,582.06	18,686,930.04	0.00	47.2	0.0
October 11, 2020	38,795,465.31	17,976,996.47	0.00	46.3	0.0
April 11, 2021	38,014,348.56	17,267,062.90	0.00	45.4	0.0
October 11, 2021	37,233,231.81	16,557,129.33	0.00	44.5	0.0
April 11, 2022	36,452,115.06	15,847,195.76	0.00	43.5	0.0
October 11, 2022	35,670,998.31	15,137,262.20	0.00	42.4	0.0
April 11, 2023	34,889,881.56	14,427,328.63	0.00	41.4	0.0
October 11, 2023	34,108,764.81	13,717,395.06	0.00	40.2	0.0
April 11, 2024	33,327,648.05	0.00	0.00	0.0	0.0

		N81449
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$51,400,000.00	$33,949,000.00	$7,592,000.00	66.0%	80.8%
April 11, 2013	50,617,258.88	33,949,000.00	7,592,000.00	67.1	82.1
October 11, 2013	49,834,517.77	32,974,370.05	7,592,000.00	66.2	81.4
April 11, 2014	49,051,776.65	31,999,740.10	7,592,000.00	65.2	80.7
October 11, 2014	48,269,035.53	31,025,110.15	7,592,000.00	64.3	80.0
April 11, 2015	47,486,294.42	30,050,480.20	7,592,000.00	63.3	79.3
October 11, 2015	46,703,553.30	29,075,850.25	7,592,000.00	62.3	78.5
April 11, 2016	45,920,812.18	28,101,220.30	7,592,000.00	61.2	77.7
October 11, 2016	45,138,071.07	27,126,590.35	7,592,000.00	60.1	76.9
April 11, 2017	44,355,329.95	26,151,960.40	7,592,000.00	59.0	76.1
October 11, 2017	43,572,588.83	25,177,330.45	7,592,000.00	57.8	75.2
April 11, 2018	42,789,847.72	24,202,700.50	0.00	56.6	0.0
October 11, 2018	42,007,106.60	23,228,070.54	0.00	55.3	0.0
April 11, 2019	41,224,365.48	22,253,440.60	0.00	54.0	0.0
October 11, 2019	40,441,624.37	21,278,810.65	0.00	52.6	0.0
April 11, 2020	39,658,883.25	18,706,513.91	0.00	47.2	0.0
October 11, 2020	38,876,142.13	17,995,836.33	0.00	46.3	0.0
April 11, 2021	38,093,401.02	17,285,158.75	0.00	45.4	0.0
October 11, 2021	37,310,659.90	16,574,481.18	0.00	44.4	0.0
April 11, 2022	36,527,918.78	15,863,803.60	0.00	43.4	0.0
October 11, 2022	35,745,177.66	15,153,126.02	0.00	42.4	0.0
April 11, 2023	34,962,436.55	14,442,448.44	0.00	41.3	0.0
October 11, 2023	34,179,695.43	13,731,770.87	0.00	40.2	0.0
April 11, 2024	33,396,954.31	0.00	0.00	0.0	0.0

III-3

		N78448
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$51,380,000.00	$33,949,000.00	$7,576,000.00	66.1%	80.8%
April 11, 2013	50,597,563.45	33,949,000.00	7,576,000.00	67.1	82.1
October 11, 2013	49,815,126.90	32,974,370.05	7,576,000.00	66.2	81.4
April 11, 2014	49,032,690.36	31,999,740.10	7,576,000.00	65.3	80.7
October 11, 2014	48,250,253.81	31,025,110.15	7,576,000.00	64.3	80.0
April 11, 2015	47,467,817.26	30,050,480.20	7,576,000.00	63.3	79.3
October 11, 2015	46,685,380.71	29,075,850.25	7,576,000.00	62.3	78.5
April 11, 2016	45,902,944.16	28,101,220.30	7,576,000.00	61.2	77.7
October 11, 2016	45,120,507.61	27,126,590.35	7,576,000.00	60.1	76.9
April 11, 2017	44,338,071.07	26,151,960.40	7,576,000.00	59.0	76.1
October 11, 2017	43,555,634.52	25,177,330.45	7,576,000.00	57.8	75.2
April 11, 2018	42,773,197.97	24,202,700.50	0.00	56.6	0.0
October 11, 2018	41,990,761.42	23,228,070.54	0.00	55.3	0.0
April 11, 2019	41,208,324.87	22,253,440.60	0.00	54.0	0.0
October 11, 2019	40,425,888.32	21,278,810.65	0.00	52.6	0.0
April 11, 2020	39,643,451.78	18,706,513.91	0.00	47.2	0.0
October 11, 2020	38,861,015.23	17,995,836.33	0.00	46.3	0.0
April 11, 2021	38,078,578.68	17,285,158.75	0.00	45.4	0.0
October 11, 2021	37,296,142.13	16,574,481.18	0.00	44.4	0.0
April 11, 2022	36,513,705.58	15,863,803.60	0.00	43.4	0.0
October 11, 2022	35,731,269.04	15,153,126.02	0.00	42.4	0.0
April 11, 2023	34,948,832.49	14,442,448.44	0.00	41.3	0.0
October 11, 2023	34,166,395.94	13,731,770.87	0.00	40.2	0.0
April 11, 2024	33,383,959.39	0.00	0.00	0.0	0.0

		N38451
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$51,556,666.67	$34,032,000.00	$7,635,000.00	66.0%	80.8%
April 11, 2013	50,771,539.76	34,032,000.00	7,635,000.00	67.0	82.1
October 11, 2013	49,986,412.86	33,055,010.81	7,635,000.00	66.1	81.4
April 11, 2014	49,201,285.96	32,078,021.62	7,635,000.00	65.2	80.7
October 11, 2014	48,416,159.05	31,101,032.43	7,635,000.00	64.2	80.0
April 11, 2015	47,631,032.15	30,124,043.24	7,635,000.00	63.2	79.3
October 11, 2015	46,845,905.25	29,147,054.05	7,635,000.00	62.2	78.5
April 11, 2016	46,060,778.34	28,170,064.86	7,635,000.00	61.2	77.7
October 11, 2016	45,275,651.44	27,193,075.66	7,635,000.00	60.1	76.9
April 11, 2017	44,490,524.53	26,216,086.47	7,635,000.00	58.9	76.1
October 11, 2017	43,705,397.63	25,239,097.28	7,635,000.00	57.7	75.2
April 11, 2018	42,920,270.73	24,262,108.09	0.00	56.5	0.0
October 11, 2018	42,135,143.82	23,285,118.90	0.00	55.3	0.0
April 11, 2019	41,350,016.92	22,308,129.71	0.00	53.9	0.0
October 11, 2019	40,564,890.02	21,331,140.53	0.00	52.6	0.0
April 11, 2020	39,779,763.11	18,752,862.41	0.00	47.1	0.0
October 11, 2020	38,994,636.21	18,040,424.01	0.00	46.3	0.0
April 11, 2021	38,209,509.31	17,327,985.61	0.00	45.3	0.0
October 11, 2021	37,424,382.40	16,615,547.21	0.00	44.4	0.0
April 11, 2022	36,639,255.50	15,903,108.81	0.00	43.4	0.0
October 11, 2022	35,854,128.60	15,190,670.41	0.00	42.4	0.0
April 11, 2023	35,069,001.69	14,478,232.01	0.00	41.3	0.0
October 11, 2023	34,283,874.79	13,765,793.61	0.00	40.2	0.0
April 11, 2024	33,498,747.88	0.00	0.00	0.0	0.0

III-4

		N39450
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$51,540,000.00	$34,032,000.00	$7,622,000.00	66.0%	80.8%
April 11, 2013	50,755,126.90	34,032,000.00	7,622,000.00	67.1	82.1
October 11, 2013	49,970,253.81	33,055,010.81	7,622,000.00	66.1	81.4
April 11, 2014	49,185,380.71	32,078,021.62	7,622,000.00	65.2	80.7
October 11, 2014	48,400,507.61	31,101,032.43	7,622,000.00	64.3	80.0
April 11, 2015	47,615,634.52	30,124,043.24	7,622,000.00	63.3	79.3
October 11, 2015	46,830,761.42	29,147,054.05	7,622,000.00	62.2	78.5
April 11, 2016	46,045,888.32	28,170,064.86	7,622,000.00	61.2	77.7
October 11, 2016	45,261,015.23	27,193,075.66	7,622,000.00	60.1	76.9
April 11, 2017	44,476,142.13	26,216,086.47	7,622,000.00	58.9	76.1
October 11, 2017	43,691,269.04	25,239,097.28	7,622,000.00	57.8	75.2
April 11, 2018	42,906,395.94	24,262,108.09	0.00	56.5	0.0
October 11, 2018	42,121,522.84	23,285,118.90	0.00	55.3	0.0
April 11, 2019	41,336,649.75	22,308,129.71	0.00	54.0	0.0
October 11, 2019	40,551,776.65	21,331,140.53	0.00	52.6	0.0
April 11, 2020	39,766,903.55	18,752,862.41	0.00	47.2	0.0
October 11, 2020	38,982,030.46	18,040,424.01	0.00	46.3	0.0
April 11, 2021	38,197,157.36	17,327,985.61	0.00	45.4	0.0
October 11, 2021	37,412,284.26	16,615,547.21	0.00	44.4	0.0
April 11, 2022	36,627,411.17	15,903,108.81	0.00	43.4	0.0
October 11, 2022	35,842,538.07	15,190,670.41	0.00	42.4	0.0
April 11, 2023	35,057,664.97	14,478,232.01	0.00	41.3	0.0
October 11, 2023	34,272,791.88	13,765,793.61	0.00	40.2	0.0
April 11, 2024	33,487,918.78	0.00	0.00	0.0	0.0

		N68452
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$51,643,333.33	$34,069,000.00	$7,669,000.00	66.0%	80.8%
April 11, 2013	50,856,886.63	34,069,000.00	7,669,000.00	67.0	82.1
October 11, 2013	50,070,439.93	33,090,942.79	7,669,000.00	66.1	81.4
April 11, 2014	49,283,993.23	32,112,885.58	7,669,000.00	65.2	80.7
October 11, 2014	48,497,546.53	31,134,828.37	7,669,000.00	64.2	80.0
April 11, 2015	47,711,099.83	30,156,771.16	7,669,000.00	63.2	79.3
October 11, 2015	46,924,653.13	29,178,713.95	7,669,000.00	62.2	78.5
April 11, 2016	46,138,206.43	28,200,656.75	7,669,000.00	61.1	77.7
October 11, 2016	45,351,759.73	27,222,599.54	7,669,000.00	60.0	76.9
April 11, 2017	44,565,313.03	26,244,542.33	7,669,000.00	58.9	76.1
October 11, 2017	43,778,866.33	25,266,485.12	7,669,000.00	57.7	75.2
April 11, 2018	42,992,419.63	24,288,427.91	0.00	56.5	0.0
October 11, 2018	42,205,972.93	23,310,370.70	0.00	55.2	0.0
April 11, 2019	41,419,526.23	22,332,313.49	0.00	53.9	0.0
October 11, 2019	40,633,079.53	21,354,256.28	0.00	52.6	0.0
April 11, 2020	39,846,632.83	18,773,099.07	0.00	47.1	0.0
October 11, 2020	39,060,186.13	18,059,891.86	0.00	46.2	0.0
April 11, 2021	38,273,739.42	17,346,684.65	0.00	45.3	0.0
October 11, 2021	37,487,292.72	16,633,477.45	0.00	44.4	0.0
April 11, 2022	36,700,846.02	15,920,270.24	0.00	43.4	0.0
October 11, 2022	35,914,399.32	15,207,063.03	0.00	42.3	0.0
April 11, 2023	35,127,952.62	14,493,855.82	0.00	41.3	0.0
October 11, 2023	34,341,505.92	13,780,648.61	0.00	40.1	0.0
April 11, 2024	33,555,059.22	0.00	0.00	0.0	0.0

III-5

		N68453
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$51,650,000.00	$34,069,000.00	$7,674,000.00	66.0%	80.8%
April 11, 2013	50,863,451.78	34,069,000.00	7,674,000.00	67.0	82.1
October 11, 2013	50,076,903.55	33,090,942.79	7,674,000.00	66.1	81.4
April 11, 2014	49,290,355.33	32,112,885.58	7,674,000.00	65.2	80.7
October 11, 2014	48,503,807.11	31,134,828.37	7,674,000.00	64.2	80.0
April 11, 2015	47,717,258.88	30,156,771.16	7,674,000.00	63.2	79.3
October 11, 2015	46,930,710.66	29,178,713.95	7,674,000.00	62.2	78.5
April 11, 2016	46,144,162.44	28,200,656.75	7,674,000.00	61.1	77.7
October 11, 2016	45,357,614.21	27,222,599.54	7,674,000.00	60.0	76.9
April 11, 2017	44,571,065.99	26,244,542.33	7,674,000.00	58.9	76.1
October 11, 2017	43,784,517.77	25,266,485.12	7,674,000.00	57.7	75.2
April 11, 2018	42,997,969.54	24,288,427.91	0.00	56.5	0.0
October 11, 2018	42,211,421.32	23,310,370.70	0.00	55.2	0.0
April 11, 2019	41,424,873.10	22,332,313.49	0.00	53.9	0.0
October 11, 2019	40,638,324.87	21,354,256.28	0.00	52.5	0.0
April 11, 2020	39,851,776.65	18,773,099.07	0.00	47.1	0.0
October 11, 2020	39,065,228.43	18,059,891.86	0.00	46.2	0.0
April 11, 2021	38,278,680.20	17,346,684.65	0.00	45.3	0.0
October 11, 2021	37,492,131.98	16,633,477.45	0.00	44.4	0.0
April 11, 2022	36,705,583.76	15,920,270.24	0.00	43.4	0.0
October 11, 2022	35,919,035.53	15,207,063.03	0.00	42.3	0.0
April 11, 2023	35,132,487.31	14,493,855.82	0.00	41.3	0.0
October 11, 2023	34,345,939.09	13,780,648.61	0.00	40.1	0.0
April 11, 2024	33,559,390.86	0.00	0.00	0.0	0.0

		N38454
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$51,730,000.00	$34,108,000.00	$7,700,000.00	65.9%	80.8%
April 11, 2013	50,942,233.50	34,108,000.00	7,700,000.00	67.0	82.1
October 11, 2013	50,154,467.01	33,128,825.17	7,700,000.00	66.1	81.4
April 11, 2014	49,366,700.51	32,149,650.34	7,700,000.00	65.1	80.7
October 11, 2014	48,578,934.01	31,170,475.51	7,700,000.00	64.2	80.0
April 11, 2015	47,791,167.51	30,191,300.68	7,700,000.00	63.2	79.3
October 11, 2015	47,003,401.02	29,212,125.85	7,700,000.00	62.1	78.5
April 11, 2016	46,215,634.52	28,232,951.02	7,700,000.00	61.1	77.8
October 11, 2016	45,427,868.02	27,253,776.21	7,700,000.00	60.0	76.9
April 11, 2017	44,640,101.52	26,274,601.38	7,700,000.00	58.9	76.1
October 11, 2017	43,852,335.03	25,295,426.55	7,700,000.00	57.7	75.2
April 11, 2018	43,064,568.53	24,316,251.72	0.00	56.5	0.0
October 11, 2018	42,276,802.03	23,337,076.89	0.00	55.2	0.0
April 11, 2019	41,489,035.53	22,357,902.06	0.00	53.9	0.0
October 11, 2019	40,701,269.04	21,378,727.23	0.00	52.5	0.0
April 11, 2020	39,913,502.54	18,794,641.33	0.00	47.1	0.0
October 11, 2020	39,125,736.04	18,080,615.71	0.00	46.2	0.0
April 11, 2021	38,337,969.54	17,366,590.09	0.00	45.3	0.0
October 11, 2021	37,550,203.05	16,652,564.47	0.00	44.3	0.0
April 11, 2022	36,762,436.55	15,938,538.85	0.00	43.4	0.0
October 11, 2022	35,974,670.05	15,224,513.24	0.00	42.3	0.0
April 11, 2023	35,186,903.55	14,510,487.62	0.00	41.2	0.0
October 11, 2023	34,399,137.06	13,796,462.00	0.00	40.1	0.0
April 11, 2024	33,611,370.56	0.00	0.00	0.0	0.0

III-6

		N34455
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$51,740,000.00	$34,108,000.00	$7,708,000.00	65.9%	80.8%
April 11, 2013	50,952,081.22	34,108,000.00	7,708,000.00	66.9	82.1
October 11, 2013	50,164,162.44	33,128,825.17	7,708,000.00	66.0	81.4
April 11, 2014	49,376,243.65	32,149,650.34	7,708,000.00	65.1	80.7
October 11, 2014	48,588,324.87	31,170,475.51	7,708,000.00	64.2	80.0
April 11, 2015	47,800,406.09	30,191,300.68	7,708,000.00	63.2	79.3
October 11, 2015	47,012,487.31	29,212,125.85	7,708,000.00	62.1	78.5
April 11, 2016	46,224,568.53	28,232,951.02	7,708,000.00	61.1	77.8
October 11, 2016	45,436,649.75	27,253,776.21	7,708,000.00	60.0	76.9
April 11, 2017	44,648,730.96	26,274,601.38	7,708,000.00	58.8	76.1
October 11, 2017	43,860,812.18	25,295,426.55	7,708,000.00	57.7	75.2
April 11, 2018	43,072,893.40	24,316,251.72	0.00	56.5	0.0
October 11, 2018	42,284,974.62	23,337,076.89	0.00	55.2	0.0
April 11, 2019	41,497,055.84	22,357,902.06	0.00	53.9	0.0
October 11, 2019	40,709,137.06	21,378,727.23	0.00	52.5	0.0
April 11, 2020	39,921,218.27	18,794,641.33	0.00	47.1	0.0
October 11, 2020	39,133,299.49	18,080,615.71	0.00	46.2	0.0
April 11, 2021	38,345,380.71	17,366,590.09	0.00	45.3	0.0
October 11, 2021	37,557,461.93	16,652,564.47	0.00	44.3	0.0
April 11, 2022	36,769,543.15	15,938,538.85	0.00	43.3	0.0
October 11, 2022	35,981,624.37	15,224,513.24	0.00	42.3	0.0
April 11, 2023	35,193,705.58	14,510,487.62	0.00	41.2	0.0
October 11, 2023	34,405,786.80	13,796,462.00	0.00	40.1	0.0
April 11, 2024	33,617,868.02	0.00	0.00	0.0	0.0

		N37456
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,136,666.67	$34,334,000.00	$7,802,000.00	65.9%	80.8%
April 11, 2013	51,354,616.67	34,334,000.00	7,802,000.00	66.9	82.0
October 11, 2013	50,572,566.67	33,348,468.26	7,802,000.00	65.9	81.4
April 11, 2014	49,790,516.67	32,362,936.53	7,802,000.00	65.0	80.7
October 11, 2014	49,008,466.67	31,377,404.79	7,802,000.00	64.0	79.9
April 11, 2015	48,226,416.67	30,391,873.06	7,802,000.00	63.0	79.2
October 11, 2015	47,444,366.67	29,406,341.32	7,802,000.00	62.0	78.4
April 11, 2016	46,662,316.67	28,420,809.59	7,802,000.00	60.9	77.6
October 11, 2016	45,880,266.67	27,435,277.86	7,802,000.00	59.8	76.8
April 11, 2017	45,098,216.67	26,449,746.13	7,802,000.00	58.6	75.9
October 11, 2017	44,316,166.67	25,464,214.39	7,802,000.00	57.5	75.1
April 11, 2018	43,534,116.67	24,478,682.66	0.00	56.2	0.0
October 11, 2018	42,752,066.67	23,493,150.92	0.00	55.0	0.0
April 11, 2019	41,970,016.67	22,507,619.19	0.00	53.6	0.0
October 11, 2019	41,187,966.67	21,522,087.45	0.00	52.3	0.0
April 11, 2020	40,405,916.67	18,922,589.29	0.00	46.8	0.0
October 11, 2020	39,623,866.67	18,203,702.81	0.00	45.9	0.0
April 11, 2021	38,841,816.67	17,484,816.33	0.00	45.0	0.0
October 11, 2021	38,059,766.67	16,765,929.85	0.00	44.1	0.0
April 11, 2022	37,277,716.67	16,047,043.37	0.00	43.0	0.0
October 11, 2022	36,495,666.67	15,328,156.89	0.00	42.0	0.0
April 11, 2023	35,713,616.67	14,609,270.42	0.00	40.9	0.0
October 11, 2023	34,931,566.67	13,890,383.94	0.00	39.8	0.0
April 11, 2024	34,149,516.67	0.00	0.00	0.0	0.0

III-7

		N28457
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,136,666.67	$34,334,000.00	$7,802,000.00	65.9%	80.8%
April 11, 2013	51,354,616.67	34,334,000.00	7,802,000.00	66.9	82.0
October 11, 2013	50,572,566.67	33,348,468.26	7,802,000.00	65.9	81.4
April 11, 2014	49,790,516.67	32,362,936.53	7,802,000.00	65.0	80.7
October 11, 2014	49,008,466.67	31,377,404.79	7,802,000.00	64.0	79.9
April 11, 2015	48,226,416.67	30,391,873.06	7,802,000.00	63.0	79.2
October 11, 2015	47,444,366.67	29,406,341.32	7,802,000.00	62.0	78.4
April 11, 2016	46,662,316.67	28,420,809.59	7,802,000.00	60.9	77.6
October 11, 2016	45,880,266.67	27,435,277.86	7,802,000.00	59.8	76.8
April 11, 2017	45,098,216.67	26,449,746.13	7,802,000.00	58.6	75.9
October 11, 2017	44,316,166.67	25,464,214.39	7,802,000.00	57.5	75.1
April 11, 2018	43,534,116.67	24,478,682.66	0.00	56.2	0.0
October 11, 2018	42,752,066.67	23,493,150.92	0.00	55.0	0.0
April 11, 2019	41,970,016.67	22,507,619.19	0.00	53.6	0.0
October 11, 2019	41,187,966.67	21,522,087.45	0.00	52.3	0.0
April 11, 2020	40,405,916.67	18,922,589.29	0.00	46.8	0.0
October 11, 2020	39,623,866.67	18,203,702.81	0.00	45.9	0.0
April 11, 2021	38,841,816.67	17,484,816.33	0.00	45.0	0.0
October 11, 2021	38,059,766.67	16,765,929.85	0.00	44.1	0.0
April 11, 2022	37,277,716.67	16,047,043.37	0.00	43.0	0.0
October 11, 2022	36,495,666.67	15,328,156.89	0.00	42.0	0.0
April 11, 2023	35,713,616.67	14,609,270.42	0.00	40.9	0.0
October 11, 2023	34,931,566.67	13,890,383.94	0.00	39.8	0.0
April 11, 2024	34,149,516.67	0.00	0.00	0.0	0.0

		N38458
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,146,666.67	$34,461,000.00	$7,683,000.00	66.1%	80.8%
April 11, 2013	51,364,466.67	34,461,000.00	7,683,000.00	67.1	82.0
October 11, 2013	50,582,266.67	33,471,817.27	7,683,000.00	66.2	81.4
April 11, 2014	49,800,066.67	32,482,634.54	7,683,000.00	65.2	80.7
October 11, 2014	49,017,866.67	31,493,451.80	7,683,000.00	64.2	79.9
April 11, 2015	48,235,666.67	30,504,269.07	7,683,000.00	63.2	79.2
October 11, 2015	47,453,466.67	29,515,086.34	7,683,000.00	62.2	78.4
April 11, 2016	46,671,266.67	28,525,903.62	7,683,000.00	61.1	77.6
October 11, 2016	45,889,066.67	27,536,720.89	7,683,000.00	60.0	76.7
April 11, 2017	45,106,866.67	26,547,538.15	7,683,000.00	58.9	75.9
October 11, 2017	44,324,666.67	25,558,355.42	7,683,000.00	57.7	75.0
April 11, 2018	43,542,466.67	24,569,172.69	0.00	56.4	0.0
October 11, 2018	42,760,266.67	23,579,989.96	0.00	55.1	0.0
April 11, 2019	41,978,066.67	22,590,807.23	0.00	53.8	0.0
October 11, 2019	41,195,866.67	21,601,624.49	0.00	52.4	0.0
April 11, 2020	40,413,666.67	18,992,438.43	0.00	47.0	0.0
October 11, 2020	39,631,466.67	18,270,898.32	0.00	46.1	0.0
April 11, 2021	38,849,266.67	17,549,358.21	0.00	45.2	0.0
October 11, 2021	38,067,066.67	16,827,818.10	0.00	44.2	0.0
April 11, 2022	37,284,866.67	16,106,277.98	0.00	43.2	0.0
October 11, 2022	36,502,666.67	15,384,737.87	0.00	42.1	0.0
April 11, 2023	35,720,466.67	14,663,197.76	0.00	41.0	0.0
October 11, 2023	34,938,266.67	13,941,657.65	0.00	39.9	0.0
April 11, 2024	34,156,066.67	0.00	0.00	0.0	0.0

III-8

		N38459
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,363,333.33	$34,461,000.00	$7,858,000.00	65.8%	80.8%
April 11, 2013	51,577,883.33	34,461,000.00	7,858,000.00	66.8	82.0
October 11, 2013	50,792,433.33	33,471,817.27	7,858,000.00	65.9	81.4
April 11, 2014	50,006,983.33	32,482,634.54	7,858,000.00	65.0	80.7
October 11, 2014	49,221,533.33	31,493,451.80	7,858,000.00	64.0	79.9
April 11, 2015	48,436,083.33	30,504,269.07	7,858,000.00	63.0	79.2
October 11, 2015	47,650,633.33	29,515,086.34	7,858,000.00	61.9	78.4
April 11, 2016	46,865,183.33	28,525,903.62	7,858,000.00	60.9	77.6
October 11, 2016	46,079,733.33	27,536,720.89	7,858,000.00	59.8	76.8
April 11, 2017	45,294,283.33	26,547,538.15	7,858,000.00	58.6	76.0
October 11, 2017	44,508,833.33	25,558,355.42	7,858,000.00	57.4	75.1
April 11, 2018	43,723,383.33	24,569,172.69	0.00	56.2	0.0
October 11, 2018	42,937,933.33	23,579,989.96	0.00	54.9	0.0
April 11, 2019	42,152,483.33	22,590,807.23	0.00	53.6	0.0
October 11, 2019	41,367,033.33	21,601,624.49	0.00	52.2	0.0
April 11, 2020	40,581,583.33	18,992,438.43	0.00	46.8	0.0
October 11, 2020	39,796,133.33	18,270,898.32	0.00	45.9	0.0
April 11, 2021	39,010,683.33	17,549,358.21	0.00	45.0	0.0
October 11, 2021	38,225,233.33	16,827,818.10	0.00	44.0	0.0
April 11, 2022	37,439,783.33	16,106,277.98	0.00	43.0	0.0
October 11, 2022	36,654,333.33	15,384,737.87	0.00	42.0	0.0
April 11, 2023	35,868,883.33	14,663,197.76	0.00	40.9	0.0
October 11, 2023	35,083,433.33	13,941,657.65	0.00	39.7	0.0
April 11, 2024	34,297,983.33	0.00	0.00	0.0	0.0

		N34460
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,423,333.33	$34,497,000.00	$7,871,000.00	65.8%	80.8%
April 11, 2013	51,636,983.33	34,497,000.00	7,871,000.00	66.8	82.0
October 11, 2013	50,850,633.33	33,506,799.12	7,871,000.00	65.9	81.4
April 11, 2014	50,064,283.33	32,516,598.24	7,871,000.00	64.9	80.7
October 11, 2014	49,277,933.33	31,526,397.36	7,871,000.00	64.0	79.9
April 11, 2015	48,491,583.33	30,536,196.47	7,871,000.00	63.0	79.2
October 11, 2015	47,705,233.33	29,545,995.59	7,871,000.00	61.9	78.4
April 11, 2016	46,918,883.33	28,555,794.71	7,871,000.00	60.9	77.6
October 11, 2016	46,132,533.33	27,565,593.83	7,871,000.00	59.8	76.8
April 11, 2017	45,346,183.33	26,575,392.95	7,871,000.00	58.6	76.0
October 11, 2017	44,559,833.33	25,585,192.07	7,871,000.00	57.4	75.1
April 11, 2018	43,773,483.33	24,594,991.18	0.00	56.2	0.0
October 11, 2018	42,987,133.33	23,604,790.30	0.00	54.9	0.0
April 11, 2019	42,200,783.33	22,614,589.42	0.00	53.6	0.0
October 11, 2019	41,414,433.33	21,624,388.54	0.00	52.2	0.0
April 11, 2020	40,628,083.33	19,012,675.10	0.00	46.8	0.0
October 11, 2020	39,841,733.33	18,290,366.18	0.00	45.9	0.0
April 11, 2021	39,055,383.33	17,568,057.26	0.00	45.0	0.0
October 11, 2021	38,269,033.33	16,845,748.33	0.00	44.0	0.0
April 11, 2022	37,482,683.33	16,123,439.41	0.00	43.0	0.0
October 11, 2022	36,696,333.33	15,401,130.49	0.00	42.0	0.0
April 11, 2023	35,909,983.33	14,678,821.57	0.00	40.9	0.0
October 11, 2023	35,123,633.33	13,956,512.65	0.00	39.7	0.0
April 11, 2024	34,337,283.33	0.00	0.00	0.0	0.0

III-9

B. Boeing 787-8

		N20904
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$123,230,000.00	$81,819,000.00	$17,774,000.00	66.4%	80.8%
April 11, 2013	121,381,550.00	81,819,000.00	17,774,000.00	67.4	82.0
October 11, 2013	119,533,100.00	79,557,412.53	17,774,000.00	66.6	81.4
April 11, 2014	117,684,650.00	77,295,825.07	17,774,000.00	65.7	80.8
October 11, 2014	115,836,200.00	75,034,237.61	17,774,000.00	64.8	80.1
April 11, 2015	113,987,750.00	72,772,650.14	17,774,000.00	63.8	79.4
October 11, 2015	112,139,300.00	70,511,062.67	17,774,000.00	62.9	78.7
April 11, 2016	110,290,850.00	68,249,475.21	17,774,000.00	61.9	78.0
October 11, 2016	108,442,400.00	65,987,887.75	17,774,000.00	60.9	77.2
April 11, 2017	106,593,950.00	63,726,300.28	17,774,000.00	59.8	76.5
October 11, 2017	104,745,500.00	61,464,712.81	17,774,000.00	58.7	75.6
April 11, 2018	102,897,050.00	59,203,125.35	0.00	57.5	0.0
October 11, 2018	101,048,600.00	56,941,537.89	0.00	56.4	0.0
April 11, 2019	99,200,150.00	54,679,950.42	0.00	55.1	0.0
October 11, 2019	97,351,700.00	52,418,362.96	0.00	53.8	0.0
April 11, 2020	95,503,250.00	46,311,189.82	0.00	48.5	0.0
October 11, 2020	93,654,800.00	44,684,989.09	0.00	47.7	0.0
April 11, 2021	91,806,350.00	43,058,788.36	0.00	46.9	0.0
October 11, 2021	89,957,900.00	41,432,587.64	0.00	46.1	0.0
April 11, 2022	88,109,450.00	39,806,386.91	0.00	45.2	0.0
October 11, 2022	86,261,000.00	38,180,186.18	0.00	44.3	0.0
April 11, 2023	84,412,550.00	36,553,985.45	0.00	43.3	0.0
October 11, 2023	82,564,100.00	34,927,784.73	0.00	42.3	0.0
April 11, 2024	80,715,650.00	0.00	0.00	0.0	0.0

		N26906
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$123,840,000.00	$82,014,000.00	$18,072,000.00	66.2%	80.8%
April 11, 2013	121,982,400.00	82,014,000.00	18,072,000.00	67.2	82.0
October 11, 2013	120,124,800.00	79,747,005.77	18,072,000.00	66.4	81.4
April 11, 2014	118,267,200.00	77,480,011.55	18,072,000.00	65.5	80.8
October 11, 2014	116,409,600.00	75,213,017.32	18,072,000.00	64.6	80.1
April 11, 2015	114,552,000.00	72,946,023.10	18,072,000.00	63.7	79.5
October 11, 2015	112,694,400.00	70,679,028.87	18,072,000.00	62.7	78.8
April 11, 2016	110,836,800.00	68,412,034.65	18,072,000.00	61.7	78.0
October 11, 2016	108,979,200.00	66,145,040.41	18,072,000.00	60.7	77.3
April 11, 2017	107,121,600.00	63,878,046.19	18,072,000.00	59.6	76.5
October 11, 2017	105,264,000.00	61,611,051.96	18,072,000.00	58.5	75.7
April 11, 2018	103,406,400.00	59,344,057.73	0.00	57.4	0.0
October 11, 2018	101,548,800.00	57,077,063.51	0.00	56.2	0.0
April 11, 2019	99,691,200.00	54,810,069.28	0.00	55.0	0.0
October 11, 2019	97,833,600.00	52,543,075.06	0.00	53.7	0.0
April 11, 2020	95,976,000.00	46,421,138.50	0.00	48.4	0.0
October 11, 2020	94,118,400.00	44,791,076.97	0.00	47.6	0.0
April 11, 2021	92,260,800.00	43,161,015.43	0.00	46.8	0.0
October 11, 2021	90,403,200.00	41,530,953.89	0.00	45.9	0.0
April 11, 2022	88,545,600.00	39,900,892.36	0.00	45.1	0.0
October 11, 2022	86,688,000.00	38,270,830.82	0.00	44.1	0.0
April 11, 2023	84,830,400.00	36,640,769.29	0.00	43.2	0.0
October 11, 2023	82,972,800.00	35,010,707.75	0.00	42.2	0.0
April 11, 2024	81,115,200.00	0.00	0.00	0.0	0.0

III-10

		N26902
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$124,620,000.00	$82,101,000.00	$18,615,000.00	65.9%	80.8%
April 11, 2013	122,750,700.00	82,101,000.00	18,615,000.00	66.9	82.0
October 11, 2013	120,881,400.00	79,831,615.40	18,615,000.00	66.0	81.4
April 11, 2014	119,012,100.00	77,562,230.79	18,615,000.00	65.2	80.8
October 11, 2014	117,142,800.00	75,292,846.20	18,615,000.00	64.3	80.2
April 11, 2015	115,273,500.00	73,023,461.60	18,615,000.00	63.3	79.5
October 11, 2015	113,404,200.00	70,754,076.99	18,615,000.00	62.4	78.8
April 11, 2016	111,534,900.00	68,484,692.39	18,615,000.00	61.4	78.1
October 11, 2016	109,665,600.00	66,215,307.79	18,615,000.00	60.4	77.4
April 11, 2017	107,796,300.00	63,945,923.19	18,615,000.00	59.3	76.6
October 11, 2017	105,927,000.00	61,676,538.59	18,615,000.00	58.2	75.8
April 11, 2018	104,057,700.00	59,407,153.98	0.00	57.1	0.0
October 11, 2018	102,188,400.00	57,137,769.39	0.00	55.9	0.0
April 11, 2019	100,319,100.00	54,868,384.79	0.00	54.7	0.0
October 11, 2019	98,449,800.00	52,599,000.18	0.00	53.4	0.0
April 11, 2020	96,580,500.00	46,470,749.49	0.00	48.1	0.0
October 11, 2020	94,711,200.00	44,838,945.88	0.00	47.3	0.0
April 11, 2021	92,841,900.00	43,207,142.28	0.00	46.5	0.0
October 11, 2021	90,972,600.00	41,575,338.67	0.00	45.7	0.0
April 11, 2022	89,103,300.00	39,943,535.06	0.00	44.8	0.0
October 11, 2022	87,234,000.00	38,311,731.45	0.00	43.9	0.0
April 11, 2023	85,364,700.00	36,679,927.85	0.00	43.0	0.0
October 11, 2023	83,495,400.00	35,048,124.24	0.00	42.0	0.0
April 11, 2024	81,626,100.00	0.00	0.00	0.0	0.0

		N45905
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$124,790,000.00	$82,101,000.00	$18,753,000.00	65.8%	80.8%
April 11, 2013	122,918,150.00	82,101,000.00	18,753,000.00	66.8	82.0
October 11, 2013	121,046,300.00	79,831,615.40	18,753,000.00	66.0	81.4
April 11, 2014	119,174,450.00	77,562,230.79	18,753,000.00	65.1	80.8
October 11, 2014	117,302,600.00	75,292,846.20	18,753,000.00	64.2	80.2
April 11, 2015	115,430,750.00	73,023,461.60	18,753,000.00	63.3	79.5
October 11, 2015	113,558,900.00	70,754,076.99	18,753,000.00	62.3	78.8
April 11, 2016	111,687,050.00	68,484,692.39	18,753,000.00	61.3	78.1
October 11, 2016	109,815,200.00	66,215,307.79	18,753,000.00	60.3	77.4
April 11, 2017	107,943,350.00	63,945,923.19	18,753,000.00	59.2	76.6
October 11, 2017	106,071,500.00	61,676,538.59	18,753,000.00	58.1	75.8
April 11, 2018	104,199,650.00	59,407,153.98	0.00	57.0	0.0
October 11, 2018	102,327,800.00	57,137,769.39	0.00	55.8	0.0
April 11, 2019	100,455,950.00	54,868,384.79	0.00	54.6	0.0
October 11, 2019	98,584,100.00	52,599,000.18	0.00	53.4	0.0
April 11, 2020	96,712,250.00	46,470,749.49	0.00	48.1	0.0
October 11, 2020	94,840,400.00	44,838,945.88	0.00	47.3	0.0
April 11, 2021	92,968,550.00	43,207,142.28	0.00	46.5	0.0
October 11, 2021	91,096,700.00	41,575,338.67	0.00	45.6	0.0
April 11, 2022	89,224,850.00	39,943,535.06	0.00	44.8	0.0
October 11, 2022	87,353,000.00	38,311,731.45	0.00	43.9	0.0
April 11, 2023	85,481,150.00	36,679,927.85	0.00	42.9	0.0
October 11, 2023	83,609,300.00	35,048,124.24	0.00	41.9	0.0
April 11, 2024	81,737,450.00	0.00	0.00	0.0	0.0

III-11

Series 2012-2

A. Boeing 737-924ER

		N39461
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,252,777.67	$33,337,000.00	$8,906,000.00	63.8%	80.8%
April 29, 2013	51,468,986.00	33,337,000.00	8,906,000.00	64.8	82.1
October 29, 2013	50,685,194.34	33,337,000.00	8,906,000.00	65.8	83.3
April 29, 2014	49,901,402.67	31,995,724.50	8,906,000.00	64.1	82.0
October 29, 2014	49,117,611.01	31,064,188.91	8,906,000.00	63.2	81.4
April 29, 2015	48,333,819.34	30,132,833.50	8,906,000.00	62.3	80.8
October 29, 2015	47,550,027.68	29,201,667.16	8,906,000.00	61.4	80.1
April 29, 2016	46,766,236.01	28,270,699.12	8,906,000.00	60.5	79.5
October 29, 2016	45,982,444.35	27,339,939.73	8,906,000.00	59.5	78.8
April 29, 2017	45,198,652.68	26,409,399.13	8,906,000.00	58.4	78.1
October 29, 2017	44,414,861.02	25,479,089.32	8,906,000.00	57.4	77.4
April 29, 2018	43,631,069.35	24,549,022.04	0.00	56.3	0.0
October 29, 2018	42,847,277.69	23,640,634.48	0.00	55.2	0.0
April 29, 2019	42,063,486.02	22,710,701.35	0.00	54.0	0.0
October 29, 2019	41,279,694.36	21,801,693.06	0.00	52.8	0.0
April 29, 2020	40,495,902.69	20,871,954.36	0.00	51.5	0.0
October 29, 2020	39,712,111.03	18,077,108.89	0.00	45.5	0.0
April 29, 2021	38,928,319.36	17,380,766.13	0.00	44.6	0.0
October 29, 2021	38,144,527.70	16,703,723.05	0.00	43.8	0.0
April 29, 2022	37,360,736.03	16,007,456.85	0.00	42.8	0.0
October 29, 2022	36,576,944.37	15,329,735.98	0.00	41.9	0.0
April 29, 2023	35,793,152.70	14,633,607.78	0.00	40.9	0.0
October 29, 2023	35,009,361.04	13,955,275.42	0.00	39.9	0.0
April 29, 2024	34,225,569.37	13,259,357.21	0.00	38.7	0.0
October 29, 2024	33,441,777.71	0.00	0.00	0.0	0.0

		N37462
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,252,777.67	$33,337,000.00	$8,906,000.00	63.8%	80.8%
April 29, 2013	51,468,986.00	33,337,000.00	8,906,000.00	64.8	82.1
October 29, 2013	50,685,194.34	33,337,000.00	8,906,000.00	65.8	83.3
April 29, 2014	49,901,402.67	31,995,724.50	8,906,000.00	64.1	82.0
October 29, 2014	49,117,611.01	31,064,188.91	8,906,000.00	63.2	81.4
April 29, 2015	48,333,819.34	30,132,833.50	8,906,000.00	62.3	80.8
October 29, 2015	47,550,027.68	29,201,667.16	8,906,000.00	61.4	80.1
April 29, 2016	46,766,236.01	28,270,699.12	8,906,000.00	60.5	79.5
October 29, 2016	45,982,444.35	27,339,939.73	8,906,000.00	59.5	78.8
April 29, 2017	45,198,652.68	26,409,399.13	8,906,000.00	58.4	78.1
October 29, 2017	44,414,861.02	25,479,089.32	8,906,000.00	57.4	77.4
April 29, 2018	43,631,069.35	24,549,022.04	0.00	56.3	0.0
October 29, 2018	42,847,277.69	23,640,634.48	0.00	55.2	0.0
April 29, 2019	42,063,486.02	22,710,701.35	0.00	54.0	0.0
October 29, 2019	41,279,694.36	21,801,693.06	0.00	52.8	0.0
April 29, 2020	40,495,902.69	20,871,954.36	0.00	51.5	0.0
October 29, 2020	39,712,111.03	18,077,108.89	0.00	45.5	0.0
April 29, 2021	38,928,319.36	17,380,766.13	0.00	44.6	0.0
October 29, 2021	38,144,527.70	16,703,723.05	0.00	43.8	0.0
April 29, 2022	37,360,736.03	16,007,456.85	0.00	42.8	0.0
October 29, 2022	36,576,944.37	15,329,735.98	0.00	41.9	0.0
April 29, 2023	35,793,152.70	14,633,607.78	0.00	40.9	0.0
October 29, 2023	35,009,361.04	13,955,275.42	0.00	39.9	0.0
April 29, 2024	34,225,569.37	13,259,357.21	0.00	38.7	0.0
October 29, 2024	33,441,777.71	0.00	0.00	0.0	0.0

III-12

		N39463
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,311,389.00	$33,374,000.00	$8,916,000.00	63.8%	80.8%
April 29, 2013	51,526,718.17	33,374,000.00	8,916,000.00	64.8	82.1
October 29, 2013	50,742,047.33	33,374,000.00	8,916,000.00	65.8	83.3
April 29, 2014	49,957,376.50	32,031,613.60	8,916,000.00	64.1	82.0
October 29, 2014	49,172,705.66	31,099,033.11	8,916,000.00	63.2	81.4
April 29, 2015	48,388,034.82	30,166,633.02	8,916,000.00	62.3	80.8
October 29, 2015	47,603,363.99	29,234,422.20	8,916,000.00	61.4	80.1
April 29, 2016	46,818,693.15	28,302,409.91	8,916,000.00	60.5	79.5
October 29, 2016	46,034,022.32	27,370,606.50	8,916,000.00	59.5	78.8
April 29, 2017	45,249,351.48	26,439,022.13	8,916,000.00	58.4	78.1
October 29, 2017	44,464,680.65	25,507,668.82	8,916,000.00	57.4	77.4
April 29, 2018	43,680,009.81	24,576,558.29	0.00	56.3	0.0
October 29, 2018	42,895,338.98	23,667,151.81	0.00	55.2	0.0
April 29, 2019	42,110,668.14	22,736,175.59	0.00	54.0	0.0
October 29, 2019	41,325,997.31	21,826,147.67	0.00	52.8	0.0
April 29, 2020	40,541,326.47	20,895,366.09	0.00	51.5	0.0
October 29, 2020	39,756,655.64	18,097,385.69	0.00	45.5	0.0
April 29, 2021	38,971,984.80	17,400,261.86	0.00	44.6	0.0
October 29, 2021	38,187,313.97	16,722,459.35	0.00	43.8	0.0
April 29, 2022	37,402,643.13	16,025,412.16	0.00	42.8	0.0
October 29, 2022	36,617,972.30	15,346,931.11	0.00	41.9	0.0
April 29, 2023	35,833,301.46	14,650,022.06	0.00	40.9	0.0
October 29, 2023	35,048,630.63	13,970,928.83	0.00	39.9	0.0
April 29, 2024	34,263,959.79	13,274,230.02	0.00	38.7	0.0
October 29, 2024	33,479,288.96	0.00	0.00	0.0	0.0

		N37464
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,311,389.00	$33,374,000.00	$8,916,000.00	63.8%	80.8%
April 29, 2013	51,526,718.17	33,374,000.00	8,916,000.00	64.8	82.1
October 29, 2013	50,742,047.33	33,374,000.00	8,916,000.00	65.8	83.3
April 29, 2014	49,957,376.50	32,031,613.60	8,916,000.00	64.1	82.0
October 29, 2014	49,172,705.66	31,099,033.11	8,916,000.00	63.2	81.4
April 29, 2015	48,388,034.82	30,166,633.02	8,916,000.00	62.3	80.8
October 29, 2015	47,603,363.99	29,234,422.20	8,916,000.00	61.4	80.1
April 29, 2016	46,818,693.15	28,302,409.91	8,916,000.00	60.5	79.5
October 29, 2016	46,034,022.32	27,370,606.50	8,916,000.00	59.5	78.8
April 29, 2017	45,249,351.48	26,439,022.13	8,916,000.00	58.4	78.1
October 29, 2017	44,464,680.65	25,507,668.82	8,916,000.00	57.4	77.4
April 29, 2018	43,680,009.81	24,576,558.29	0.00	56.3	0.0
October 29, 2018	42,895,338.98	23,667,151.81	0.00	55.2	0.0
April 29, 2019	42,110,668.14	22,736,175.59	0.00	54.0	0.0
October 29, 2019	41,325,997.31	21,826,147.67	0.00	52.8	0.0
April 29, 2020	40,541,326.47	20,895,366.09	0.00	51.5	0.0
October 29, 2020	39,756,655.64	18,097,385.69	0.00	45.5	0.0
April 29, 2021	38,971,984.80	17,400,261.86	0.00	44.6	0.0
October 29, 2021	38,187,313.97	16,722,459.35	0.00	43.8	0.0
April 29, 2022	37,402,643.13	16,025,412.16	0.00	42.8	0.0
October 29, 2022	36,617,972.30	15,346,931.11	0.00	41.9	0.0
April 29, 2023	35,833,301.46	14,650,022.06	0.00	40.9	0.0
October 29, 2023	35,048,630.63	13,970,928.83	0.00	39.9	0.0
April 29, 2024	34,263,959.79	13,274,230.02	0.00	38.7	0.0
October 29, 2024	33,479,288.96	0.00	0.00	0.0	0.0

III-13

		N37465
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,453,333.33	$33,465,000.00	$8,940,000.00	63.8%	80.8%
April 29, 2013	51,666,533.33	33,465,000.00	8,940,000.00	64.8	82.1
October 29, 2013	50,879,733.33	33,465,000.00	8,940,000.00	65.8	83.3
April 29, 2014	50,092,933.33	32,118,529.84	8,940,000.00	64.1	82.0
October 29, 2014	49,306,133.33	31,183,418.85	8,940,000.00	63.2	81.4
April 29, 2015	48,519,333.33	30,248,488.74	8,940,000.00	62.3	80.8
October 29, 2015	47,732,533.33	29,313,748.41	8,940,000.00	61.4	80.1
April 29, 2016	46,945,733.33	28,379,207.15	8,940,000.00	60.5	79.5
October 29, 2016	46,158,933.33	27,444,875.33	8,940,000.00	59.5	78.8
April 29, 2017	45,372,133.33	26,510,763.15	8,940,000.00	58.4	78.1
October 29, 2017	44,585,333.33	25,576,882.65	8,940,000.00	57.4	77.4
April 29, 2018	43,798,533.33	24,643,245.61	0.00	56.3	0.0
October 29, 2018	43,011,733.33	23,731,371.49	0.00	55.2	0.0
April 29, 2019	42,224,933.33	22,797,869.11	0.00	54.0	0.0
October 29, 2019	41,438,133.33	21,885,371.88	0.00	52.8	0.0
April 29, 2020	40,651,333.33	20,952,064.67	0.00	51.5	0.0
October 29, 2020	39,864,533.33	18,146,492.08	0.00	45.5	0.0
April 29, 2021	39,077,733.33	17,447,476.63	0.00	44.6	0.0
October 29, 2021	38,290,933.33	16,767,834.94	0.00	43.8	0.0
April 29, 2022	37,504,133.33	16,068,896.34	0.00	42.8	0.0
October 29, 2022	36,717,333.33	15,388,574.27	0.00	41.9	0.0
April 29, 2023	35,930,533.33	14,689,774.20	0.00	40.9	0.0
October 29, 2023	35,143,733.33	14,008,838.28	0.00	39.9	0.0
April 29, 2024	34,356,933.33	13,310,249.00	0.00	38.7	0.0
October 29, 2024	33,570,133.33	0.00	0.00	0.0	0.0

		N37466
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,453,333.33	$33,465,000.00	$8,940,000.00	63.8%	80.8%
April 29, 2013	51,666,533.33	33,465,000.00	8,940,000.00	64.8	82.1
October 29, 2013	50,879,733.33	33,465,000.00	8,940,000.00	65.8	83.3
April 29, 2014	50,092,933.33	32,118,529.84	8,940,000.00	64.1	82.0
October 29, 2014	49,306,133.33	31,183,418.85	8,940,000.00	63.2	81.4
April 29, 2015	48,519,333.33	30,248,488.74	8,940,000.00	62.3	80.8
October 29, 2015	47,732,533.33	29,313,748.41	8,940,000.00	61.4	80.1
April 29, 2016	46,945,733.33	28,379,207.15	8,940,000.00	60.5	79.5
October 29, 2016	46,158,933.33	27,444,875.33	8,940,000.00	59.5	78.8
April 29, 2017	45,372,133.33	26,510,763.15	8,940,000.00	58.4	78.1
October 29, 2017	44,585,333.33	25,576,882.65	8,940,000.00	57.4	77.4
April 29, 2018	43,798,533.33	24,643,245.61	0.00	56.3	0.0
October 29, 2018	43,011,733.33	23,731,371.49	0.00	55.2	0.0
April 29, 2019	42,224,933.33	22,797,869.11	0.00	54.0	0.0
October 29, 2019	41,438,133.33	21,885,371.88	0.00	52.8	0.0
April 29, 2020	40,651,333.33	20,952,064.67	0.00	51.5	0.0
October 29, 2020	39,864,533.33	18,146,492.08	0.00	45.5	0.0
April 29, 2021	39,077,733.33	17,447,476.63	0.00	44.6	0.0
October 29, 2021	38,290,933.33	16,767,834.94	0.00	43.8	0.0
April 29, 2022	37,504,133.33	16,068,896.34	0.00	42.8	0.0
October 29, 2022	36,717,333.33	15,388,574.27	0.00	41.9	0.0
April 29, 2023	35,930,533.33	14,689,774.20	0.00	40.9	0.0
October 29, 2023	35,143,733.33	14,008,838.28	0.00	39.9	0.0
April 29, 2024	34,356,933.33	13,310,249.00	0.00	38.7	0.0
October 29, 2024	33,570,133.33	0.00	0.00	0.0	0.0

III-14

		N38467
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,509,166.67	$33,501,000.00	$8,949,000.00	63.8%	80.8%
April 29, 2013	52,509,166.67	33,501,000.00	8,949,000.00	63.8	80.8
October 29, 2013	51,721,529.17	33,501,000.00	8,949,000.00	64.8	82.1
April 29, 2014	50,933,891.67	32,657,734.54	8,949,000.00	64.1	81.7
October 29, 2014	50,146,254.17	31,714,749.10	8,949,000.00	63.2	81.1
April 29, 2015	49,358,616.67	30,771,724.54	8,949,000.00	62.3	80.5
October 29, 2015	48,570,979.17	29,828,659.06	8,949,000.00	61.4	79.8
April 29, 2016	47,783,341.67	28,885,550.51	8,949,000.00	60.5	79.2
October 29, 2016	46,995,704.17	27,942,397.04	8,949,000.00	59.5	78.5
April 29, 2017	46,208,066.67	26,999,195.79	8,949,000.00	58.4	77.8
October 29, 2017	45,420,429.17	26,055,944.85	8,949,000.00	57.4	77.1
April 29, 2018	44,632,791.67	25,112,641.08	0.00	56.3	0.0
October 29, 2018	43,845,154.17	24,191,204.60	0.00	55.2	0.0
April 29, 2019	43,057,516.67	23,247,393.23	0.00	54.0	0.0
October 29, 2019	42,269,879.17	22,324,654.86	0.00	52.8	0.0
April 29, 2020	41,482,241.67	21,380,322.33	0.00	51.5	0.0
October 29, 2020	40,694,604.17	18,524,343.58	0.00	45.5	0.0
April 29, 2021	39,906,966.67	17,817,713.80	0.00	44.6	0.0
October 29, 2021	39,119,329.17	17,130,594.57	0.00	43.8	0.0
April 29, 2022	38,331,691.67	16,423,469.24	0.00	42.8	0.0
October 29, 2022	37,544,054.17	15,735,060.62	0.00	41.9	0.0
April 29, 2023	36,756,416.67	15,027,426.84	0.00	40.9	0.0
October 29, 2023	35,968,779.17	14,337,714.37	0.00	39.9	0.0
April 29, 2024	35,181,141.67	13,629,556.26	0.00	38.7	0.0
October 29, 2024	34,393,504.17	0.00	0.00	0.0	0.0

		N37468
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,509,166.67	$33,501,000.00	$8,949,000.00	63.8%	80.8%
April 29, 2013	52,509,166.67	33,501,000.00	8,949,000.00	63.8	80.8
October 29, 2013	51,721,529.17	33,501,000.00	8,949,000.00	64.8	82.1
April 29, 2014	50,933,891.67	32,657,734.54	8,949,000.00	64.1	81.7
October 29, 2014	50,146,254.17	31,714,749.10	8,949,000.00	63.2	81.1
April 29, 2015	49,358,616.67	30,771,724.54	8,949,000.00	62.3	80.5
October 29, 2015	48,570,979.17	29,828,659.06	8,949,000.00	61.4	79.8
April 29, 2016	47,783,341.67	28,885,550.51	8,949,000.00	60.5	79.2
October 29, 2016	46,995,704.17	27,942,397.04	8,949,000.00	59.5	78.5
April 29, 2017	46,208,066.67	26,999,195.79	8,949,000.00	58.4	77.8
October 29, 2017	45,420,429.17	26,055,944.85	8,949,000.00	57.4	77.1
April 29, 2018	44,632,791.67	25,112,641.08	0.00	56.3	0.0
October 29, 2018	43,845,154.17	24,191,204.60	0.00	55.2	0.0
April 29, 2019	43,057,516.67	23,247,393.23	0.00	54.0	0.0
October 29, 2019	42,269,879.17	22,324,654.86	0.00	52.8	0.0
April 29, 2020	41,482,241.67	21,380,322.33	0.00	51.5	0.0
October 29, 2020	40,694,604.17	18,524,343.58	0.00	45.5	0.0
April 29, 2021	39,906,966.67	17,817,713.80	0.00	44.6	0.0
October 29, 2021	39,119,329.17	17,130,594.57	0.00	43.8	0.0
April 29, 2022	38,331,691.67	16,423,469.24	0.00	42.8	0.0
October 29, 2022	37,544,054.17	15,735,060.62	0.00	41.9	0.0
April 29, 2023	36,756,416.67	15,027,426.84	0.00	40.9	0.0
October 29, 2023	35,968,779.17	14,337,714.37	0.00	39.9	0.0
April 29, 2024	35,181,141.67	13,629,556.26	0.00	38.7	0.0
October 29, 2024	34,393,504.17	0.00	0.00	0.0	0.0

III-15

		N36469
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,568,333.33	$33,538,000.00	$8,960,000.00	63.8%	80.8%
April 29, 2013	52,568,333.33	33,538,000.00	8,960,000.00	63.8	80.8
October 29, 2013	51,779,808.33	33,538,000.00	8,960,000.00	64.8	82.1
April 29, 2014	50,991,283.33	32,694,532.87	8,960,000.00	64.1	81.7
October 29, 2014	50,202,758.33	31,750,484.87	8,960,000.00	63.2	81.1
April 29, 2015	49,414,233.33	30,806,397.73	8,960,000.00	62.3	80.5
October 29, 2015	48,625,708.33	29,862,269.62	8,960,000.00	61.4	79.8
April 29, 2016	47,837,183.33	28,918,098.38	8,960,000.00	60.5	79.2
October 29, 2016	47,048,658.33	27,973,882.18	8,960,000.00	59.5	78.5
April 29, 2017	46,260,133.33	27,029,618.14	8,960,000.00	58.4	77.8
October 29, 2017	45,471,608.33	26,085,304.36	8,960,000.00	57.4	77.1
April 29, 2018	44,683,083.33	25,140,937.69	0.00	56.3	0.0
October 29, 2018	43,894,558.33	24,218,462.95	0.00	55.2	0.0
April 29, 2019	43,106,033.33	23,273,588.10	0.00	54.0	0.0
October 29, 2019	42,317,508.33	22,349,810.00	0.00	52.8	0.0
April 29, 2020	41,528,983.33	21,404,413.42	0.00	51.5	0.0
October 29, 2020	40,740,458.33	18,545,216.58	0.00	45.5	0.0
April 29, 2021	39,951,933.33	17,837,790.57	0.00	44.6	0.0
October 29, 2021	39,163,408.33	17,149,897.10	0.00	43.8	0.0
April 29, 2022	38,374,883.33	16,441,975.00	0.00	42.8	0.0
October 29, 2022	37,586,358.33	15,752,790.69	0.00	41.9	0.0
April 29, 2023	36,797,833.33	15,044,359.56	0.00	40.9	0.0
October 29, 2023	36,009,308.33	14,353,869.92	0.00	39.9	0.0
April 29, 2024	35,220,783.33	13,644,913.87	0.00	38.7	0.0
October 29, 2024	34,432,258.33	0.00	0.00	0.0	0.0

		N37470
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,568,333.33	$33,538,000.00	$8,960,000.00	63.8%	80.8%
April 29, 2013	52,568,333.33	33,538,000.00	8,960,000.00	63.8	80.8
October 29, 2013	51,779,808.33	33,538,000.00	8,960,000.00	64.8	82.1
April 29, 2014	50,991,283.33	32,694,532.87	8,960,000.00	64.1	81.7
October 29, 2014	50,202,758.33	31,750,484.87	8,960,000.00	63.2	81.1
April 29, 2015	49,414,233.33	30,806,397.73	8,960,000.00	62.3	80.5
October 29, 2015	48,625,708.33	29,862,269.62	8,960,000.00	61.4	79.8
April 29, 2016	47,837,183.33	28,918,098.38	8,960,000.00	60.5	79.2
October 29, 2016	47,048,658.33	27,973,882.18	8,960,000.00	59.5	78.5
April 29, 2017	46,260,133.33	27,029,618.14	8,960,000.00	58.4	77.8
October 29, 2017	45,471,608.33	26,085,304.36	8,960,000.00	57.4	77.1
April 29, 2018	44,683,083.33	25,140,937.69	0.00	56.3	0.0
October 29, 2018	43,894,558.33	24,218,462.95	0.00	55.2	0.0
April 29, 2019	43,106,033.33	23,273,588.10	0.00	54.0	0.0
October 29, 2019	42,317,508.33	22,349,810.00	0.00	52.8	0.0
April 29, 2020	41,528,983.33	21,404,413.42	0.00	51.5	0.0
October 29, 2020	40,740,458.33	18,545,216.58	0.00	45.5	0.0
April 29, 2021	39,951,933.33	17,837,790.57	0.00	44.6	0.0
October 29, 2021	39,163,408.33	17,149,897.10	0.00	43.8	0.0
April 29, 2022	38,374,883.33	16,441,975.00	0.00	42.8	0.0
October 29, 2022	37,586,358.33	15,752,790.69	0.00	41.9	0.0
April 29, 2023	36,797,833.33	15,044,359.56	0.00	40.9	0.0
October 29, 2023	36,009,308.33	14,353,869.92	0.00	39.9	0.0
April 29, 2024	35,220,783.33	13,644,913.87	0.00	38.7	0.0
October 29, 2024	34,432,258.33	0.00	0.00	0.0	0.0

III-16

		N37471
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,710,833.33	$33,629,000.00	$8,984,000.00	63.8%	80.8%
April 29, 2013	52,710,833.33	33,629,000.00	8,984,000.00	63.8	80.8
October 29, 2013	51,920,170.83	33,629,000.00	8,984,000.00	64.8	82.1
April 29, 2014	51,129,508.33	32,783,159.82	8,984,000.00	64.1	81.7
October 29, 2014	50,338,845.83	31,836,552.74	8,984,000.00	63.2	81.1
April 29, 2015	49,548,183.33	30,889,906.41	8,984,000.00	62.3	80.5
October 29, 2015	48,757,520.83	29,943,218.99	8,984,000.00	61.4	79.8
April 29, 2016	47,966,858.33	28,996,488.33	8,984,000.00	60.5	79.2
October 29, 2016	47,176,195.83	28,049,712.59	8,984,000.00	59.5	78.5
April 29, 2017	46,385,533.33	27,102,888.88	8,984,000.00	58.4	77.8
October 29, 2017	45,594,870.83	26,156,015.30	8,984,000.00	57.4	77.1
April 29, 2018	44,804,208.33	25,209,088.67	0.00	56.3	0.0
October 29, 2018	44,013,545.83	24,284,113.33	0.00	55.2	0.0
April 29, 2019	43,222,883.33	23,336,677.14	0.00	54.0	0.0
October 29, 2019	42,432,220.83	22,410,394.92	0.00	52.8	0.0
April 29, 2020	41,641,558.33	21,462,435.59	0.00	51.5	0.0
October 29, 2020	40,850,895.83	18,595,488.16	0.00	45.5	0.0
April 29, 2021	40,060,233.33	17,886,144.50	0.00	44.6	0.0
October 29, 2021	39,269,570.83	17,196,386.32	0.00	43.8	0.0
April 29, 2022	38,478,908.33	16,486,545.20	0.00	42.8	0.0
October 29, 2022	37,688,245.83	15,795,492.68	0.00	41.9	0.0
April 29, 2023	36,897,583.33	15,085,141.17	0.00	40.9	0.0
October 29, 2023	36,106,920.83	14,392,779.78	0.00	39.9	0.0
April 29, 2024	35,316,258.33	13,681,901.93	0.00	38.7	0.0
October 29, 2024	34,525,595.83	0.00	0.00	0.0	0.0

		N36472
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,710,833.33	$33,629,000.00	$8,984,000.00	63.8%	80.8%
April 29, 2013	52,710,833.33	33,629,000.00	8,984,000.00	63.8	80.8
October 29, 2013	51,920,170.83	33,629,000.00	8,984,000.00	64.8	82.1
April 29, 2014	51,129,508.33	32,783,159.82	8,984,000.00	64.1	81.7
October 29, 2014	50,338,845.83	31,836,552.74	8,984,000.00	63.2	81.1
April 29, 2015	49,548,183.33	30,889,906.41	8,984,000.00	62.3	80.5
October 29, 2015	48,757,520.83	29,943,218.99	8,984,000.00	61.4	79.8
April 29, 2016	47,966,858.33	28,996,488.33	8,984,000.00	60.5	79.2
October 29, 2016	47,176,195.83	28,049,712.59	8,984,000.00	59.5	78.5
April 29, 2017	46,385,533.33	27,102,888.88	8,984,000.00	58.4	77.8
October 29, 2017	45,594,870.83	26,156,015.30	8,984,000.00	57.4	77.1
April 29, 2018	44,804,208.33	25,209,088.67	0.00	56.3	0.0
October 29, 2018	44,013,545.83	24,284,113.33	0.00	55.2	0.0
April 29, 2019	43,222,883.33	23,336,677.14	0.00	54.0	0.0
October 29, 2019	42,432,220.83	22,410,394.92	0.00	52.8	0.0
April 29, 2020	41,641,558.33	21,462,435.59	0.00	51.5	0.0
October 29, 2020	40,850,895.83	18,595,488.16	0.00	45.5	0.0
April 29, 2021	40,060,233.33	17,886,144.50	0.00	44.6	0.0
October 29, 2021	39,269,570.83	17,196,386.32	0.00	43.8	0.0
April 29, 2022	38,478,908.33	16,486,545.20	0.00	42.8	0.0
October 29, 2022	37,688,245.83	15,795,492.68	0.00	41.9	0.0
April 29, 2023	36,897,583.33	15,085,141.17	0.00	40.9	0.0
October 29, 2023	36,106,920.83	14,392,779.78	0.00	39.9	0.0
April 29, 2024	35,316,258.33	13,681,901.93	0.00	38.7	0.0
October 29, 2024	34,525,595.83	0.00	0.00	0.0	0.0

III-17

		N38473
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,770,000.00	$33,667,000.00	$8,994,000.00	63.8%	80.8%
April 29, 2013	52,770,000.00	33,667,000.00	8,994,000.00	63.8	80.8
October 29, 2013	51,978,450.00	33,667,000.00	8,994,000.00	64.8	82.1
April 29, 2014	51,186,900.00	32,819,958.14	8,994,000.00	64.1	81.7
October 29, 2014	50,395,350.00	31,872,288.51	8,994,000.00	63.2	81.1
April 29, 2015	49,603,800.00	30,924,579.59	8,994,000.00	62.3	80.5
October 29, 2015	48,812,250.00	29,976,829.55	8,994,000.00	61.4	79.8
April 29, 2016	48,020,700.00	29,029,036.21	8,994,000.00	60.5	79.2
October 29, 2016	47,229,150.00	28,081,197.73	8,994,000.00	59.5	78.5
April 29, 2017	46,437,600.00	27,133,311.23	8,994,000.00	58.4	77.8
October 29, 2017	45,646,050.00	26,185,374.80	8,994,000.00	57.4	77.1
April 29, 2018	44,854,500.00	25,237,385.27	0.00	56.3	0.0
October 29, 2018	44,062,950.00	24,311,371.67	0.00	55.2	0.0
April 29, 2019	43,271,400.00	23,362,872.02	0.00	54.0	0.0
October 29, 2019	42,479,850.00	22,435,550.06	0.00	52.8	0.0
April 29, 2020	41,688,300.00	21,486,526.66	0.00	51.5	0.0
October 29, 2020	40,896,750.00	18,616,361.16	0.00	45.5	0.0
April 29, 2021	40,105,200.00	17,906,221.27	0.00	44.6	0.0
October 29, 2021	39,313,650.00	17,215,688.85	0.00	43.8	0.0
April 29, 2022	38,522,100.00	16,505,050.96	0.00	42.8	0.0
October 29, 2022	37,730,550.00	15,813,222.75	0.00	41.9	0.0
April 29, 2023	36,939,000.00	15,102,073.88	0.00	40.9	0.0
October 29, 2023	36,147,450.00	14,408,935.34	0.00	39.9	0.0
April 29, 2024	35,355,900.00	13,697,259.54	0.00	38.7	0.0
October 29, 2024	34,564,350.00	0.00	0.00	0.0	0.0

		N37474
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,770,000.00	$33,667,000.00	$8,994,000.00	63.8%	80.8%
April 29, 2013	52,770,000.00	33,667,000.00	8,994,000.00	63.8	80.8
October 29, 2013	51,978,450.00	33,667,000.00	8,994,000.00	64.8	82.1
April 29, 2014	51,186,900.00	32,819,958.14	8,994,000.00	64.1	81.7
October 29, 2014	50,395,350.00	31,872,288.51	8,994,000.00	63.2	81.1
April 29, 2015	49,603,800.00	30,924,579.59	8,994,000.00	62.3	80.5
October 29, 2015	48,812,250.00	29,976,829.55	8,994,000.00	61.4	79.8
April 29, 2016	48,020,700.00	29,029,036.21	8,994,000.00	60.5	79.2
October 29, 2016	47,229,150.00	28,081,197.73	8,994,000.00	59.5	78.5
April 29, 2017	46,437,600.00	27,133,311.23	8,994,000.00	58.4	77.8
October 29, 2017	45,646,050.00	26,185,374.80	8,994,000.00	57.4	77.1
April 29, 2018	44,854,500.00	25,237,385.27	0.00	56.3	0.0
October 29, 2018	44,062,950.00	24,311,371.67	0.00	55.2	0.0
April 29, 2019	43,271,400.00	23,362,872.02	0.00	54.0	0.0
October 29, 2019	42,479,850.00	22,435,550.06	0.00	52.8	0.0
April 29, 2020	41,688,300.00	21,486,526.66	0.00	51.5	0.0
October 29, 2020	40,896,750.00	18,616,361.16	0.00	45.5	0.0
April 29, 2021	40,105,200.00	17,906,221.27	0.00	44.6	0.0
October 29, 2021	39,313,650.00	17,215,688.85	0.00	43.8	0.0
April 29, 2022	38,522,100.00	16,505,050.96	0.00	42.8	0.0
October 29, 2022	37,730,550.00	15,813,222.75	0.00	41.9	0.0
April 29, 2023	36,939,000.00	15,102,073.88	0.00	40.9	0.0
October 29, 2023	36,147,450.00	14,408,935.34	0.00	39.9	0.0
April 29, 2024	35,355,900.00	13,697,259.54	0.00	38.7	0.0
October 29, 2024	34,564,350.00	0.00	0.00	0.0	0.0

III-18

		N39475
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,829,166.67	$33,705,000.00	$9,004,000.00	63.8%	80.8%
April 29, 2013	52,829,166.67	33,705,000.00	9,004,000.00	63.8	80.8
October 29, 2013	52,036,729.17	33,705,000.00	9,004,000.00	64.8	82.1
April 29, 2014	51,244,291.67	32,856,756.46	9,004,000.00	64.1	81.7
October 29, 2014	50,451,854.17	31,908,024.29	9,004,000.00	63.2	81.1
April 29, 2015	49,659,416.67	30,959,252.78	9,004,000.00	62.3	80.5
October 29, 2015	48,866,979.17	30,010,440.10	9,004,000.00	61.4	79.8
April 29, 2016	48,074,541.67	29,061,584.08	9,004,000.00	60.5	79.2
October 29, 2016	47,282,104.17	28,112,682.87	9,004,000.00	59.5	78.5
April 29, 2017	46,489,666.67	27,163,733.58	9,004,000.00	58.4	77.8
October 29, 2017	45,697,229.17	26,214,734.31	9,004,000.00	57.4	77.1
April 29, 2018	44,904,791.67	25,265,681.88	0.00	56.3	0.0
October 29, 2018	44,112,354.17	24,338,630.01	0.00	55.2	0.0
April 29, 2019	43,319,916.67	23,389,066.89	0.00	54.0	0.0
October 29, 2019	42,527,479.17	22,460,705.19	0.00	52.8	0.0
April 29, 2020	41,735,041.67	21,510,617.74	0.00	51.5	0.0
October 29, 2020	40,942,604.17	18,637,234.16	0.00	45.5	0.0
April 29, 2021	40,150,166.67	17,926,298.05	0.00	44.6	0.0
October 29, 2021	39,357,729.17	17,234,991.39	0.00	43.8	0.0
April 29, 2022	38,565,291.67	16,523,556.72	0.00	42.8	0.0
October 29, 2022	37,772,854.17	15,830,952.82	0.00	41.9	0.0
April 29, 2023	36,980,416.67	15,119,006.60	0.00	40.9	0.0
October 29, 2023	36,187,979.17	14,425,090.90	0.00	39.9	0.0
April 29, 2024	35,395,541.67	13,712,617.15	0.00	38.7	0.0
October 29, 2024	34,603,104.17	0.00	0.00	0.0	0.0

		N36476
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,829,166.67	$33,705,000.00	$9,004,000.00	63.8%	80.8%
April 29, 2013	52,829,166.67	33,705,000.00	9,004,000.00	63.8	80.8
October 29, 2013	52,036,729.17	33,705,000.00	9,004,000.00	64.8	82.1
April 29, 2014	51,244,291.67	32,856,756.46	9,004,000.00	64.1	81.7
October 29, 2014	50,451,854.17	31,908,024.29	9,004,000.00	63.2	81.1
April 29, 2015	49,659,416.67	30,959,252.78	9,004,000.00	62.3	80.5
October 29, 2015	48,866,979.17	30,010,440.10	9,004,000.00	61.4	79.8
April 29, 2016	48,074,541.67	29,061,584.08	9,004,000.00	60.5	79.2
October 29, 2016	47,282,104.17	28,112,682.87	9,004,000.00	59.5	78.5
April 29, 2017	46,489,666.67	27,163,733.58	9,004,000.00	58.4	77.8
October 29, 2017	45,697,229.17	26,214,734.31	9,004,000.00	57.4	77.1
April 29, 2018	44,904,791.67	25,265,681.88	0.00	56.3	0.0
October 29, 2018	44,112,354.17	24,338,630.01	0.00	55.2	0.0
April 29, 2019	43,319,916.67	23,389,066.89	0.00	54.0	0.0
October 29, 2019	42,527,479.17	22,460,705.19	0.00	52.8	0.0
April 29, 2020	41,735,041.67	21,510,617.74	0.00	51.5	0.0
October 29, 2020	40,942,604.17	18,637,234.16	0.00	45.5	0.0
April 29, 2021	40,150,166.67	17,926,298.05	0.00	44.6	0.0
October 29, 2021	39,357,729.17	17,234,991.39	0.00	43.8	0.0
April 29, 2022	38,565,291.67	16,523,556.72	0.00	42.8	0.0
October 29, 2022	37,772,854.17	15,830,952.82	0.00	41.9	0.0
April 29, 2023	36,980,416.67	15,119,006.60	0.00	40.9	0.0
October 29, 2023	36,187,979.17	14,425,090.90	0.00	39.9	0.0
April 29, 2024	35,395,541.67	13,712,617.15	0.00	38.7	0.0
October 29, 2024	34,603,104.17	0.00	0.00	0.0	0.0

III-19

		N27477
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,971,666.67	$33,796,000.00	$9,028,000.00	63.8%	80.8%
April 29, 2013	52,971,666.67	33,796,000.00	9,028,000.00	63.8	80.8
October 29, 2013	52,177,091.67	33,796,000.00	9,028,000.00	64.8	82.1
April 29, 2014	51,382,516.67	32,945,383.41	9,028,000.00	64.1	81.7
October 29, 2014	50,587,941.67	31,994,092.15	9,028,000.00	63.2	81.1
April 29, 2015	49,793,366.67	31,042,761.45	9,028,000.00	62.3	80.5
October 29, 2015	48,998,791.67	30,091,389.47	9,028,000.00	61.4	79.8
April 29, 2016	48,204,216.67	29,139,974.03	9,028,000.00	60.5	79.2
October 29, 2016	47,409,641.67	28,188,513.28	9,028,000.00	59.5	78.5
April 29, 2017	46,615,066.67	27,237,004.32	9,028,000.00	58.4	77.8
October 29, 2017	45,820,491.67	26,285,445.25	9,028,000.00	57.4	77.1
April 29, 2018	45,025,916.67	25,333,832.86	0.00	56.3	0.0
October 29, 2018	44,231,341.67	24,404,280.40	0.00	55.2	0.0
April 29, 2019	43,436,766.67	23,452,155.94	0.00	54.0	0.0
October 29, 2019	42,642,191.67	22,521,290.11	0.00	52.8	0.0
April 29, 2020	41,847,616.67	21,568,639.92	0.00	51.5	0.0
October 29, 2020	41,053,041.67	18,687,505.74	0.00	45.5	0.0
April 29, 2021	40,258,466.67	17,974,651.97	0.00	44.6	0.0
October 29, 2021	39,463,891.67	17,281,480.60	0.00	43.8	0.0
April 29, 2022	38,669,316.67	16,568,126.92	0.00	42.8	0.0
October 29, 2022	37,874,741.67	15,873,654.81	0.00	41.9	0.0
April 29, 2023	37,080,166.67	15,159,788.21	0.00	40.9	0.0
October 29, 2023	36,285,591.67	14,464,000.75	0.00	39.9	0.0
April 29, 2024	35,491,016.67	13,749,605.20	0.00	38.7	0.0
October 29, 2024	34,696,441.67	0.00	0.00	0.0	0.0

		N38479
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$52,971,666.67	$33,796,000.00	$9,028,000.00	63.8%	80.8%
April 29, 2013	52,971,666.67	33,796,000.00	9,028,000.00	63.8	80.8
October 29, 2013	52,177,091.67	33,796,000.00	9,028,000.00	64.8	82.1
April 29, 2014	51,382,516.67	32,945,383.41	9,028,000.00	64.1	81.7
October 29, 2014	50,587,941.67	31,994,092.15	9,028,000.00	63.2	81.1
April 29, 2015	49,793,366.67	31,042,761.45	9,028,000.00	62.3	80.5
October 29, 2015	48,998,791.67	30,091,389.47	9,028,000.00	61.4	79.8
April 29, 2016	48,204,216.67	29,139,974.03	9,028,000.00	60.5	79.2
October 29, 2016	47,409,641.67	28,188,513.28	9,028,000.00	59.5	78.5
April 29, 2017	46,615,066.67	27,237,004.32	9,028,000.00	58.4	77.8
October 29, 2017	45,820,491.67	26,285,445.25	9,028,000.00	57.4	77.1
April 29, 2018	45,025,916.67	25,333,832.86	0.00	56.3	0.0
October 29, 2018	44,231,341.67	24,404,280.40	0.00	55.2	0.0
April 29, 2019	43,436,766.67	23,452,155.94	0.00	54.0	0.0
October 29, 2019	42,642,191.67	22,521,290.11	0.00	52.8	0.0
April 29, 2020	41,847,616.67	21,568,639.92	0.00	51.5	0.0
October 29, 2020	41,053,041.67	18,687,505.74	0.00	45.5	0.0
April 29, 2021	40,258,466.67	17,974,651.97	0.00	44.6	0.0
October 29, 2021	39,463,891.67	17,281,480.60	0.00	43.8	0.0
April 29, 2022	38,669,316.67	16,568,126.92	0.00	42.8	0.0
October 29, 2022	37,874,741.67	15,873,654.81	0.00	41.9	0.0
April 29, 2023	37,080,166.67	15,159,788.21	0.00	40.9	0.0
October 29, 2023	36,285,591.67	14,464,000.75	0.00	39.9	0.0
April 29, 2024	35,491,016.67	13,749,605.20	0.00	38.7	0.0
October 29, 2024	34,696,441.67	0.00	0.00	0.0	0.0

III-20

B. Boeing 787-8

		N27901
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$124,840,000.00	$79,646,000.00	$21,279,000.00	63.8%	80.8%
April 29, 2013	122,967,400.00	79,646,000.00	21,279,000.00	64.8	82.1
October 29, 2013	121,094,800.00	79,646,000.00	21,279,000.00	65.8	83.3
April 29, 2014	119,222,200.00	76,442,754.18	21,279,000.00	64.1	82.0
October 29, 2014	117,349,600.00	74,217,170.99	21,279,000.00	63.2	81.4
April 29, 2015	115,477,000.00	71,992,018.30	21,279,000.00	62.3	80.8
October 29, 2015	113,604,400.00	69,767,317.32	21,279,000.00	61.4	80.1
April 29, 2016	111,731,800.00	67,543,090.11	21,279,000.00	60.5	79.5
October 29, 2016	109,859,200.00	65,319,361.40	21,279,000.00	59.5	78.8
April 29, 2017	107,986,600.00	63,096,155.41	21,279,000.00	58.4	78.1
October 29, 2017	106,114,000.00	60,873,500.82	21,279,000.00	57.4	77.4
April 29, 2018	104,241,400.00	58,651,425.68	0.00	56.3	0.0
October 29, 2018	102,368,800.00	56,481,146.72	0.00	55.2	0.0
April 29, 2019	100,496,200.00	54,259,392.09	0.00	54.0	0.0
October 29, 2019	98,623,600.00	52,087,630.13	0.00	52.8	0.0
April 29, 2020	96,751,000.00	49,866,339.98	0.00	51.5	0.0
October 29, 2020	94,878,400.00	43,189,020.17	0.00	45.5	0.0
April 29, 2021	93,005,800.00	41,525,349.19	0.00	44.6	0.0
October 29, 2021	91,133,200.00	39,907,788.15	0.00	43.8	0.0
April 29, 2022	89,260,600.00	38,244,300.07	0.00	42.8	0.0
October 29, 2022	87,388,000.00	36,625,119.69	0.00	41.9	0.0
April 29, 2023	85,515,400.00	34,961,961.31	0.00	40.9	0.0
October 29, 2023	83,642,800.00	33,341,319.98	0.00	39.9	0.0
April 29, 2024	81,770,200.00	31,678,663.30	0.00	38.7	0.0
October 29, 2024	79,897,600.00	0.00	0.00	0.0	0.0

		N27903
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$124,840,000.00	$79,646,000.00	$21,279,000.00	63.8%	80.8%
April 29, 2013	122,967,400.00	79,646,000.00	21,279,000.00	64.8	82.1
October 29, 2013	121,094,800.00	79,646,000.00	21,279,000.00	65.8	83.3
April 29, 2014	119,222,200.00	76,442,754.18	21,279,000.00	64.1	82.0
October 29, 2014	117,349,600.00	74,217,170.99	21,279,000.00	63.2	81.4
April 29, 2015	115,477,000.00	71,992,018.30	21,279,000.00	62.3	80.8
October 29, 2015	113,604,400.00	69,767,317.32	21,279,000.00	61.4	80.1
April 29, 2016	111,731,800.00	67,543,090.11	21,279,000.00	60.5	79.5
October 29, 2016	109,859,200.00	65,319,361.40	21,279,000.00	59.5	78.8
April 29, 2017	107,986,600.00	63,096,155.41	21,279,000.00	58.4	78.1
October 29, 2017	106,114,000.00	60,873,500.82	21,279,000.00	57.4	77.4
April 29, 2018	104,241,400.00	58,651,425.68	0.00	56.3	0.0
October 29, 2018	102,368,800.00	56,481,146.72	0.00	55.2	0.0
April 29, 2019	100,496,200.00	54,259,392.09	0.00	54.0	0.0
October 29, 2019	98,623,600.00	52,087,630.13	0.00	52.8	0.0
April 29, 2020	96,751,000.00	49,866,339.98	0.00	51.5	0.0
October 29, 2020	94,878,400.00	43,189,020.17	0.00	45.5	0.0
April 29, 2021	93,005,800.00	41,525,349.19	0.00	44.6	0.0
October 29, 2021	91,133,200.00	39,907,788.15	0.00	43.8	0.0
April 29, 2022	89,260,600.00	38,244,300.07	0.00	42.8	0.0
October 29, 2022	87,388,000.00	36,625,119.69	0.00	41.9	0.0
April 29, 2023	85,515,400.00	34,961,961.31	0.00	40.9	0.0
October 29, 2023	83,642,800.00	33,341,319.98	0.00	39.9	0.0
April 29, 2024	81,770,200.00	31,678,663.30	0.00	38.7	0.0
October 29, 2024	79,897,600.00	0.00	0.00	0.0	0.0

III-21

		N29907
		Outstanding Balance		Loan to Value Ratio
Date	Assumed Aircraft Value	Senior Equipment Notes	Series C Equipment Notes	Senior Equipment Notes	Series C Equipment Notes
At Issuance	$126,290,000.00	$80,572,000.00	$21,525,000.00	63.8%	80.8%
April 29, 2013	126,290,000.00	80,572,000.00	21,525,000.00	63.8	80.8
October 29, 2013	124,395,650.00	80,572,000.00	21,525,000.00	64.8	82.1
April 29, 2014	122,501,300.00	78,545,243.77	21,525,000.00	64.1	81.7
October 29, 2014	120,606,950.00	76,277,265.81	21,525,000.00	63.2	81.1
April 29, 2015	118,712,600.00	74,009,193.80	21,525,000.00	62.3	80.5
October 29, 2015	116,818,250.00	71,741,023.37	21,525,000.00	61.4	79.8
April 29, 2016	114,923,900.00	69,472,749.33	21,525,000.00	60.5	79.2
October 29, 2016	113,029,550.00	67,204,367.27	21,525,000.00	59.5	78.5
April 29, 2017	111,135,200.00	64,935,870.30	21,525,000.00	58.4	77.8
October 29, 2017	109,240,850.00	62,667,253.82	21,525,000.00	57.4	77.1
April 29, 2018	107,346,500.00	60,398,510.25	0.00	56.3	0.0
October 29, 2018	105,452,150.00	58,182,359.83	0.00	55.2	0.0
April 29, 2019	103,557,800.00	55,912,395.44	0.00	54.0	0.0
October 29, 2019	101,663,450.00	53,693,113.83	0.00	52.8	0.0
April 29, 2020	99,769,100.00	51,421,896.00	0.00	51.5	0.0
October 29, 2020	97,874,750.00	44,552,970.45	0.00	45.5	0.0
April 29, 2021	95,980,400.00	42,853,452.43	0.00	44.6	0.0
October 29, 2021	94,086,050.00	41,200,859.30	0.00	43.8	0.0
April 29, 2022	92,191,700.00	39,500,149.43	0.00	42.8	0.0
October 29, 2022	90,297,350.00	37,844,455.21	0.00	41.9	0.0
April 29, 2023	88,403,000.00	36,142,522.47	0.00	40.9	0.0
October 29, 2023	86,508,650.00	34,483,692.33	0.00	39.9	0.0
April 29, 2024	84,614,300.00	32,780,498.52	0.00	38.7	0.0
October 29, 2024	82,719,950.00	0.00	0.00	0.0	0.0

III-22

PROSPECTUS

United Air Lines, Inc.

Pass Through Certificates

Continental Airlines, Inc.

Pass Through Certificates

This prospectus relates to pass through certificates to be issued by one or more trusts that United Air Lines, Inc. or Continental Airlines, Inc. will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. United Continental Holdings, Inc., the holding company of United and Continental, may provide a guarantee of certain obligations of United or Continental relating to property owned by such a trust, and United or Continental may provide a guarantee of certain obligations of the other relating to property owned by such a trust.

We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any pass through certificates.

This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.

Investing in our pass through certificates involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the pass through certificates described in this prospectus in one or more offerings from time to time. Each time we sell pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to United Continental Holdings, Inc. and its subsidiaries, including United Air Lines, Inc. and Continental Airlines, Inc.

You should rely only on the information contained in this prospectus or in a prospectus supplement accompanying this prospectus or information incorporated by reference therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these pass through certificates in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these pass through certificates in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS

An investment in our pass through certificates involves risk. Before you invest in our pass through certificates, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•

the risks described in the Annual Report on Form 10-K of United Continental Holdings, Inc., United Air Lines, Inc. and Continental Airlines, Inc. for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•

other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of pass through certificates.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus or any prospectus supplement delivered with this prospectus are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations, financial condition and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements.

Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements contained in or incorporated by reference in this prospectus or any prospectus supplement delivered with this prospectus are based upon information available to us on the date such statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.

Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected synergies relating to the Merger described under “The Company” in this prospectus will not be realized or will not be realized within the expected time period; and other risks and uncertainties, including those stated in the SEC reports incorporated by reference in this prospectus or any prospectus supplement delivered with this prospectus or as stated in any such prospectus supplement under “Risk Factors”. Consequently, the forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

THE COMPANY

United Continental Holdings, Inc. (“UAL”) is a holding company, and its principal subsidiaries are United Air Lines, Inc. (“United”) and Continental Airlines, Inc. (“Continental”). United and Continental are commercial airlines operating a single passenger service system under the “United” name. We expect that United and Continental will be combined as a single legal entity subsequent to the date of this prospectus.

On May 2, 2010, UAL Corporation, Continental, and JT Merger Sub Inc., a wholly-owned subsidiary of UAL Corporation, entered into an Agreement and Plan of Merger providing for a “merger of equals” business combination. On October 1, 2010, JT Merger Sub Inc. merged with and into Continental, with Continental surviving as a wholly-owned subsidiary of UAL Corporation (the “Merger”). Upon closing of the Merger, UAL Corporation became the parent company of both Continental and United and UAL Corporation’s name was changed to United Continental Holdings, Inc.

Each of UAL, United and Continental is a Delaware corporation. The principal executive offices of UAL and United are located at 77 W. Wacker Drive, Chicago, Illinois 60601, telephone (312) 997-8000. The principal executive offices of Continental are located at 1600 Smith Street, Houston, Texas 77002, telephone (713) 324-2950.

UAL’s website is www.unitedcontinentalholdings.com, and United’s and Continental’s website is www.united.com. The information contained on or connected to these websites is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the proceeds from the sale of the securities to finance or refinance aircraft or for general corporate purposes, which may include repayment of indebtedness, the funding of a portion of our pension liabilities, and our working capital requirements.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth UAL’s consolidated ratio of earnings to fixed charges for the periods indicated (1):

	Three Months Ended March 31, 2012		Year Ended December 31,
			2011	2010	2009		2008		2007
Ratio of earnings to fixed charges	(a	)	1.40	1.19	(b	)	(c	)	1.67

(a)	Earnings were inadequate to cover fixed charge requirements by $454 million for the three months ended March 31, 2012.
(b)	Earnings were inadequate to cover fixed charge requirements by $677 million for the year ended December 31, 2009.
(c)	Earnings were inadequate to cover fixed charges by $5.4 billion for the year ended December 31, 2008.

The following table sets forth United’s consolidated ratio of earnings to fixed charges for the periods indicated (1):

	Three Months Ended March 31, 2012		Year Ended December 31,
			2011	2010	2009		2008		2007
Ratio of earnings to fixed charges	(d	)	1.31	1.38	(e	)	(f	)	1.67

(d)	Earnings were inadequate to cover fixed charges requirements by $423 million for the three months ended March 31, 2012.
(e)	Earnings were inadequate to cover fixed charges requirements by $653 million for the year ended December 31, 2009.
(f)	Earnings were inadequate to cover fixed charges requirements by $5.4 billion for the year ended December 31, 2008.

The following table contains Continental’s consolidated ratio of earnings to fixed charges for the periods indicated (2):

	Continental Successor					Continental Predecessor
	Three Months Ended March 31, 2012		Year Ended December 31, 2011	Three Months Ended December 31, 2010		Nine Months Ended September 30, 2010	Year Ended December 31,
							2009		2008		2007
Ratio of earnings to fixed charges	(g	)	1.49	(g	)	1.47	(g	)	(g	)	1.42

(g)	Earnings were inadequate to cover fixed charges requirements by $14 million and $103 million for the three months ended March 31, 2012 and December 31, 2010, respectively, and by $436 million and $702 million for the years ended December 31, 2009 and 2008, respectively.

(1)	For purposes of calculating this ratio, earnings consist of income before income taxes and cumulative effect of changes in accounting principles adjusted for distributed earnings of affiliates in which UAL/United has a minority equity interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense, the portion of rental expense representative of interest expense, the amount amortized for debt discount, premium and issuance expense and interest previously capitalized.

(2)	For purposes of calculating this ratio, earnings consist of income before income taxes and cumulative effect of changes in accounting principles adjusted for undistributed income of companies in which Continental has a minority equity interest plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization of previously capitalized interest. Fixed charges consist of interest expense, the portion of rental expense representative of interest expense, the amount amortized for debt discount, premium and issuance expense and interest previously capitalized.

As a result of the application of the acquisition method of accounting, Continental’s financial statements prior to October 1, 2010 are not comparable with the financial statements for periods on or after October 1, 2010. References to “Continental Successor” refer to Continental on or after October 1, 2010, after giving effect to the application of acquisition accounting. References to “Continental Predecessor” refer to Continental prior to October 1, 2010. Amounts for 2008 were adjusted to reflect the change in classification of certain revenues and expenses in Continental’s statements of consolidated operations.

WHERE YOU CAN FIND MORE INFORMATION

UAL, United and Continental file annual, quarterly and current reports and other information, and UAL files proxy statements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330.

The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) and that are not delivered with this prospectus. They contain important information about us and our financial condition.

Combined Filings by UAL, United and Continental	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2011	February 22, 2012
Quarterly Report on Form 10-Q for the quarter ended March 31, 2012	April 26, 2012
Current Report on Form 8-K	January 10, 2012
Current Report on Form 8-K	February 8, 2012
Current Report on Form 8-K	March 8, 2012
Current Report on Form 8-K	April 10, 2012

Filings by UAL	Date Filed
Registration Statement on Form 8-A, description of UAL’s Common Stock, par value $0.01 per share	September 30, 2010, including any amendments or reports filed to update such description
Current Report on Form 8-K	January 27, 2012
Amendment to Current Report on Form 8-K/A	February 3, 2012
Current Report on Form 8-K	April 17, 2012

Filings by Continental	Date Filed
Current Report on Form 8-K	March 8, 2012
Current Report on Form 8-K	March 22, 2012
Current Report on Form 8-K	March 28, 2012

The SEC file number is 1-6033 for UAL, 1-11355 for United and 1-10323 for Continental.

We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:

United Continental Holdings, Inc

United Air Lines, Inc.

Continental Airlines, Inc.

77 W. Wacker Drive

Chicago, Illinois 60601

(312) 997-8000

Attention: Secretary

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, our counsel Hughes Hubbard & Reed LLP, New York, New York, will pass upon the validity of the certificates being offered by such prospectus supplement.

EXPERTS

The consolidated financial statements of UAL at December 31, 2011 and December 31, 2010, and for each of the two years in the period ended December 31, 2011, and the related financial statement schedule appearing in UAL’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein. UAL’s financial statements are incorporated by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of UAL for the year ended December 31, 2009, and the related financial statement schedule, incorporated by reference in this prospectus from UAL’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to retrospective reclassifications of revenue and expenses in UAL’s statements of consolidated operations and an explanatory paragraph relating to a change in reportable segments), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of United at December 31, 2011 and December 31, 2010, and for each of the two years in the period ended December 31, 2011, and the related financial statement schedule appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein. United’s financial statements are incorporated by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of United for the year ended December 31, 2009, and the related financial statement schedule, incorporated by reference in this prospectus from United’s Annual Report on Form 10-K for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to retrospective reclassifications of revenue and expenses in United’s statements of consolidated operations and an explanatory paragraph relating to a change in reportable segments), which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Continental appearing in Continental’s Annual Report on Form 10-K for the year ended December 31, 2011 and the related financial statement schedule have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, which is incorporated by reference herein. Continental’s financial statements are incorporated by reference in this prospectus in reliance upon such reports given on the authority of Ernst & Young LLP as experts in accounting and auditing.